As filed with the Securities and Exchange Commission on January 19, 2023

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MassMutual Ascend Life Insurance Company

(Exact name of registrant as specified in its charter)

Ohio	6311	13-1935920
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

191 Rosa Parks Street, Cincinnati, Ohio 45202

(513) 361-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Gruber

MassMutual Ascend Life Insurance Company

191 Rosa Parks Street, Cincinnati, Ohio 45202

(513) 361-9000

(Name and Address of Agent of Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectuses contained herein also relate to Registration Statement No.: 333-269812. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY

Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423

Street Address: 191 Rosa Parks Street, Cincinnati OH 45202

Policy Administration: 1-800-789-6771

INDEX SUMMIT 6 ANNUITY

With Return of Premium Guarantee

PROSPECTUS DATED [            , 2024]

The Index Summit 6 ® annuity is an Individual Index-linked Modified Single Premium Deferred Annuity contract issued by MassMutual Ascend Life Insurance Company. It provides that we will pay the Annuity Payout Benefit to you in exchange for your Purchase Payments. It also provides a Death Benefit that will never be less than the Return of Premium Guarantee.

The Contract is a modified single premium deferred annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.

A glossary of defined terms used herein can be found in the Special Terms section starting on page [4] of this prospectus.

The Contract offers you the opportunity to allocate funds to Crediting Strategies for one-year, two-year, three-year, or six-year Terms. The Crediting Strategies include Indexed Strategies and a Declared Rate Strategy.

Indexed Strategies. Indexed Strategies provide returns based, in part, on the rise or fall of an Index, which may be a market index, such as the S&P 500 Index, or the share price of an exchange-traded fund, such as an iShares ETF, for a defined time period (Term).

For this Contract, we currently offer twenty-four Indexed Strategies, which are detailed in the table on page [8]. Each of these Indexed Strategies uses one of six Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, iShares® U.S. Real Estate ETF, SPDR Gold Share ETF, First Trust Barclays Edge Index, and Russell 2000® Index. The returns of each Index, except the First Trust Barclays Edge Index, do not reflect the reinvestment of dividends. One of three positive return factors is used when increasing the value of an Indexed Strategy based on the performance of an Index: a Cap, an Upside Participation Rate, or a Trigger Rate. A Cap is the maximum positive net Index change for the Term that is taken into account to determine the Strategy value at the end of the Term. An Upside Participation Rate is your share of any positive net Index change for a Term taken into account to determine the Strategy value at the end of the Term. A Trigger Rate is a specified rate credited to the Strategy value when the net Index change for the Term is equal to or greater than the trigger. One of three negative return factors is used when decreasing the value of an Indexed Strategy based on the performance of an Index: a Downside Participation Rate, a Buffer, or a Floor. The Downside Participation Rate is the portion of any net negative Index change for the Term taken into account to determine the Strategy value at the end of the Term. The 50% Downside Participation Rate causes a decrease in Strategy value at the end of the Term equal to 50% of the net negative Index change. The Buffer is the net negative Index change to be disregarded when determining Strategy value at the end of the Term. A 10% Buffer causes the first 10% of any net negative Index Change to be disregarded when determining the Strategy value at the end of the Term. A 20% Buffer causes the first 20% of any net negative Index change to be disregarded when determining Strategy value at the end of the Term. The Floor limits the net negative Index Change when determining Strategy value at the end of the Term. A -10% Floor limits the loss from any net negative Index change to 10% when determining the Strategy value at the end of the Term. A 0% Floor eliminates all loss from any net negative Index change when determining the Strategy value at the end of the Term. Note: Not all Indexed Strategies are available for Contracts issued in Missouri or Nebraska.

Every Indexed Strategy includes a risk of potential loss, which may include both your original principal and prior earnings. At the end of a Term for a 10% Buffer Strategy, you could lose up to 90% of your original principal and prior earnings. At the end of a Term for a 20% Buffer Strategy, you could lose up to 80% of your original principal and prior earnings. At the end of a Term for a -10% Floor Strategy you could lose up to 10% of your original principal and prior earnings. At the end of a Term for a Downside Participation Rate Strategy, you could lose up to 50% of your original principal and prior earnings. If you take a withdrawal or Surrender the Contract before the end of the Term, your losses for a -10% Floor Strategy may exceed the -10% Floor, your losses for a 0% Floor Strategy may exceed the 0% Floor, your losses for a 10% Buffer Strategy may not receive the benefit of the 10% Buffer, your losses for a 20% Buffer Strategy may not receive the benefit of the 20% Buffer, and your losses for a Downside Participation Rate Strategy may exceed the 50% Downside Participation Rate. In extreme circumstances, an Indexed Strategy could have no value before the end of a Term, meaning that you would suffer a complete loss of your principal and prior earnings in that Strategy if you were to take a withdrawal or Surrender your Contract.

At the end of a Term, we may stop offering any particular Indexed Strategy, other than the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy. Consequently, any other Indexed Strategy listed in this prospectus may not be available after the end of the initial Term. The S&P 500 6-year 10% Buffer with Upside Participation Rate Indexed Strategy, the S&P 500 6-year 20% Buffer with Upside Participation Rate Strategy, the Russell 2000 6-year 10% Buffer with Upside Participation Rate Indexed Strategy, and the Russell 2000 6-year 20% Buffer with Upside Participation Rate Indexed Strategy will only be available for Terms beginning in the first Contract Year. The S&P 500 3-year 10% Buffer with Upside Participation Rate Indexed Strategy and the S&P 500 3-year 20% Buffer with Upside Participation Rate Indexed Strategy will only be available for Terms beginning in the first four Contract Years. We have the right to replace the Index associated with an Indexed Strategy under certain circumstances. The S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy or any other Indexed Strategy that may be available in the future may earn a return that is lower than the return your investments would have earned if they had been invested in the other currently available Indexed Strategies. Any reduction in the available number of Indexed Strategies may reduce your opportunity to increase your Contract Value. If you choose to Surrender the Contract because of changes in the number and/or type of available Indexed Strategies, your Surrender may be subject to withdrawal charges, Daily Value Percentage adjustments, taxes, and tax penalties. If you purchase another retirement contract, it may have different features, fees, and risks than this Contract.

The value of an Indexed Strategy is calculated using the Investment Base. The Investment Base is the amount applied to an Indexed Strategy at the beginning of a Term, adjusted proportionally for any withdrawals taken during the Term and any related Early Withdrawal Charge. During the Term, the Investment Base remains unchanged except for any proportional adjustments for withdrawals. A withdrawal reduces the Investment Base by the amount that is proportional to the reduction in the Strategy value on account of the withdrawal and any related Early Withdrawal Charge. This means the dollar amount of the proportional reduction in the Investment Base will be more than the dollar amount of the withdrawal and the Early Withdrawal Charge if the Strategy value immediately before the withdrawal is less than the Investment Base. At the end of the Term, the Cap, Upside Participation Rate, Trigger Rate, Floor, Buffer or Downside Participation Rate, as applicable, are applied to the remaining Investment Base to determine the Strategy value for the Term.

Before the end of a Term, unless you have made a Performance Lock election, the value of an Indexed Strategy is the Investment Base increased or decreased by the Daily Value Percentage. The Daily Value Percentage is based on hypothetical options that represent the projected change in the Index over the full Term, and is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost. The Daily Value Percentage is applied to determine Strategy values when you withdraw funds allocated to an Indexed Strategy or Surrender your Contract before the end of a Term. The Daily Value Percentage is also applied if the Death Benefit or Annuity Payout value are determined before the end of a Term.

Declared Rate Strategy. The Declared Rate Strategy earns interest during a Term at a fixed rate we set before that Term begins. The fixed interest rate varies from Term to Term but will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. The guaranteed minimum interest set out in the endorsement will be at least equal to the minimum interest rate required for fixed annuity contracts by state Standard Nonforfeiture Law that is in effect on the date that the Contract is issued. For Contracts issued before May 1, 2024, the guaranteed minimum interest set out in the endorsement will never be less than 1%. Each Term of the Declared Rate Strategy is one-year long. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Availability of Crediting Strategies. The S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, the S&P 500 6-year 20% Buffer with Upside Participation Rate Strategy, the Russell 2000 6-year 10% Buffer with Upside Participation Rate Indexed Strategy, and the Russell 2000 6-year 20% Buffer with Upside Participation Rate Indexed Strategy are only available for Terms that begin in the first Contract Year and cannot be renewed at the end of the 6-year Term. The S&P 500 3-year 10% Buffer with Upside Participation Rate Indexed Strategy and the S&P 500 3-year 20% Buffer with Upside Participation Rate Indexed Strategy will only be available for Terms beginning in the first four Contract Years and cannot be renewed after the fourth Contract Year. The S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy and a Declared Rate Strategy will always be available. At the end of a Term, we may eliminate any other Crediting Strategy other than the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy in our discretion. We have the right to replace the Index associated with a Crediting Strategy under certain circumstances. A reduction in the number of available Indexed Strategies or a replacement of an underlying Index could materially limit the growth potential of your investment in this Contract. In the future, we may offer new Indexed Strategies with Downside Participation Rates that are greater than 50%, Buffers that are lower than 10% or Floors that are more negative. An allocation of funds to an Indexed Strategy with a higher Downside Participation Rate, a lower Buffer, or a more negative Floor could materially increase the loss potential related to this Contract. We will not offer a new Buffer Strategy that offers less protection against loss than a 5% Buffer, a Floor strategy that offers less protection against loss than a -20% Floor, or a Downside Participation Rate Strategy that offers less protection against loss than a 75% Downside Participation Rate.

Early Withdrawal Charge. During the first six Contract Years, an Early Withdrawal Charge applies if you Surrender your Contract. It also applies to any withdrawal in excess of the Free Withdrawal Allowance, including automatic withdrawals and withdrawals taken to satisfy a required distribution. The early withdrawal charge is 8% for withdrawals and Surrenders of the Contract in the first Contract Year, and falls each Contract Year during the six-year period. Withdrawals and Surrenders may also be subject to income tax, and withdrawals and Surrenders before age 59 1/2 may also be subject to an additional 10% penalty tax.

The Contract is intended for long-term investment purposes and the Contract and its Indexed Strategies may not be appropriate for investors who plan to take withdrawals (including automated withdrawals and required minimum distributions) during the first six Contract Years or who plan to take withdrawals during Indexed Strategy Terms.

Risk Factors for this Contract appear on pages [15-24] and [A6-A10]. Indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Summit 6 annuity and its features, benefits, risks, and charges, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Please read this prospectus before investing and keep it for future reference. It contains important information about your Contract and MassMutual Ascend Life that you ought to know before investing. It describes all material rights and obligations under the Contract. The provisions of the Contract may vary from state to state. All material state variations are identified in the State Variations section of this prospectus.

All guarantees under the Contract are the obligations of MassMutual Ascend Life and are subject to the credit worthiness and claims-paying ability of MassMutual Ascend Life.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The principal underwriter of the Contract is MM Ascend Life Investor Services, LLC. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.

This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In most states, you will bear the risk of any decreases in Indexed Strategy values before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.

SECTION I

INDEX SUMMIT 6 ANNUITY INFORMATION

SPECIAL TERMS

In this prospectus, the following capitalized terms have the meanings set out below.

ACCOUNT VALUE. For each day, the Account Value is the sum of the current values of each Crediting Strategy, plus the current value of the Purchase Payment Account, if any.

ANNUITANT. The natural person or persons on whose life the Annuity Payout Benefit is based.

ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.

ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made. This is the date we apply your Account Value to the Annuity Payout Benefit and calculate the payment amount.

BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.

BUFFER. For an Indexed Strategy with a Buffer (a “Buffer Strategy”), the Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the loss for the Term. The Buffer is also used to determine the strike price of the out-of-the-money put option that is part of the Daily Value Percentage calculation before the end of the Term. For each Term of the Buffer Strategy that we currently offer with this Contract, the Buffer is either 10% or 20%. In the future, we may offer a new Buffer Strategy with more or less protection against loss than a 10% or 20% Buffer, but we will not offer a new Buffer Strategy with less protection against loss than a 5% Buffer.

CAP. For an Indexed Strategy with a Cap (a “Cap Strategy”), the Cap is the maximum positive net Index change for the Term (measured at the start and end of the Term) that is taken into account to determine the Strategy value at the end of the Term. The Cap is also used to determine the strike price of the out-of-the-money call option that is part of the Daily Value Percentage calculation for that Strategy before the end of the Term. We post on our website (www.massmutualascend.com/RILArates) the Cap for each Term of a Cap Strategy at least 10 days before the next Term starts. The Cap for a Term will never be less than 1%.

CONTRACT. The annuity contract (including applicable endorsements and riders) that is a legally binding agreement between you and MassMutual Ascend Life. In this prospectus, “Contracts” refers to all Index Summit 6 Annuity contracts.

CONTRACT ANNIVERSARY. The date in each year that is the anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.

CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.

CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.

CONTRACT YEAR. A 12-month period that starts on the Contract Effective Date or on a Contract Anniversary.

CREDITING STRATEGY (STRATEGY). A specified method by which declared interest is set or values are calculated. The Crediting Strategies that are currently available are set out on page [8] of this prospectus.

DAILY VALUE PERCENTAGE. The Daily Value Percentage is used to determine the value of an Indexed Strategy before the end of a Term. For each day of a Term of an Indexed Strategy before the final Market Day of the Term, the Daily Value Percentage is equal to: (1) the Net Option Price for that day; minus (2) the Amortized Option Cost for that day; and minus (3) the Trading Cost for that day.

See the next section (Special Terms Related to Daily Value Percentage) for the definitions of Amortized Option Cost, Net Option Price, and Trading Cost.

DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.

DECLARED RATE. A fixed interest rate set by us for a Term of the Declared Rate Strategy.

DECLARED RATE STRATEGY. A Crediting Strategy that credits interest at a Declared Rate. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

DOWNSIDE PARTICIPATION RATE. For an Indexed Strategy with a Downside Participation Rate (a “Downside Participation Rate Strategy”), the Downside Participation Rate is your share of any fall in the Index for a Term taken into account to determine the Strategy value at the end of the Term. The Downside Participation Rate is also used to determine the Net Option Price that is part of the Daily Value Percentage calculation before the end of the Term. For every Term of each Downside Participation Rate Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. In the future, we may offer a new Downside Participation Rate Strategy with more or less protection against loss than a 50% Downside Participation Rate, but we will not offer a new Downside Participation Rate Strategy with less protection against loss than a 75% Downside Participation Rate.

EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first six Contract Years, you Surrender your Contract or you take a withdrawal (including systematic withdrawals and required minimum distributions) in excess of the Free Withdrawal Allowance. The Early Withdrawal Charge does not apply to a withdrawal that qualifies for the Free Withdrawal Allowance or the amount, if any, that qualifies for another waiver. The Early Withdrawal Charge does not apply to an Annuity Payout Benefit or Death Benefit.

FLOOR. For an Indexed Strategy with a Floor (a “Floor Strategy”), the Floor is the decrease in the value of an Index for a Term that is taken into account when determining the loss for the Term. The Floor is also used to determine the strike price of the out-of-the-money put option that is part of the Daily Value Percentage calculation before the end of the Term. For each Term of a Floor Strategy that we currently offer with this Contract, the Floor is -10% or 0%. In the future, we may offer a new Floor Strategy that offers more or less protection against loss than a -10% Floor but we will not offer a new Floor Strategy that offers less protection against loss than a -20% Floor.

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that might otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus.

INDEX. A stock market index or an exchange-traded fund (ETF) used to calculate the value of an Indexed Strategy. The Index at the start of a Term is its level or price at the Market Close on the first day of that Term. If the first day of that Term is not a Market Day, then the Index at the start of a Term is its level or price at the last Market Close before the first day of the Term. The Index at the end of a Term is its level or price at the final Market Close of that Term.

INDEXED STRATEGY. A Crediting Strategy that provides a return based, in part, on the net change in the level or price of an Index for a Term.

INVESTMENT BASE. The base amount used to calculate the value of an Indexed Strategy. The Investment Base is the amount applied to an Indexed Strategy at the start of a current Term, adjusted proportionally for any withdrawal during the Term and any related Early Withdrawal Charge. An Investment Base is not used to calculate the value of a Declared Rate Strategy.

MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Index.

MARKET DAY. Each day that all markets that are used to measure the available Indexes are open for regular trading.

MASSMUTUAL ASCEND LIFE (“WE,” “US,” “OUR,” “MMALIC”). MassMutual Ascend Life Insurance Company.

OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.

PAYOUT OPTION. The form in which an Annuity Payout Benefit or a Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.

PERFORMANCE LOCK. An election to lock in the Daily Value Percentage for the remainder of a Term of an Indexed Strategy. A Performance Lock election for a Term is effective on the second Market Close following our receipt of your Request in Good Order. After the second Market Close, the Indexed Strategy value before the end of the Term and the Indexed Strategy value at the end of the Term is equal to the remaining Investment Base increased or decreased by the locked Daily Value Percentage. The locked Daily Value Percentage is the Daily Value Percentage as determined for that second Market Close. The Indexed Strategy value will still change if there is a change in the Investment Base. You can make a Performance Lock election once per Term and only for specific Indexed Strategies. Note: A Performance Lock election is not available for Contracts issued in Missouri or Nebraska.

PURCHASE PAYMENT. An amount received by us for the Contract. This amount is determined after deducting any taxes withheld from the payment and after deducting any fee charged by the person remitting payment.

PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held until it is applied to a Crediting Strategy on a Strategy Application Date.

REQUEST IN GOOD ORDER. An election or a request that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.

An election or a request is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the election or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the election or the request. If you have any questions, you should contact us or your registered representative before submitting your election or your request.

STRATEGY APPLICATION DATE. The 6th and 20th days of each month.

SURRENDER. The termination of your Contract in exchange for its Surrender Value.

SURRENDER VALUE. For each day, the Surrender Value is the Account Value on that day minus the Early Withdrawal Charge and rider charges not previously deducted that would apply on a Surrender of the Contract. The Account Value will reflect the applicable Strategy values as calculated on that day, which will reflect the Daily Value Percentage whenever Surrender Value is measured before the end of a Term.

TAX-QUALIFIED CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a Tax-Qualified Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a Tax-Qualified Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”

TERM. The period for which Contract values are allocated to a given Crediting Strategy, and over which interest or values are calculated. Terms are one year long, two years long, three years long, or six years long. Each Term will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.

TRIGGER RATE. For an Indexed Strategy with a Trigger Rate (a “Trigger Strategy”), the Trigger Rate is the specified rate that is credited to the Strategy value when the net Index change (measured at the start and end of the Term) is equal to or greater than the trigger. The Trigger Rate is also used to determine the binary call option that is part of the Daily Value Percentage calculation for that Strategy before the end of the Term. We post on our website (www.massmutualascend.com/RILArates) the Trigger Rates for each Term of a Trigger Strategy at least 10 days before the next Term starts. The Trigger Rate for a Term for any Trigger Strategy that we currently offer with this Contract will never be less than 1%.

For two of the Trigger Strategies that we currently offer with this Contract, the trigger for every Term is a 0% net Index Change, which means that the Trigger Rate will be credited if the net Index Change is zero or positive. For the Dual Performance Trigger Strategy that we currently offer with this Contract, the trigger for every Term is equal to the Buffer, which means that the Trigger Rate will be credited if the net Index Change is zero, positive, or negative but no more than the Buffer.

UPSIDE PARTICIPATION RATE. For an Indexed Strategy with an Upside Participation Rate (an “Upside Participation Rate Strategy”), the Upside Participation Rate is your share of any rise in the Index for a Term taken into account to determine the Strategy value at the end of the Term. The Upside Participation Rate is also used to determine the Net Option Price that is part of the Daily Value Percentage calculation before the end of the Term. We post on our website (www.massmutualascend.com/RILArates) the Upside Participation Rate for each Term of an Upside Participation Rate Strategy at least 10 days before the next Term starts. The Upside Participation Rate for a Term will never be less than 5%.

SPECIAL TERMS RELATED TO DAILY VALUE PERCENTAGE

AMORTIZED OPTION COST. The Amortized Option Cost is one part of the formula used to calculate the Daily Value Percentage, which is used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Amortized Cost for a day is calculated as of the last Market Close on or before that day. If the calculation day is not a Market Day, the Amortized Cost for that day is calculated as of the last market Close before that day. The Amortized Option Cost is a percentage equal to: (1) the initial Net Option Price for an Indexed Strategy for the Term; multiplied by (2) the number of days remaining until the final Market Close of that Term divided by 365 days if that Term is one year long, or by 730 days if that Term is two years long, or by 1,096 days if that Term is three years long, or by 2,192 days if that Term is six years long. The initial Net Option Price is the Net Option Price calculated as of the last Market Close on or before the start of the Term.

NET OPTION PRICE. The Net Option Price is one part of the formula used to calculate the Daily Value Percentage, which is used to determine the value of an Indexed Strategy before the final Market Day of a Term. The Net Option Price for a day is calculated as of the last Market Close on or before that day. If the calculation day is not a Market Day, the Net Option Price for that day is calculated as of the last market Close before that day.

•

For Downside Participation Rate Strategies with a Cap, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price calculated as of that Market Close; minus (2) the OTM Call Option Price calculated as of that Market Close; and minus (3) the ATM Put Option Price calculated as of that Market Close multiplied by the Downside Participation Rate.

•

For Downside Participation Rate Strategies with an Upside Participation Rate, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price calculated as of that Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price calculated as of that Market Close multiplied by the Downside Participation Rate.

•

For Buffer Strategies with a Cap, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price calculated as of that Market Close; minus (2) the OTM Call Option Price calculated as of that Market Close; and minus (3) the OTM Put Option Price calculated as of that Market Close.

•

For Buffer Strategies with an Upside Participation Rate, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price calculated as of that Market Close multiplied by the Upside Participation Rate; minus (2) the OTM Put Option Price calculated as of that Market Close.

•

For Buffer Strategies with a Performance Trigger (0% trigger), the Net Option Price as of a Market Close is equal to: (1) the ATM Binary Call Option Price calculated as of the Market Close; minus (2) the OTM Put Option Price calculated as of the Market Close.

•

For Buffer Strategies with a Dual Performance Trigger (-10% trigger), the Net Option Price as of a Market Close is equal to: (1) the ITM Binary Call Option Price calculated as of the Market Close; minus (2) the OTM Put Option Price calculated as of the Market Close.

•

For Floor Strategies with a -10% Floor with a Cap, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price calculated as of that Market Close; minus (2) the OTM Call Option Price calculated as of that Market Close; minus (3) the ATM Put Option Price calculated as of that Market Close; and plus (4) the OTM Put Option Price calculated as of that Market Close.

•

For Floor Strategies having a 0% Floor with a Cap, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price calculated as of that Market Close; minus (2) the OTM Call Option Price calculated as of that Market Close.

The option prices in these formulas reflect the possible future change in the Index over the remainder of the Term. The formulas take into account the Cap, the Upside Participation Rate, or the Trigger Rate for the Term and the Downside Participation Rate, the Buffer, the Floor, and the trigger.

Each option price is stated as a percentage of the Index calculated as of the last Market Close on or before the first day of the Term. The option price is an average of the bid-ask prices calculated for the hypothetical option.

ATM BINARY CALL OPTION PRICE. The calculated price of a hypothetical at-the-money binary call option (or collection of options) that will pay the holder an amount equal to the Trigger Rate multiplied by the Investment Base if the change in the Index for the Term is zero or is positive.

ATM CALL OPTION PRICE. The calculated price of a hypothetical at-the-money call option. The hypothetical at-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term.

ATM PUT OPTION PRICE. The calculated price of a hypothetical at-the-money put option. The hypothetical at-the-money put option is one that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term.

ITM BINARY CALL OPTION PRICE. The calculated price of a hypothetical in-the-money binary call option (or collection of options) that will pay the holder an amount equal to the Trigger Rate multiplied by the Investment Base if the change in the Index for the Term is zero, is positive, or is negative but does not exceed the Buffer.

OTM CALL OPTION PRICE. The calculated price of a hypothetical out-of-the-money call option. The hypothetical out-of-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term, but only if and to the extent that rise exceeds the Cap for that Term.

OTM PUT OPTION PRICE. The calculated price of a hypothetical out-of-the-money put option. The hypothetical out-of-the-money put option is one that will pay the holder an amount equal to the percentage decrease, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent the percentage decrease exceeds the Buffer or Floor for the Term.

TRADING COST. The Trading Cost is one part of the formula used to calculate Daily Value Percentage, which is used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Trading Cost is the estimated cost of selling the hypothetical options before the end of a Term. The Trading Cost for a day is a percentage set by us from time to time based on market conditions. The Trading Cost reflects the average market difference between option bid-ask average prices and option bid prices.

SUMMARY

The MassMutual Ascend Life Index Summit 6 annuity is an individual modified single premium deferred indexed annuity contract that may help you accumulate retirement savings. The Contract is intended for long-term investment purposes. The Contract is a legal agreement between you as the Owner and MassMutual Ascend Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us, and we agree to pay the Annuity Payout Benefit to you. If there is an applicable death before the Annuity Payout Initiation Date, we also agree to pay a Death Benefit that will never be less than the Return of Premium Guarantee.

Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, the Contract may accumulate earnings on a tax-deferred basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the applicable Payout Option.

The key features of the Contract are described in this Summary. Read this entire prospectus for more detailed information about the Contract.

Benefits (See “Cash Benefit”, “Annuity Payout Benefit”, and “Death Benefit” sections on page [53, 56 and 57] for more details)

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The Annuity Payout Benefit is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date. The earliest Annuity Payout Initiation Date you may select is the first Contract Anniversary. Unless we agree to a later date, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday of a joint owner, if earlier. If the Owner is not a human being, such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree to a later date. The latest permitted date may change if an Owner changes.

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The Cash Benefit lets you take out all of your Account Value (Surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first six Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.

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The Death Benefit is payable to your Beneficiaries if there is an applicable death before the Annuity Payout Initiation Date. It is based on the Death Benefit value. It will never be less than the Return of Premium Guarantee, which will be equal to your Purchase Payments, reduced proportionally for withdrawals, but not including amounts deducted for Early Withdrawal Charges.

Purchase Payments and Issue Age (See “Purchase” section on page [49] for more details)

The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $1,000,000.

An Owner who is a natural person must be age 80 or younger on the Contract Effective Date.

Indexed Strategies (See “Indexed Strategies” section on page [24] for more details)

For this Contract, we currently offer twenty-four Indexed Strategies. Each of these Indexed Strategies uses one of six Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, iShares® U.S. Real Estate ETF, SPDR Gold Shares ETF, First Trust Barclays Edge Index, and Russell 2000® Index. Sixteen of these Indexed Strategies have one-year Terms, two have two-year Terms, two have three-year Terms, and four have six-year Terms. The returns of each Index, except the First Trust Barclays Edge Index, do not reflect the reinvestment of dividends.

Strategy	Index	Term	Negative Return Factor	Positive Return Factor
S&P 500 1-year 0% Floor with Cap*	S&P 500®	1-year	0% Floor	Cap

S&P 500 1-year -10% Floor with Cap*	S&P 500®	1-year	-10% Floor	Cap

S&P 500 1-year 10% Buffer with Cap*	S&P 500®	1-year	10% Buffer	Cap

S&P 500 1-year 10% Buffer with Performance Trigger*	S&P 500®	1-year	10% Buffer	Trigger Rate

S&P 500 1-year 10% Buffer with Dual Performance Trigger*	S&P 500®	1-year	10% Buffer	Trigger Rate

S&P 500 1-year 20% Buffer with Cap*	S&P 500®	1-year	20% Buffer	Cap

S&P 500 1-year 20% Buffer with Performance Trigger*	S&P 500®	1-year	20% Buffer	Trigger Rate

S&P 500 1-year 50% Downside Participation Rate with Cap	S&P 500®	1-year	50% Downside Participation Rate	Cap

Strategy	Index	Term	Negative Return Factor	Positive Return Factor
S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate	S&P 500®	1-year	50% Downside Participation Rate	Upside Participation Rate

S&P 500 2-year 50% Downside Participation Rate with Cap	S&P 500®	2-year	50% Downside Participation Rate	Cap

S&P 500 2-year 50% Downside Participation Rate with Upside Participation Rate	S&P 500®	2-year	50% Downside Participation Rate	Upside Participation Rate

S&P 500 3-year 10% Buffer with Upside Participation Rate*	S&P 500®	3-year	10% Buffer	Upside Participation Rate

S&P 500 3-year 20% Buffer with Upside Participation Rate*	S&P 500®	3-year	20% Buffer	Upside Participation Rate

S&P 500 6-year 10% Buffer with Upside Participation Rate	S&P 500®	6-year	10% Buffer	Upside Participation Rate

S&P 500 6-year 20% Buffer with Upside Participation Rate*	S&P 500®	6-year	20% Buffer	Upside Participation Rate

iShares MSCI EAFE ETF 1-year -10% Floor with Cap*	iShares MSCI EAFE ETF	1-year	-10% Floor	Cap

iShares MSCI EAFE ETF 1-year 50% Downside Participation Rate with Upside Participation Rate	iShares MSCI EAFE ETF	1-year	50% Downside Participation Rate	Upside Participation Rate

iShares U.S. Real Estate ETF 1-year -10% Floor with Cap*	iShares U.S. Real Estate ETF	1-year	-10% Floor	Cap

iShares U.S. Real Estate ETF 1-year 50% Downside Participation Rate with Upside Participation Rate	iShares U.S. Real Estate ETF	1-year	50% Downside Participation Rate	Upside Participation Rate

SPDR Gold Shares ETF 1-year -10% Floor with Cap*	SPDR Gold Shares ETF	1-year	-10% Floor	Cap

First Trust Barclays Edge 1-year 10% Buffer with Upside Participation Rate*	First Trust Barclays Edge	1-year	10% Buffer	Upside Participation Rate

First Trust Barclays Edge 1-year 50% Downside Participation Rate with Upside Participation Rate*	First Trust Barclays Edge	1-year	50% Downside Participation Rate	Upside Participation Rate

Russell 2000 6-year 10% Buffer with Upside Participation Rate*	Russell 2000®	6-year	10% Buffer	Upside Participation Rate

Russell 2000 6-year 20% Buffer with Upside Participation Rate*	Russell 2000®	6-year	20% Buffer	Upside Participation Rate

For any Cap Strategy, the Cap will never be less than 1%. For any Upside Participation Rate Strategy, the Upside Participation Rate will never be less than 5%. For any Trigger Strategy that we currently offer with this Contract, the Trigger Rate will never be less than 1%.

A Performance Lock election may be made for any Term or Terms of the S&P 500 Indexed Strategies (excluding the 0% Floor with Cap Indexed Strategy and the three Trigger Strategies) and the First Trust Barclays Edge Indexed Strategies on or after the later of May 7, 2023, or the date that state approval is received. If you make a Performance Lock election for a given Term of an eligible Strategy, you may not change or revoke that election or make a second election for that same Term of that same Strategy.

*	These 17 Strategies are not available for Contracts issued in Missouri or Nebraska until such time as state approval is received.

Contracts that have a Contract Effective Date before May 7, 2023 may have allocated funds to two additional Indexed Strategies. These two Indexed Strategies have been discontinued. They are not available for new or existing Contracts for any new Term that begins after May 7, 2023:

Discontinued Strategy	Index	Term	Negative Return Factor	Positive Return Factor
iShares MSCI EAFE ETF 2-year Term with Participation Rate	MSCI EAFE ETF	2-year	50% Downside Participation Rate	Upside Participation Rate

iShares U.S. Real Estate ETF 2-year Term with Participation Rate	U.S. Real Estate ETF	2-year	50% Downside Participation Rate	Upside Participation Rate

For existing Contracts, at the end of the current Term, any funds in one of these discontinued Indexed Strategies will be transferred to the Declared Rate Strategy unless the owner elects otherwise.

The Contract does not invest in any equity, debt, or other investments. If you buy this Contract, you are not investing directly in an Index, in the stocks included in the S&P 500 Index or the Russell 2000 Index, in the stocks and bonds of the First Trust Barclays Edge Index, in the securities or other assets held by an iShares ETF or SPDR ETF, in any underlying index tracked by an iShares ETF or SPDR ETF, or in the securities or other assets held by such underlying index. All benefits and guarantees under the Contract are the obligations of MassMutual Ascend Life and are subject to the credit worthiness and claims-paying ability of MassMutual Ascend Life.

Indexed Strategy Value (See “Indexed Strategy Value at End of Term” and “Indexed Strategy Value Before End of Term” sections below for more details)

The value of an Indexed Strategy is determined each day throughout a Term. The method used to calculate the Strategy value depends on whether the value is being calculated at the end of a Term or during a Term, and whether a Performance Lock election has been made.

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Once the last Market Day of the Term has been reached, unless a Performance Lock election has been made, the value of an Indexed Strategy is equal to the remaining Investment Base increased for any rise in the applicable Index over that Term or decreased for any fall in the applicable Index over that Term. Any increase for the Term is limited by the Cap, Upside Participation Rate, or Trigger Rate for the Term. Any decrease for the Term is limited by the Downside Participation Rate, Floor, or Buffer.

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On each day before the last Market Day of the Term, unless a Performance Lock election has been made, the value of an Indexed Strategy is equal to the remaining Investment Base increased or decreased by the Daily Value Percentage as of the most recent Market Close.

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If a Performance Lock election has been made, then starting with the second Market Close following receipt of the election and continuing through the end of the Term, the value of the Indexed Strategy is equal to the remaining Investment Base increased or decreased by the Daily Value Percentage locked as of that second Market Close. Note: A Performance Lock election is not available for Contracts issued in Missouri or Nebraska.

A withdrawal reduces the Strategy value by the amount of the withdrawal and any related Early Withdrawal Charge.

Investment Base (See “Indexed Strategies” section on page [24] for more details)

The value of an Indexed Strategy is calculated using the Investment Base. The Investment Base is not your Strategy value, Account Value, Surrender Value, Annuity Payout value, or Death Benefit value, but it is used to calculate those values.

At the start of a Term, the Investment Base of an Indexed Strategy is equal to the amount applied to that Strategy for that Term. The Investment Base will not change during a Term unless there is a withdrawal. For example, if $60,000 is applied to a given Indexed Strategy at the beginning of a Term, and there are no withdrawals, then the Investment Base throughout that Term will be $60,000.

In addition, a withdrawal reduces the Investment Base by the amount that is proportional to the reduction in the Strategy value on account of the withdrawal and any related Early Withdrawal Charge. For example, if a withdrawal and the related Early Withdrawal Charge are equal to 35% of the Strategy value, then the Investment Base for that Strategy will be reduced by 35%.

This means the dollar amount of the proportional reduction in the Investment Base will not be the same as the dollar amount of the withdrawal and the Early Withdrawal Charge.

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If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the proportional reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge.

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If the Strategy value immediately before the withdrawal is less than the Investment Base, then the proportional reduction in the Investment Base will be greater than the withdrawal and the related Early Withdrawal Charge.

Indexed Strategy Value at End of a Term (See “Indexed Strategy Value at End of Term” section on page [39] for more details)

At the end of a Term, unless a Performance Lock election has been made, the value of an Indexed Strategy is equal to the remaining Investment Base increased for any net rise in the Index or decreased for any net fall in the Index for the Term. If you have made a Performance Lock election, then the normal rules set out here do not apply, and the value at the end of a Term is determined as described under Performance Lock below.

Any increase in the value of an Indexed Strategy at the end of a Term is based on the value of the underlying Index on the final Market Day of the Term. This means that you may experience negative or flat performance for the Term even though the underlying Index rose throughout some or most of the Term.

Any increase for the Term may be limited by a Cap, Upside Participation Rate, or Trigger Rate. The Cap for a Term is the maximum positive net Index change for the Term taken into account to determine the Strategy value at the end of the Term. For example, if the Cap is 10% and the Index increases over the Term by 16%, the Cap limits the increase in Strategy value for the Term to 10%. The Upside Participation Rate for a Term is the portion of any positive net Index change over the Term that is taken into account to determine the Strategy value at the end of the Term. For example, if the Upside Participation Rate is 50% and the Index increases over the Term by 16%, the Upside Participation Rate limits the increase in Strategy value for the Term to 8%. The Trigger Rate for a Term is the specified rate that is credited to the Strategy value when the net Index change over the Term is equal to or greater than the trigger. For example, if the Trigger Rate is 11%, the trigger is a 0% net Index Change, and the Index increases over the Term by 16%, the increase in Strategy value for the Term is equal to the 11% Trigger Rate.

Any decrease for a Term may be limited by a Downside Participation Rate, a Floor, or a Buffer. The Downside Participation Rate is the portion of any decrease in the Index for the Term taken into account to determine the Strategy value at the end of the Term. For example, if the Downside Participation Rate is 50% and the Index decreases for the Term by 20%, the Downside Participation Rate limits the change in Strategy value for the Term to -10%. The Floor is the portion of any net fall in the Index for the Term that is taken into account to determine the Strategy value for a Strategy at the end of the Term. For example, if the Floor is -10% and the Index decreases for the Term by 20%, the Floor limits the change in Strategy value for the Term to -10%. The Buffer is the portion of any net fall in the Index for the Term that is disregarded to determine Strategy value at the end of the Term. For example, if the Buffer is 10% and the Index decreases for the Term by 15%, the Buffer limits the change in Strategy value for the Term to -5%.

We set the Caps, Upside Participation Rates, and Trigger Rates for each Indexed Strategy prior to the start of each Term. This means Caps, Upside Participation Rates, and Trigger Rates may change for each Term. An Upside Participation Rate will never be less than 5%. A Cap will never be less than 1%. A Trigger Rate for any Trigger Strategy that we currently offer with this Contract will never be less than 1%. At least 10 days before the next Term starts, we will post the Caps, Upside Participation Rates, and Trigger Rates that will apply to the Indexed Strategies for that next Term on our website (www.massmutualascend.com/RILArates).

For each Term of each Downside Participation Rate Strategy that we currently offer with this Contact, the Downside Participation Rate is 50%. The Downside Participation Rate for these Indexed Strategies will not change. In a hypothetical worst-case scenario where the Index falls by 100% over the Term and the Downside Participation Rate is 50%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 50%. In the future, we may offer a new Downside Participation Rate Strategy with more or less protection against loss than a 50% Downside Participation Rate, but we will not offer a new Downside Participation Rate Strategy with less protection against loss than a 75% Downside Participation Rate.

For each Term of the Floor Strategies that we currently offer with this Contract, the Floor is either -10% or 0%. The Floor for a Floor Strategy will not change. In a hypothetical worst-case scenario where the Index falls by 100% for the Term and the Floor is -10%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 10%. In the future, we may offer a new Floor Strategy that offers more or less protection against loss than a -10% Floor, but we will not offer a new Floor Strategy that offers less protection against loss than a -20% Floor.

For each Term of each 10% Buffer Strategy that we currently offer with this Contract, the Buffer is 10%, and for each Term of each 20% Buffer Strategy that we currently offer with this Contract, the Buffer is 20%. The Buffer for these Indexed Strategies will not change. In a hypothetical worst-case scenario where the Index falls by 100% over the Term and the Buffer is 10%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 90%. In a hypothetical worst-case scenario where the Index falls by 100% over the Term and the Buffer is 20%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 80%. In the future, we may offer a new Buffer Strategy that offers more or less protection against loss than current Buffers, but we will not offer a new Buffer Strategy that offers less protection against loss than a 5% Buffer.

For each Term of the Dual Performance Trigger Strategy that we currently offer with this Contract, the trigger is -10%. For each Term of every other Trigger Strategy that we currently offer with this Contract, the trigger is 0%. The trigger for these Indexed Strategies will not change. If the change in the Index does not satisfy the Trigger, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by any fall in the Index that exceeds the Buffer.

Indexed Strategy Value Before End of Term (See “Indexed Strategy Value Before End of Term” section on page [41] for more details)

Before the end of a Term, unless you have made a Performance Lock election, the value of an Indexed Strategy is equal to the Investment Base increased or decreased by the Daily Value Percentage. If you have made a Performance Lock election, then the normal rules set out here do not apply, and the value before the end of a Term is determined as described under Performance Lock below.

If you take a withdrawal or Surrender the Contract before the end of a Term, your losses may exceed the -10% Floor or 0% Floor, as applicable, or the 50% Downside Participation Rate and you may not receive the benefit of the 10% Buffer. In extreme circumstances, the total loss for an Indexed Strategy before the end of a Term could be 100%, meaning that you would suffer a complete loss of your principal and any prior earnings if you were to take a withdrawal or Surrender your Contract.

The Daily Value Percentage is intended to determine the value of an Indexed Strategy prior to the end of a Term using option values related to the positive and negative return factors of the Indexed Strategy. The Daily Value Percentage is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost.

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The Net Option Price is the calculated price of hypothetical options that represent the projected change in the applicable Index over the full Term. The calculated price takes into account the applicable Cap, Upside Participation Rate, or Trigger Rate and the Buffer, Floor, or Downside Participation Rate, and trigger.

•	The Amortized Option Cost is the calculated price of those options at the start of the Term amortized over the Term.

•	The Trading Cost is the estimated cost of selling those options. It is a percentage set by us from time to time based on market conditions.

For example, if the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is 8%, then the value of your Strategy on that day is equal to $108,000 ($100,000 Investment Base, increased by $100,000 x 8%). If the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is -4%, then the value of your Strategy on that day is equal to $96,000 ($100,000 Investment Base, decreased by $100,000 x -4%).

Performance Lock (See “Indexed Strategy Value After Performance Lock” section on page [46] for more details)

A Performance Lock is an election to lock in the Daily Value Percentage for the remainder of a Term. A Performance Lock election may be made for any Term or Terms of the S&P 500 Indexed Strategies (excluding the 0% Floor Cap Strategy and the three Trigger Strategies) and the First Trust Barclays Edge Indexed Strategies on or after the later of May 7, 2023, or the date that state approval is received.

You may make a Performance Lock election for a Term of an eligible Strategy by a Request in Good Order. Once we receive your Request in Good Order, you may not change or revoke your Performance Lock election for the given Term of the eligible Strategy or make a second election for that same Term of that same Strategy. Note: A Performance Lock election is not available for Contracts issued in Missouri or Nebraska.

A Performance Lock election for a Term is effective on the second Market Close following our receipt of your Request in Good Order. After the second Market Close, the Indexed Strategy value before the end of the Term and the Indexed Strategy value at the end of the Term is equal to the remaining Investment Base increased or decreased by the locked Daily Value Percentage. The locked Daily Value Percentage is the Daily Value Percentage as determined for that second Market Close. The Indexed Strategy value will change if there is a change in the Investment Base due to a withdrawal.

Because a Performance Lock election is effective on the second Market Close after receipt of your Request in Good Order, you will not be able to determine in advance the locked Daily Value Percentage that will apply to the Indexed Strategy at the time you make a Performance Lock election. The Daily Value Percentage at the time the Performance Lock election becomes effective may be higher or lower than it was at the time you submitted your election.

If you make a Performance Lock election for an S&P 500 2-year, 3-year, or 6-year Strategy, the Term will always end on the next anniversary of the Term start date even if it otherwise would have continued for one or more additional years.

Your Request in Good Order for a Performance Lock election must be received by the third-to-last Market Close of the Term. You can make a Performance Lock election for an eligible Indexed Strategy once per Term.

You are responsible for deciding whether to elect a Performance Lock and we are not responsible for any losses incurred as a result of your decision whether or not to elect a Performance Lock.

Declared Rate Strategy

Amounts held under the Declared Rate Strategy are credited with interest daily throughout a Term at a rate we set before that Term begins. This means the interest rate for the Declared Rate Strategy may change for each Term. Each Term of the Declared Rate Strategy is one year long. A Declared Rate will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. The guaranteed minimum interest rate set out in the endorsement will be at least equal to the minimum interest rate required for fixed annuity contracts by state Standard Nonforfeiture Law that is in effect on the date that the Contract is issued. For Contracts issued before May 1, 2024, the guaranteed minimum interest set out in the endorsement will never be less than 1%. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website. The Declared Rate Strategy will always be available. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Strategy Renewals and Reallocations (See “Strategy Selections at Term End” section on page [51] for more details)

At the end of each Term, you may reallocate the ending values of the Crediting Strategies for that Term among the then available Strategies.

•	If you reallocate, then we will apply the ending values of the Crediting Strategies to a new Term of the Crediting Strategies that you select.

•	If you do not reallocate, then we will apply the ending value of each Crediting Strategy to a new Term of that same Strategy, as long as the same Strategy is available for a new Term.

The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy and the S&P 500 6-year 20% Buffer with Upside Participation Rate Strategy are only available for a Term that starts in the first Contract Year. At the end of a 6-Year Term for one of these S&P Indexed Strategies, if you do not reallocate, then we will apply the ending value of that 6-Year S&P 500 Indexed Strategy to a new Term of the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Strategy.

The Russell 2000 6-year 10% Buffer with Upside Participation Rate Indexed Strategy and the Russell 2000 6-year 20% Buffer with Upside Participation Rate Indexed Strategy are only available for a Term that starts in the first Contract Year. At the end of a 6-year Term for one of these Russell 2000 Indexed Strategies, if you do not reallocate, then we will apply the ending value of that 6-Year Russell 2000 Indexed Strategy to a Russell 2000 Indexed Strategy with a 1-Year Term, or, if we do not offer a 1-Year Russell 2000 Indexed Strategy, then we will apply the ending value of the 6-Year Russell 2000 Indexed Strategy to the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Strategy.

The S&P 500 3-year 10% Buffer with Upside Participation Rate Strategy and the S&P 500 3-year 20% Buffer with Upside Participation Rate Strategy will not be available for Terms that begin after the fourth Contract Year. At the end of a 3-year Term for one of these S&P 500 Indexed Strategies, if you do not reallocate, then we will apply the ending value of that 3-year S&P Indexed Strategy to a new 3-year Term of that same Strategy if it is available, or if a new Term of that Strategy is not available, then we will apply the ending value of that 3-year S&P 500 Indexed Strategy to a new Term of the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy.

If funds are allocated to any other Indexed Strategy that will not be available for the next Term and you do not request a reallocation of those funds, we will apply the ending value of that Indexed Strategy to the Declared Rate Strategy for the new Term.

You cannot reallocate your value among Crediting Strategies during a Term. If you elect a Performance Lock, you will not be able to reallocate the locked value until the end of a Term. We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. However, you will not know the Cap and Upside Participation Rates applicable to a new Term until 10 days before the end of the current Term. You should consider this information before finalizing your renewal or reallocation decision. Your reallocation election must be received by the last Market Close of a Term.

Access to Your Money through Withdrawals (See “Cash Benefit” section on page [53] for more details)

You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date. During the first six Contract Years, an Early Withdrawal Charge will apply unless (a) your withdrawal qualifies for the Free Withdrawal Allowance or (b) the withdrawal qualifies for a waiver (as explained in the “Early Withdrawal Charge—Early Withdrawal Charge Waiver” section). A withdrawal from a Crediting Strategy will reduce the Account Value by the amount of the withdrawal, including any taxes and any applicable Early Withdrawal Charge. A withdrawal from an Indexed Strategy during a Term will reduce the Investment Base, which is used to calculate subsequent Strategy values for that Term, by an amount that is proportional to the reduction in the Indexed Strategy value due to the withdrawal.

You may designate the Crediting Strategy or Strategies from which a withdrawal will be taken by a Request in Good Order prior to the date of the withdrawal. If you do not make a designation, we will take the withdrawal in the following order:

•	first from the Purchase Payment Account;

•	then from the Declared Rate Strategy;

•	and then proportionally from Indexed Strategies having the shortest Terms.

A withdrawal will reduce the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit. In addition, a withdrawal will proportionally reduce the Return of Premium Guarantee for the Death Benefit.

Early Withdrawal Charge (See “Early Withdrawal Charge” section on page [54] for more details)

During the first six Contract Years, an Early Withdrawal Charge applies if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The Early Withdrawal Charge is equal to the amount subject to the Early Withdrawal Charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

If you take a withdrawal from your Contract, the amount subject to the Early Withdrawal Charge is the amount you withdraw plus any amount needed to pay the Early Withdrawal Charge. If you Surrender your Contract, the amount subject to the Early Withdrawal Charge is your Account Value.

When you request a withdrawal, you can instruct us to reduce the amount we pay you by the amount of the Early Withdrawal Charge. If you instead instruct us to pay you the specific withdrawal amount, we will reduce your Account Value by both the requested specific withdrawal amount, as well as the amount of the Early Withdrawal Charge. In this case, since you opted not to pay the Early Withdrawal Charge out of your withdrawal proceeds, we treat the Early Withdrawal Charge as an additional requested withdrawal. We will apply the Early Withdrawal Charge rate to both the specified withdrawal amount, as well as any amounts we withdraw to cover your Early Withdrawal Charges. The Early Withdrawal Charge does not apply to a withdrawal that qualifies for the Free Withdrawal Allowance or the amount, if any, that qualifies for another waiver.

For example, if after using your Free Withdrawal Allowance you request that an additional $10,000 be withdrawn from your Account Value when an 8% Early Withdrawal Charge was in effect, a $800 Early Withdrawal Charge would apply (8% of $10,000 withdrawn). You would receive $9,200 ($10,000 - $800), minus any income tax withholding.

Similarly, if you instead request you receive a net amount of $10,000 from your account in the same circumstances, we would treat the Early Withdrawal Charge amount as an additional requested withdrawal subject to an Early Withdrawal Charge. This means that we will “gross up” your requested withdrawal to cover applicable Early Withdrawal Charges (and any income tax withholding). If we assume that no income tax withholding applies, the withdrawal would be grossed up to $10,870, calculated by dividing the net amount requested by 1 minus the Early Withdrawal Charge rate ($10,000 / (1 – 0.08)). The Early Withdrawal Charge would be $870 (8% of the $10,870 withdrawal), and you would receive $10,000 ($10,870 - $870).

Early Withdrawal Charges will reduce Indexed Strategy values and may result in losses that exceed the Floor or the Downside Participation Rate or reduce the effect of the Buffer.

Free Withdrawal Allowance (See “Early Withdrawal Charge” section on page [54] for more details)

The Early Withdrawal Charge does not apply to the Free Withdrawal Allowance.

•	For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us.

•	For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary.

Payout Options (See “Payout Options” section on page [59] for more details)

Your Contract offers different Payout Options. After the first payment is made, you cannot change the Payout Option or any fixed period you selected. The Payout Options are listed below.

•	Fixed Period Payout

•	Life Payout

•	Life Payout with Payments for at Least a Fixed Period

•	Joint and One-Half Survivor Payout

Death Benefit (See “Death Benefit” section on page [57] for more details)

A Death Benefit is payable under the Contract if there is an applicable death before the Annuity Payout Initiation Date.

The Death Benefit value is the greater of: (1) the Account Value as of the applicable date; or (2) the Return of Premium Guarantee, which will be equal to your Purchase Payment(s) reduced proportionally for all withdrawals, but not including amounts deducted to pay Early Withdrawal Charges.

Tax Deferral (See “Federal Tax Considerations” section on page [68] for more details)

The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. If a non-tax-qualified Contract is owned by a non-natural person, such as a partnership, limited liability company, or corporation, it is subject to special rules and generally will not qualify for tax deferral. These special rules may also apply to a non-tax-qualified Contract owned by certain irrevocable trusts that have charitable or other non-natural beneficiaries.

A tax-qualified retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified retirement plan.

Right to Cancel (See “Right to Cancel (Free Look)” section on page [64] for more details)

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. In some states, the refund amount is equal to the Purchase Payments. In that case, no adjustment will be made for the Daily Value Percentage and no Early Withdrawal Charges will apply to the amount refunded. In other states, the refund amount is equal to the Account Value on the day that we receive a cancellation request. In this case, you would bear the risk of changes in Indexed Strategy values before cancellation because an adjustment will be made for the Daily Value Percentage, but no Early Withdrawal Charges will apply to the amount refunded. Unless required by state law, we do not refund any Early Withdrawal Charges assessed during the free look period that relate to a withdrawal taken before you cancel the Contract. See the Right to Cancel (Free Look) section for more information about your cancellation rights and the State Variations section of this prospectus for more information about state variations that apply to cancellation rights.

There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

RISK FACTORS

You should understand the risks associated with the Contract before you purchase it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your Contract’s potential investment performance will differ depending on the Crediting Strategies you choose.

Loss of Principal Related to Indexed Strategies

There is a significant risk of loss of principal and prior earnings due to the fall of an Index if you allocate your Purchase Payment(s) to an Indexed Strategy. Such a loss may be substantial. This risk exists because, at the end of that Term, you can lose up to 10% of the money allocated to a -10% Floor Strategy, 90% of the money allocated to a 10% Buffer Strategy, 80% of the money allocated to a 20% Buffer Strategy, or 50% of the money allocated to any other Indexed Strategy. Before the end of a Term, the Daily Value Percentage calculation may cause the value of a Strategy to be even less than 50% of the money allocated to an Indexed Strategy with a Downside Participation Rate, or even less than 90% of the money allocated to a -10% Floor Strategy, or less than the money allocated to a 0% Floor Strategy, or even less than 10% for money allocated to a 10% Buffer Strategy, or even less than 20% for money allocated to a 20% Buffer Strategy. If you allocate money to one or more Indexed Strategies over multiple Terms, you may lose money each Term, which may result in a cumulative loss that is greater than 50% for an Indexed Strategy with a Downside Participation Rate, greater than 10% for a -10% Floor Strategy, greater than 90% for a 10% Buffer Strategy, or greater than 80% for a 20% Buffer Strategy of your Purchase Payment(s). In extreme circumstances, the total loss for an Indexed Strategy before the end of a Term could be 100%, meaning that you would suffer a complete loss of your principal and any prior earnings in a Strategy if you were to take a withdrawal or Surrender the Contract.

The S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy will always be available. At the end of a Term, we may stop offering any other Indexed Strategy. Consequently, any other Indexed Strategy described in this prospectus may not be available after the end of the initial Term. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Indexed Strategy, the S&P 500 6-year 20% Buffer with Upside Participation Rate Strategy, the Russell 2000 6-year 10% Buffer with Upside Participation Rate Indexed Strategy, and the Russell 2000 6-year 20% Buffer with Upside Participation Rate Indexed Strategy will only be available for Terms beginning in the first Contract Year. The S&P 500 3-year 10% Buffer with Upside Participation Rate Strategy and the S&P 500 3-year 20% Buffer with Upside Participation Rate Strategy are not available for Terms that begin after the fourth Contract Year. We have the right to replace the Index associated with an Indexed Strategy under certain circumstances.

In the future, we may offer a new Strategy with a Downside Participation Rate that is more or less than 50%, a Floor that is more or less negative than -10%, or that has a Buffer of more or less than 10%. However, we will not offer a new Buffer Strategy that offers less protection against loss than a 5% Buffer, a Floor Strategy that offers less protection against loss than a -20% Floor, or a Downside Participation Rate Strategy that offers less protection against loss than a 75% Downside Participation Rate.

The risk of loss of principal will be greater if you allocate money to a Strategy with a higher Downside Participation Rate, a lower Floor, or less of a Buffer. In the worst case scenario, if we could eliminate all of the current Indexed Strategies and offer only new Indexed Strategies with higher Downside Participation Rates, more negative Floors, or lesser Buffers subject to the limits noted above, then your risk of loss of principal would increase unless you allocate all of your money to the Declared Rate Strategy and you may earn a return that is lower than the return your investments would have earned if they had been invested in the other Indexed Strategies that are currently available. In addition, a reduction in the number of Indexed Strategies that are available may reduce your opportunity to increase your Account Value. If you choose to Surrender the Contract because of changes in the number and/or type of available Indexed Strategies, your Surrender may be subject to withdrawal charges, Daily Value Percentage adjustments, taxes, and tax penalties. If you purchase another retirement contract, it may have different features, fees, and risks than this Contract.

Loss of Principal Related to Early Withdrawal Charge

There is also a risk of loss of principal and prior earnings if you take a withdrawal from your Contract or Surrender it during the first six Contract Years and an Early Withdrawal Charge applies. This risk exists for each Strategy, including the Declared Rate Strategy. An Early Withdrawal Charge will reduce the value of the Strategy. This reduction may exceed any prior earnings.

Long-Term Nature of Contract

The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations, adjustments and charges included in the Contract reflect its long-term nature.

Limits on Strategy Value at End of Term

Any increase in the value of an Indexed Strategy at the end of a Term is based on the value of the underlying Index at the final Market Close of the Term.

If the Index rises for the Term and a Cap applies, then the Strategy value at the end of the Term can never be more than the Investment Base increased by the Cap for that Term even if the Index has risen by more than the Cap.

If the Index rises for the Term and an Upside Participation Rate applies, then the Strategy value at the end of the Term will be the Investment Base increased by your share of the rise in the Index. Your share of any rise in the Index is equal to the Upside Participation Rate for that Term multiplied by the rise in the Index.

If the Index rises for the Term of a Trigger Strategy, then the Strategy value at the end of the Term will be the Investment Base increased by the Trigger Rate for that Term even if the Index has risen by more than the Trigger Rate.

Due to these limitations, in many cases the return on money allocated to an Indexed Strategy with a Cap, or Trigger Rate will not fully reflect the corresponding rise in the Index for the Term and the return on money allocated to an Indexed Strategy with an Upside Participation Rate that is less than 100% will never reflect the entire corresponding rise in the Index for the Term.

Index Changes Over the Course of Term

At the end of a Term, unless you have made a Performance Lock election, we measure the Index change by comparing the Index value on the first day of the Term to the Index value on the last day of the Term. This means that if the Index value is lower on the last day of the Term, you may experience negative or flat performance even if the Index rose through some, or most, of the Term.

The Contract offers you the opportunity to allocate funds to Indexed Strategies for one year, two-year, three-year, or six-year Terms. For Indexed Strategies with two-year Terms, three-year Terms, or six-year Terms, changes in Strategy value as a direct result of Index performance will only be measured over a two-year period, three-year period, or a six-year period and not annually.

Limits on Strategy Value Before End of Term

Before the end of a Term, we calculate the value of an Indexed Strategy using a Daily Value Percentage that is not tied directly to the underlying Index. The Daily Value Percentage includes the prices of hypothetical options. Such option prices will vary from day to day. You will bear the risk that the Daily Value Percentage may decrease the Strategy value before the end of a Term. In extreme circumstances, the total loss for an Indexed Strategy before the end of a Term could be 100%, meaning that you would suffer a complete loss of your principal and any prior earnings if you were to take a withdrawal or Surrender the Contract.

The Daily Value Percentage includes deductions for the Amortized Option Cost and the Trading Cost, which means that any Strategy value before the end of a Term will almost always be less than the value suggested by the rise or fall of the Index. Because the Amortized Option Cost is a decreasing value, its negative impact on Strategy values will be more pronounced at the start of a Term than at the end of that Term. In addition, even if the Index rises, the Strategy value may be less than the Investment Base due to these deductions.

Strategy values are used to calculate the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit. Accordingly, the Amortized Option Cost and Trading Cost will have a negative effect on such benefits taken before the end of a Term.

For more information on how we determine the prices of hypothetical options, see the Option Prices section of this Prospectus.

No Increases in Value After Performance Lock

If you make a Performance Lock election, the Daily Value Percentage will be locked for the balance of the Term. This means that you will experience flat performance through the balance of the Term even if the Net Option Value increases, you will not benefit from the continued decline in the Daily Value Percentage, and your ending Strategy value will not be based on the ending Index value on the last day of the Term.

Limits on Reallocations

You can only reallocate money among Crediting Strategies at the end of a Term. If you want to take money out of a Crediting Strategy during a Term, you must take a withdrawal or Surrender your Contract.

Effect of Surrenders

If you Surrender your Contract at any time during the first six Contract Years and an Early Withdrawal Charge applies, the amount payable will reflect a deduction for the charge. If you Surrender your Contract at the end of a Term, the amount payable will reflect any rise or fall of the applicable Indexes over the Term, applicable Caps, Upside Participation Rates, Trigger Rates, Floors, Buffers, the Downside Participation Rate, and any Early Withdrawal Charge. If you Surrender your Contract before the end of a Term, the amount payable will reflect the applicable Daily Value Percentage and any Early Withdrawal Charge.

Effect of All Withdrawals

If you take a withdrawal at any time, we will reduce your Account Value by an amount equal to that withdrawal. If you take a withdrawal during the first six Contract Years and an Early Withdrawal Charge applies, we will also reduce your Account Value by the amount of the Early Withdrawal Charge. A reduction in the Account Value will reduce the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit. In addition, a withdrawal will proportionally reduce the Return of Premium Guarantee for the Death Benefit and this proportional reduction could be larger than the dollar amount of the withdrawal.

Each withdrawal from an Indexed Strategy, including withdrawals available under the Free Withdrawal Allowance, withdrawals that qualify for a waiver of the Early Withdrawal Charge, withdrawals under an automatic withdrawal program and withdrawals to satisfy a required distribution, will reduce the Strategy value. If taken from an Indexed Strategy before the end of a Term, the reduction in Strategy value is determined by the Daily Value Percentage on the date of the withdrawal, or on the locked Daily Value Percentage if you have made a Performance Lock election. The reduction in Strategy value may be higher or lower than the reduction in the Investment Base. Unless you have made a Performance Lock election, the reduction in Strategy value at the time of the withdrawal may be higher or lower than the resulting reduction in the end-of-Term value. The Investment Base used to calculate the Strategy value through the end of that Term will also be reduced. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Strategy value. A reduction in the Investment Base will limit the effect of any rise or fall in the Index for the remainder of the Term.

All or some portion of a withdrawal may be subject to federal and state income taxes and, if taken before age 591/2, may be subject to a 10% federal penalty tax. For a further discussion of the tax treatment of withdrawals and surrenders, please see the Federal Tax Considerations section on page [68].

Early Withdrawal Charges will reduce Indexed Strategy values and may result in losses that exceed the Floor or the Downside Participation Rate or reduce the protection of the Buffer.

Timing and Effect of Withdrawals Before End of Term

Before taking a withdrawal you should consider the dates on which the Term(s) of your Indexed Strategies end relative to the timing of that withdrawal.

•	If you take a withdrawal from an Indexed Strategy before the end of a Term, we will immediately reduce the Investment Base for that Indexed Strategy.

•	The reduction will be proportional to the reduction in the Strategy value, which means that the proportional reduction in the Investment Base could be larger than the dollar amount of the withdrawal.

•

Reductions to the Investment Base will have a negative effect on any increases in the Indexed Strategy value for the remainder of that Term, but will reduce any decreases in the Indexed Strategy value for the remainder of that Term.

•	Once the Investment Base for an Indexed Strategy is reduced due to a withdrawal before the end of a Term, it will not increase at any time during the remainder of that Term.

Each withdrawal from an Indexed Strategy before the end of a Term, including withdrawals available under the Free Withdrawal Allowance, withdrawals that qualify for a waiver of the Early Withdrawal Charge, withdrawals under an automatic withdrawal program and withdrawals to satisfy a required distribution, will proportionally reduce the Investment Base.

No Ability to Determine Contract Values in Advance

We will process any withdrawal request at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance the amount of the proportional reduction in the Investment Base due to the withdrawal. Likewise, you will not be able to determine in advance the amount payable upon Surrender, to be applied to the Annuity Payout Benefit or payable as the Death Benefit.

A Performance Lock election is effective on the second Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance the locked Daily Value Percentage that will be applicable to the Indexed Strategy at the time you make a Performance Lock election. The Daily Value Percentage may be higher or lower at the time the Performance Lock election becomes effective than it was when you submitted your Request in Good Order. Note: A Performance Lock election is not available for Contracts issued in Missouri or Nebraska.

Changes in Caps, Upside Participation Rates, Trigger Rates, and Trading Cost

We set a Cap, an Upside Participation Rate, or a Trigger Rate for each new Term of an Indexed Strategy. The Cap, Upside Participation Rate, or Trigger Rate for a new Term of an Indexed Strategy may be lower than its Cap, Upside Participation Rate, or Trigger Rate for the current Term. A Cap may be as low as 1%. For all Trigger Strategies that we currently offer with this Contract, a Trigger Rate may be as low as 1%. An Upside Participation Rate may be as low as 5%. You risk the possibility that the Cap, Upside Participation Rate, or Trigger Rate for a new Term may be lower than you would find acceptable.

We may change the Trading Cost at any time due to changes in option prices. You bear the risk of any negative effect on the Daily Value Percentage and Indexed Strategy values of an increase in the Trading Cost.

Changes in Declared Rates

We set a Declared Rate for each new one-year Term of the Declared Rate Strategy. The Declared Rate will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. The guaranteed minimum interest rate set out in the endorsement will be at least equal to the minimum interest rate required for fixed annuity contracts by state Standard Nonforfeiture Law that is in effect on the date that the Contract is issued. For Contracts issued before May 1, 2024, the guaranteed minimum interest set out in the endorsement will never be less than 1%. You risk the possibility that the Declared Rate for a new Term may be lower than you would find acceptable.

Unavailable Indexed Strategies

At the end of a Term, we may stop offering any Indexed Strategy other than the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy. Consequently, any other Indexed Strategy you selected may not be available after the end of a Term. In such an event, the Company will amend the prospectus. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term.

We may establish minimum and maximum amounts or percentages that may be applied to a given Indexed Strategy. This means that an Indexed Strategy you selected may not be available after the end of a Term because the amount to be applied to that Strategy is less than the minimum we set for the new Term. Likewise, the amount to be applied to an Indexed Strategy may be limited by the maximum we set for the new Term. At least 30 days before the end of each Term, we will send you a written notice with information about any maximum or minimum that will apply for the next Term. If funds cannot be applied to a Strategy due to the minimum or maximum we set for the next Term and you do not request a reallocation of those funds, we will apply the funds to the Declared Rate Strategy.

In these cases, the funds that we allocate to the Declared Rate Strategy may earn a return that is lower than the return those funds would have earned if they had been applied to the Indexed Strategy you selected.

If you choose to Surrender your Contract because a certain Indexed Strategy is no longer available, you may be subject to an Early Withdrawal Charge. There may be tax consequences if you Surrender your Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

The S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy and the S&P 500 6-year 20% Buffer with Upside Participation Rate Strategy are not available for Terms that begin after the first Contract Year. At the end of a Term for one of these S&P Indexed Strategies, if you do not reallocate, then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Strategy.

The Russell 2000 6-year 10% Buffer with Upside Participation Rate Indexed Strategy and the Russell 2000 6-year 20% Buffer with Upside Participation Rate Indexed Strategy are not available for Terms that begin after the first Contract Year. At the end of a Term for one of these Russell 2000 Indexed Strategies, if you do not reallocate, then we will apply the ending value of that Strategy to a new Term of a Russell 2000 1-Year Indexed Strategy, if one is then available, or if not, then to the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Strategy.

The S&P 500 3-year 10% Buffer with Upside Participation Rate Strategy and the S&P 500 3-year 20% Buffer with Upside Participation Rate Strategy are not available for Terms that begin after the fourth Contract Year. At the end of a Term for one of these S&P 500 Indexed Strategies, if you do not reallocate, then we will apply the ending value of that Strategy to a new 3-year Term of that same Strategy if it is available, or if not , then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy.

Replacement of an Index

We have the right to replace an Index if it is discontinued, we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index, we will provide notice to you and amend the prospectus. If we replace an Index during a Term, we will calculate any rise or fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate any rise or fall in the Index using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new Index will reflect the rise or fall in the Index for the old Index from the start of the Term to the replacement date. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned or experience losses greater than the losses they would have experienced if there had been no replacement.

Involuntary Termination of Contract

If your Account Value on any anniversary of the initial Strategy Application Date is below the minimum value of $5,000 for any reason, we may terminate your Contract on that anniversary. If your Contract has Terms that end on the same date because you made only one Purchase Payment, any involuntary termination will occur on that date. If your Contract has Terms that end on different dates because you made more than one Purchase Payment, any involuntary termination will occur on one of those dates, which will be the end of one Term but not the end of the other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Daily Value Percentages used to calculate the values of Indexed Strategies with Terms that are not ending on the termination date.

No Direct Investment in S&P 500 Index

When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. The S&P 500 Index is calculated without taking into account dividends paid on stocks that make up the S&P 500 Index. In addition, because the performance of an S&P 500 Indexed Strategy is linked to the performance of the S&P 500 Index and not the performance of the stocks included in the Index, your return may be less than that of a direct investment in such stocks. In addition, due to the same limitations, your return may be less than that of a direct investment in a fund that tracks the S&P 500 Index.

No Direct Investment in an iShares ETF

When you allocate money to an Indexed Strategy that uses the iShares MSCI EAFE ETF or iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, the securities or other assets held by the fund, in any underlying index tracked by the fund, or in the securities or other assets held by such underlying index. In addition, because the performance of an iShares ETF is linked to the performance of the share price of the ETF, which is determined by trading on the exchange, and not the performance of its investment portfolio, its underlying index or the components of that index, your return may be less than that of a direct investment in the securities or other assets held by the fund or a direct investment in the components of the fund’s underlying index. In addition, due to the same limitations, your return may be less than that of a direct investment in the fund.

No Direct Investment in SPDR Gold Shares ETF

When you allocate money to an Indexed Strategy that uses the SPDR Gold Shares ETF, you will not be investing in that exchange-traded fund or in gold. In addition, because the performance of the SPDR Gold Shares ETF is linked to the performance of the share price of the ETF, which is determined by trading on the exchange, and not the performance of its investment portfolio, its underlying index or the components of that index, your return may be less than that of a direct investment in the securities or other assets held by the fund or a direct investment in the components of the fund’s underlying index. In addition, due to the same limitations, your return may be less than that of a direct investment in the fund.

No Direct Investment in First Trust Barclays Edge Index

When you allocate money to an Indexed Strategy that uses the First Trust Barclays Edge Index, you will not be investing in that Index, or in any stock or bonds included in that Index. The First Trust Barclays Edge Index is calculated assuming that dividends paid on stocks that make up the First Trust Barclays Edge Index are reinvested. In addition, because the performance of the First Trust Barclays Edge Indexed Strategy is linked to the performance of the First Trust Barclays Edge Index and not the performance of the stocks and bonds included in the Index, your return may be less than that of a direct investment in such stocks and bonds. In addition, due to the same limitations, your return may be less than that of a direct investment in a fund that tracks the First Trust Barclays Edge Index.

No Direct Investment in Russell 2000 Index

When you allocate money to an Indexed Strategy that uses the Russell 2000 Index, you will not be investing in that Index, or in any stock included in that Index. The Russell 2000 Index is calculated without taking into account dividends paid on stocks that make up the Russell 2000 Index. In addition, because the performance of a Russell 2000 Indexed Strategy is linked to the performance of the Russell 2000 Index and not the performance of the stocks included in the Index, your return may be less than that of a direct investment in such stocks. In addition, due to the same limitations, your return may be less than that of a direct investment in a fund that tracks the Russell 2000 Index.

Divergence of Performance

The performance of an Indexed Strategy will diverge from the performance of the underlying Index because changes in the value of an Indexed Strategy at the end of a Term are subject to Caps, Upside Participation Rates, or Trigger Rates and the Downside Participation Rate, Floor, or Buffer, or trigger and because changes in the value of an Indexed Strategy before the end of a Term are based on the Daily Value Percentage.

Market Risk Related to Indexes

Money allocated to an Indexed Strategy that uses the S&P 500 Index, Russell 2000 Index, or the First Trust Barclays Edge Index is subject to the risk that the market value of the underlying securities that comprise the applicable Index may decline over a Term. Likewise, money allocated to an Indexed Strategy that uses the iShares MSCI EAFE ETF, the iShares U.S. Real Estate ETF, or the SPDR Gold Shares ETF is subject to the risk that the fund’s share price may decline over a Term. The level of the S&P 500 Index and the First Trust Barclays Edge Index and the share prices of the SPDR Gold Shares ETF, iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF may be volatile. Any such market loss in an amount up to the Downside Participation Rate will be reflected in the Indexed Strategy value. For example, with a Downside Participation Rate of 50%, the Indexed Strategy value will be reduced by 50% of a fall in the Index at the end of a Term. This risk applies even if you do not take a withdrawal before the end of a Term. For a 10% Buffer Strategy, the Indexed Strategy value will be reduced by any amount by which the fall in the Index at the end of the Term exceeds the 10% Buffer. For a 20% Buffer Strategy, the Indexed Strategy value will be reduced by any amount by which the fall in the Index at the end of the Term exceeds the 20% Buffer. For a Floor Strategy with a floor of -10%, the Indexed Strategy value will be reduced at the end of the Term by the fall in the Index, not to exceed -10%. This risk also applies even if you do not take a withdrawal before the end of a Term.

Geopolitical conflicts could also create economic disruption, including increased market volatility, and presents economic uncertainty. The full impact and duration of these events are difficult to determine in advance. Any such impact could adversely affect the performance of the securities that comprise the Indexes and may lead to losses on your investment in the Indexed Strategies.

The historical performance of an Index does not guarantee future results.

S&P 500 Index. The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. Any positive change in the S&P 500 Index over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because such total return will reflect dividend payments on those stocks and the S&P 500 Index will not reflect those dividend payments. More information about the S&P 500 Index is set out in the Indexes section of this prospectus.

The S&P 500 Index is subject to multiple principal investment risks, such as those related to its investments in large-capitalization companies. The S&P 500 Index tracks a subset of the U.S. stock market, which could cause the S&P 500 Index to perform differently from the overall stock market. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies. In addition, the S&P 500 Index may, at times, become focused in stocks of a particular market sector, which would subject the S&P 500 Index to proportionately higher exposure to the risks of that sector.

iShares MSCI EAFE ETF. The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. It may include large- or mid-capitalization companies. The share price of the iShares MSCI EAFE ETF is tied to the performance of large- and mid-capitalization developed market equites, excluding the U.S. and Canada. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares MSCI EAFE ETF is set out in the Indexes section of this prospectus. To learn more about the iShares MSCI EAFE ETF, visit iShares.com and search ticker symbol EFA.

The fund is subject to several principal investment risks, such as those related to its investments in large-capitalization and mid-capitalization foreign companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Mid-capitalization companies are also more likely to fail than larger companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory and economic uncertainty). Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, currency risk, cyber security risk, equity securities risk, financials sector risk, geographic risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, national closed market trading risk, non-U.S. securities risk, operational risk, passive investment risk, reliance on trading partners risk, risk of investing in developed countries, risk of investing in Japan, securities lending risk, structural risk, tracking error risk and valuation risk.

iShares U.S. Real Estate ETF. The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment results of an index composed of U.S. equities in the real estate sector (Dow Jones U.S. Real Estate Index). This underlying index may include large-, mid- or small-capitalization companies. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares U.S. Real Estate ETF is set out in the Indexes section of this prospectus. To learn more about the iShares U.S. Real Estate ETF, visit iShares.com and search ticker symbol IYR.

The fund is subject to several principal investment risks, such as those related to its investments in large-, mid- and small-capitalization U.S. companies in the real estate sector. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of smaller companies (including mid- and small-capitalization companies) may be more volatile and may involve more risk than the securities of larger companies. Smaller companies are also more likely to fail than larger companies. Companies that invest in real estate are highly sensitive to the risks of owning real estate, to general and local economic conditions and developments in the real estate market, and to changes in interest rates. Many companies that invest in real estate utilize leverage (and some may be highly leveraged), which increases investment risk, and could potentially magnify the fund’s losses. Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, cyber security risk, dividend risk, equity securities risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, operational risk, passive investment risk, real estate investment risk, risk of investing in the United States, securities lending risk and tracking error risk.

SPDR Gold Shares ETF. The SPDR Gold Shares ETF represents units of beneficial interest in, and ownership of, the SPDR Gold Trust, an exchange traded fund that holds gold bullion. The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The shares are designed to mirror as closely as possible the price of gold, and the value of the shares relates directly to the value of the gold held by the trust, less its liabilities. The price of gold has fluctuated widely over the past several years and the shares have experienced significant price fluctuations. The value of the gold held by the trust is determined using the London Bullion Market Association (LBMA) Gold Price PM. The Gold Shares trade on the NYSE Arca under the symbol GLD. For more information, visit www.spdrgoldshares.com.

The fund is subject to several principal investment risks related to the price of gold. The price of gold has fluctuated widely over the past several years and the shares have experienced significant price fluctuations. Several factors may affect the price of gold, including:

•

Global gold supply and demand, which is influenced by such factors as gold’s uses in jewelry, technology and industrial applications, purchases made by investors in the form of bars, coins and other gold products, forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold producing countries such as China, the United States and Australia;

•	Global or regional political, economic or financial events and situations, especially those unexpected in nature;

•	Investors’ expectations with respect to the rate of inflation;

•	Currency exchange rates;

•	Interest rates;

•	Investment and trading activities of hedge funds and commodity funds; and

•	Other economic variables such as income growth, economic output, and monetary policies.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: price risk, passive investment risk, trading market risk, risk of loss, damage, theft, or restriction on access, and risks related to the fund’s ETF structure.

First Trust Barclays Edge Index. The First Trust Barclays Edge Index is designed to combine capital strength and value equity investment methodologies with a mix of US Treasury futures indexes for the potential to provide stable returns over time. The First Trust Barclays Edge Index consists of an equity component that combines stocks from the Capital Strength Index and the Value Line® Dividend Index. The Capital Strength Index starts with the largest 500 companies in the NASDAQ US benchmark index and then reduces the selection universe by screening for companies that meet minimum criteria including cash and/or short-term investments on their balance sheets, low debt-to-market cap ratios and attractive return-on-equity. It then selects the top 50 names from this smaller universe based on low historical volatility. The Value Line Dividend Index starts with the universe of stocks published in its The Value Line Investment Survey publication and then selects those with a Value Line® Safety Rank of 1 or 2, with attractive dividends and market cap of one billion dollars or above. It then equally weights all stocks that meet those conditions (generally, around 160-200 stocks). The First Trust Barclays Edge Index then combines the stocks represented in The Capital Strength Index and the Value Line® Dividend Index with an equal-weight assigned to each underlying index and rebalanced back to equal-weight on a monthly basis. Furthermore, since the index is on an excess return basis (i.e., it returns the index performance in excess of risk free rates), the risk free return is deducted from the equity underliers. The risk free rate used in this calculation is the U.S. Fed Funds Rate published by the Federal Reserve of New York (ticker: FEDL01) for each day divided by 360 as outlined in the Index Rulebook. No such adjustment is needed to the US Treasury futures indexes as these securities returns are naturally on an excess return basis.

The Index uses an optimizer to evaluate its exposure to stocks and US Treasury futures indexes on a daily basis to target a 7% volatility level. This volatility control mechanism aims to target or limit the volatility of the index return over time by adjusting the exposure of the index constituents through a rules-based process called mean-variance optimization. The optimizer defines risk using both shorter and longer term measures of historical realized volatility. It then seeks to determine the allocations between the equity and US Treasury futures index that produce the highest expected return for the target volatility level, subject to constraints. Depending on the constraints of the optimizer at the time, the Index may or may not allocate to the US Treasury futures indexes. When the volatility measures are low, the index can have exposure greater than 100%. However, the optimizer is constrained such that the exposure can never be greater than 225%. Likewise, when volatility is high, the index exposure can be less than 100%. In addition, the First Trust Barclays Edge Index generally rebalances based on end-of-day values in the event there is a deviation in the index component weights of 10% or more, on an absolute basis, from the previous index rebalance value.

The performance of the First Trust Barclays Edge Index reflects the deduction of operating costs and rebalancing costs from the valuation of the underlying indexes. These costs, deducted as an annualized percentage on a daily basis, are fixed for the underlying indexes. The operating costs for the First Trust Barclays Edge Index range from 0.20% to 0.60%, and the rebalancing costs for the First Trust Barclays Edge Index range from 0.02% to 0.03%. The operating costs represent an estimate of the costs that would be incurred to buy and sell the index components. The rebalancing costs represent an estimate of the costs that would be incurred each time the Index rebalances due to changes in weightings of the Index components. The deduction of these costs occurs at the First Trust Barclays Edge Index level (i.e., the return on the First Trust Barclays Edge Index is reduced based on the applicable operating and rebalancing costs).

The principal risks of the First Trust Barclays Edge Index include:

DEBT SECURITIES RISK. Investments in debt securities subject the holder to the credit risk of the issuer. Credit risk refers to the possibility that the issuer or other obligor of a security will not be able or willing to make payments of interest and principal when due. Generally, the value of debt securities will change inversely with changes in interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. During periods of falling interest rates, the income received by a portfolio may decline. If the principal on a debt security is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. Debt securities generally do not trade on a securities exchange making them generally less liquid and more difficult to value than common stock.

EQUITY SECURITIES RISK. Equity securities prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant equity market, such as market volatility, or when political or economic events affecting an issuer occur. Common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Equity securities may decline significantly in price over short or extended periods of time, and such declines may occur in the equity market as a whole, or they may occur in only a particular country, company, industry or sector of the market.

INFLATION RISK. Inflation risk is the risk that the value of assets or income from investments will be less in the future as inflation decreases the value of money. As inflation increases, the present value of a portfolio’s assets and distributions may decline.

INTEREST RATE RISK. Interest rate risk is the risk that the value of the debt securities in an underlying portfolio will decline because of rising market interest rates. Interest rate risk is generally lower for shorter term debt securities and higher for longer-term debt securities. A portfolio may be subject to a greater risk of rising interest rates than would normally be the case due to the current period of historically low rates and the effect of potential government fiscal policy initiatives and resulting market reaction to those initiatives. Higher market interest rates may reduce returns for the First Trust Barclays Edge Index. Duration is a reasonably accurate measure of a debt security’s price sensitivity to changes in interest rates and a common measure of interest rate risk. Duration measures a debt security’s expected life on a present value basis, taking into account the debt security’s yield, interest payments and final maturity. In general, duration represents the expected percentage change in the value of a security for an immediate 1% change in interest rates. For example, the price of a debt security with a three-year duration would be expected to drop by approximately 3% in response to a 1% increase in interest rates. Therefore, prices of debt securities with shorter durations tend to be less sensitive to interest rate changes than debt securities with longer durations. As the value of a debt security changes over time, so will its duration.

MARKET RISK. Securities are subject to market fluctuations caused by such factors as economic, political, regulatory or market developments, changes in interest rates and perceived trends in securities prices. In addition, local, regional or global events such as war, acts of terrorism, spread of infectious diseases or other public health issues, recessions, or other events could have a significant negative impact on the market and investment portfolios. For example, the coronavirus disease 2019 (COVID-19) global pandemic and the aggressive responses taken by many governments, including closing borders, restricting international and domestic travel, and the imposition of prolonged quarantines or similar restrictions, had negative impacts, and in many cases severe impacts, on markets worldwide. While the development of vaccines has slowed the spread of the virus and allowed for the resumption of reasonably normal business activity in the United States, many countries continue to impose lockdown measures in an attempt to slow the spread. Additionally, there is no guarantee that vaccines will be effective against emerging variants of the disease. As this global pandemic illustrated, such events may affect certain geographic regions, countries, sectors and industries more significantly than others. These events also adversely affect the prices and liquidity of portfolio securities or other instruments and could result in disruptions in the trading markets.

REIT RISK. REITs typically own and operate income-producing real estate, such as residential or commercial buildings, or real-estate related assets, including mortgages. As a result, investments in REITs are subject to the risks associated with investing in real estate, which may include, but are not limited to: fluctuations in the value of underlying properties; defaults by borrowers or tenants; market saturation; changes in general and local operating expenses; and other economic, political or regulatory occurrences affecting companies in the real estate sector. REITs are also subject to the risk that the real estate market may experience an economic downturn generally, which may have a material effect on the real estate in which the REITs invest and their underlying portfolio securities. REITs may have also a relatively small market capitalization which may result in their shares experiencing less market liquidity and greater price volatility than larger companies. Increases in interest rates typically lower the present value of a REIT’s future earnings stream, and may make financing property purchases and improvements more costly. Because the market price of REIT stocks may change based upon investors’ collective perceptions of future earnings, the value of a portfolio that holds REITs will generally decline when investors anticipate or experience rising interest rates.

U.S. GOVERNMENT SECURITIES RISK. U.S. government securities are subject to interest rate risk but generally do not involve the credit risks associated with investments in other types of debt securities. As a result, the yields available from U.S. government securities are generally lower than the yields available from other debt securities. U.S. government securities are guaranteed only as to the timely payment of interest and the payment of principal when held to maturity. While securities issued or guaranteed by U.S. federal government agencies (such as Ginnie Mae) are backed by the full faith and credit of the U.S. Department of the Treasury, securities issued by government sponsored entities (such as Fannie Mae and Freddie Mac) are solely the obligation of the issuer and generally do not carry any guarantee from the U.S. government.

VOLATILITY CONTROL RISK. Volatility is a measure of the extent of variation in the returns of an asset over a period of time. The Index may reduce its exposure to one or more markets during periods of volatility in order to mitigate volatility in the value of the Index. During times when the Index reduces its market exposure in response to volatility, the Index will not fully participate in the growth in that market. Reducing market exposure during periods of volatility may mitigate the impact of short-term, significant market fluctuations in the Index’s return, but may also cause the Index to not fully participate in recoveries in those markets. There is no guarantee that any volatility control methodology will be successful.

Russell 2000 Index. [The Russell 2000® Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small-cap opportunity set.

The Russell 2000® Index includes approximately 2,000 of the smallest companies, based on a combination of their market cap and current index membership, that are included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 US companies, which represents the vast majority of the investable US equity market.

Compared to mid- and large-cap companies, small-cap companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile.]

Market Risk Related to Option Prices

Before the end of a Term, money allocated to an Indexed Strategy is subject to the risk that changes in the related option prices may have a negative effect on the value of the Indexed Strategy. This risk applies only if you take a withdrawal or surrender your Contract before the end of a Term.

Performance Lock Risk

If you make a Performance Lock election, you will no longer participate in the positive or negative performance of the Index over the remainder of the Term. This means the value of the Indexed Strategy cannot increase for the remainder of the Term, even if the Index rises over the remainder of the Term.

A Performance Lock election is effective on the second Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance the gain or loss applicable to the Indexed Strategy when electing a Performance Lock. The gain or loss may be higher or lower at the time the Performance Lock election goes effective than it was when you submitted your Request in Good Order. Note: A Performance Lock election is not available for Contracts issued in Missouri or Nebraska.

Regulatory Risk

MassMutual Ascend Life is not an investment company. Neither MassMutual Ascend Life nor the separate account that we established in connection with the Contracts is registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability

No company other than MassMutual Ascend Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of MassMutual Ascend Life for its claims-paying ability.

Our general account assets fund the guarantees provided in the Contracts. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We established a non-unitized separate account for the purpose of supporting our obligation to adjust the Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets in the non-unitized separate account are not chargeable with liabilities arising out of any other business that we conduct but may lose value. The non-unitized separate account differs from the unitized separate accounts that support our variable annuity contracts. As a result, unlike the owner of a traditional variable annuity who has a beneficial interest in, and participates in the performance of, the assets of the related unitized separate account, you do not have any interest in or claim on the assets in the non-unitized separate account and you will not participate in any way in the performance of assets held in that account.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages [A6-A10].

•	Financial losses including those resulting from the following events:

•	Adverse developments in financial markets and deterioration in global economic conditions

•	Unfavorable interest rate environments

•	Losses on our investment portfolio

•	Loss of market share due to intense competition

•	Ineffectiveness of risk management policies

•	Changes in applicable law and regulations

•	Inability to obtain or collect on reinsurance

•	A downgrade or potential downgrade in our financial strength ratings

•	Variations from actual experience and management’s estimates and assumptions that could result in inadequate reserves

•	Significant variations in the amount of capital we must hold to meet statutory capital requirements

•	Legal actions and regulatory proceedings

•	Difficulties with technology or data security

•	Failure to protect confidentiality of customer information

•	Failure to maintain effective and efficient information systems

•	Occurrence of catastrophic events, public health crises (e.g., the Covid-19 pandemic) terrorism or military actions

The economic impacts of the COVID-19 pandemic may negatively affect our financial condition and results of operations. The extent to which the COVID-19 pandemic impacts financial markets, the global economy, and our financial strength and claims-paying ability will depend on future developments that cannot be predicted with certainty. We continue to be subject to significant state solvency regulations that require us to reserve amounts to pay our contractual guarantees. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risks Primarily Related to MMALIC’s Financial Strength and Claims-Paying Ability,” and “Financial Statements”, and “Regulation” for additional financial information about the company and the state solvency regulations to which we are subject.

INDEXED STRATEGIES

The Indexed Strategies provide returns that are based, in part, upon changes in an Index. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.

Unless you have made a Performance Lock election, any increase in the value of an Indexed Strategy at the end of a Term is based on the change in the applicable Index since the start of that Term and the Cap, Upside Participation Rate, or Trigger Rate for that Term. At the end of a Term, any decrease in the value of an Indexed Strategy is determined based on the fall in the applicable Index since the start of that Term and the Downside Participation Rate, Floor or Buffer.

If you have made a Performance Lock election, any increase or decrease in the value of an Indexed Strategy before the end of a Term is based on the calculated price of hypothetical options related to the possible future change in the applicable Index over the Term, the initial cost of those options, and the trading cost related to those options. The calculated price of those options takes into account the Cap, or the Trigger Rate for the Term and the Floor, the Buffer, and the trigger.

If you have made a Performance Lock election, then beginning at the second Market Close following receipt of your election and continuing through the end of the Term, any increase or decrease in the value of an Indexed Strategy is locked in based on the Daily Value Percentage which is the calculated price of hypothetical options related to the possible future change in the applicable Index over the Term, the initial cost of those options, and the trading cost related to those options, all as determined at that second Market Close. Note: A Performance Lock election is not available for Contracts issued in Missouri or Nebraska.

Each Indexed Strategy has a Cap, an Upside Participation Rate, or a Trigger Rate for each Term. We will set a new Cap, Upside Participation Rate, or Trigger Rate for each Indexed Strategy prior to the start of each Term.

The Downside Participation Rate, Floor or Buffer for a Strategy will not change from Term to Term. For each Term of each Indexed Strategy with a Downside Participation Rate that we currently offer, the Downside Participation Rate is 50%. For each Term of an Indexed Strategy with a Buffer that we currently offer, the Buffer is 10% or 20%. For each Term of the Indexed Strategies with a Floor that we currently offer, the Floor is either -10% or 0%.

Each Term it is possible for you to lose a portion of the money you allocated to any Indexed Strategy at the end of a Term or if you take a withdrawal before the end of a Term. In extreme circumstances, it is possible for you to lose all of the money you allocated to any Indexed Strategy if you Surrender your Contract before the end of a Term.

Available Indexed Strategies

For this Contract, we currently offer twenty-four Indexed Strategies. Each of these Indexed Strategies uses one of six Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, iShares® U.S. Real Estate ETF, SPDR Gold Shares ETF, First Trust Barclays Edge Index, and Russell 2000® Index. Sixteen of these Indexed Strategies have one-year Terms, two have two-year Terms, two have three-year Terms, and four have six-year Terms. The returns of each Index, except the First Trust Barclays Edge Index, do not reflect the reinvestment of dividends.

Strategy	Index	Term	Negative Return Factor	Positive Return Factor
S&P 500 1-year 0% Floor with Cap*	S&P 500®	1-year	0% Floor	Cap

S&P 500 1-year -10% Floor with Cap*	S&P 500®	1-year	-10% Floor	Cap

S&P 500 1-year 10% Buffer with Cap*	S&P 500®	1-year	10% Buffer	Cap

S&P 500 1-year 10% Buffer with Performance Trigger*	S&P 500®	1-year	10% Buffer	Trigger Rate

S&P 500 1-year 10% Buffer with Dual Performance Trigger*	S&P 500®	1-year	10% Buffer	Trigger Rate

S&P 500 1-year 20% Buffer with Cap*	S&P 500®	1-year	20% Buffer	Cap

S&P 500 1-year 20% Buffer with Performance Trigger*	S&P 500®	1-year	20% Buffer	Trigger Rate

S&P 500 1-year 50% Downside Participation Rate with Cap	S&P 500®	1-year	50% Downside Participation Rate	Cap

S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate	S&P 500®	1-year	50% Downside Participation Rate	Upside Participation Rate

S&P 500 2-year 50% Downside Participation Rate with Cap	S&P 500®	2-year	50% Downside Participation Rate	Cap

S&P 500 2-year 50% Downside Participation Rate with Upside Participation Rate	S&P 500®	2-year	50% Downside Participation Rate	Upside Participation Rate

Strategy	Index	Term	Negative Return Factor	Positive Return Factor
S&P 500 3-year 10% Buffer with Upside Participation Rate*	S&P 500®	3-year	10% Buffer	Upside Participation Rate

S&P 500 3-year 20% Buffer with Upside Participation Rate*	S&P 500®	3-year	20% Buffer	Upside Participation Rate

S&P 500 6-year 10% Buffer with Upside Participation Rate	S&P 500®	6-year	10% Buffer	Upside Participation Rate

S&P 500 6-year 20% Buffer with Upside Participation Rate*	S&P 500®	6-year	20% Buffer	Upside Participation Rate

iShares MSCI EAFE ETF 1-year -10% Floor with Cap*	iShares MSCI EAFE ETF	1-year	-10% Floor	Cap

iShares MSCI EAFE ETF 1-year 50% Downside Participation Rate with Upside Participation Rate	iShares MSCI EAFE ETF	1-year	50% Downside Participation Rate	Upside Participation Rate

iShares U.S. Real Estate ETF 1-year -10% Floor with Cap*	iShares U.S. Real Estate ETF	1-year	-10% Floor	Cap

iShares U.S. Real Estate ETF 1-year 50% Downside Participation Rate with Upside Participation Rate	iShares U.S. Real Estate ETF	1-year	50% Downside Participation Rate	Upside Participation Rate

SPDR Gold Shares ETF 1-year -10% Floor with Cap*	SPDR Gold Shares ETF	1-year	-10% Floor	Cap

First Trust Barclays Edge 1-year 10% Buffer with Upside Participation Rate*	First Trust Barclays Edge	1-year	10% Buffer	Upside Participation Rate

First Trust Barclays Edge 1-year 50% Downside Participation Rate with Upside Participation Rate*	First Trust Barclays Edge	1-year	50% Downside Participation Rate	Upside Participation Rate

Russell 2000 6-year 10% Buffer with Upside Participation Rate*	Russell 2000®	6-year	10% Buffer	Upside Participation Rate

Russell 2000 6-year 20% Buffer with Upside Participation Rate*	Russell 2000®	6-year	20% Buffer	Upside Participation Rate

*	These 17 Strategies are not available for Contracts issued in Missouri or Nebraska until such time as state approval is received.

A Performance Lock election may be made for any Term or Terms of the S&P 500 Indexed Strategies (excluding the 0% Floor with Cap Indexed Strategy and the three Trigger Strategies) and the First Trust Barclays Edge Indexed Strategies on or after the later of May 7, 2023, or the date that state approval is received. If you make a Performance Lock election for a given Term of an eligible Strategy, you may not change or revoke that election or make a second election for that same Term of that same Strategy.

Contracts issued before May 7, 2023, may have allocated funds to two additional Indexed Strategies. These two Indexed Strategies have been discontinued. They are not available for new or existing Contracts for any new Term that begins after May 7, 2023:

Discontinued Strategy	Index	Term	Negative Return Factor	Positive Return Factor
iShares MSCI EAFE ETF 2-year Term with Participation Rate	MSCI EAFE ETF	2-year	50% Downside Participation Rate	Upside Participation Rate
iShares U.S. Real Estate ETF 2-year Term with Participation Rate	iShares U.S. Real Estate ETF	2-year	50% Downside Participation Rate	Upside Participation Rate

For existing Contracts, at the end of the current Term, any funds in one of these discontinued Indexed Strategies will be transferred to the Declared Rate Strategy unless the Owner elects otherwise.

Possible Changes in Indexed Strategies

The S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy will always be available. At the end of a Term, we may stop offering any other Indexed Strategy. Consequently, any other Indexed Strategy listed above may not be available after the end of the initial Term. We have the right to replace the Index associated with an Indexed Strategy under certain circumstances.

In the future, we may offer new Indexed Strategies. Any new Buffer Strategy will offer protection against loss at least equal to a 5% Buffer. Any new Floor Strategy will offer protection against loss at least equal to a -20% Floor. Any new Downside Participation Rate Strategy will offer protection against loss at least equal to a 75% Downside Participation Rate.

Indexed Strategies that may be available in the future may earn a return that is lower than the return your investments would have earned if they had been invested in the other Indexed Strategies that are currently available. In addition, any reduction in the available number of Indexed Strategies may reduce your opportunity to increase your Account Value.

Considerations in Choosing an Indexed Strategy

When choosing among Indexed Strategies, you should consider the characteristics and risk profiles of the Indexes, which are discussed in the Indexes section of this prospectus. You should also consider Term lengths. It is generally more difficult to predict Index performance over a longer Term. In addition, you cannot reallocate funds among Strategies before the end of a Term, and the only way to exit a Strategy before the end of a Term is to take a withdrawal or Surrender your Contract.

When choosing among Indexed Strategies that use the same Index, you should also consider how the Caps, Participation Rates, or Trigger Rates may affect the potential return.

•	A Cap Strategy provides you with the opportunity to participate fully in any rise in the Index up to the Cap, but you will not participate in any rise in the Index in excess of the Cap.

•

An Upside Participation Rate Strategy provides you with the opportunity to share in any rise in the Index without a Cap, but your share of any rise is limited by the rate at which you participate in the rise and may be less than 100%.

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A Trigger Strategy provides you with the opportunity to receive the Trigger Rate when the change in the Index over a Term is equal to or greater than the trigger, but you will not participate in any rise in the Index in excess of the Trigger Rate. For a Trigger Strategy with a trigger of 0%, the Trigger Rate is credited if the change in the Index is zero or is positive over a Term is zero or is positive. For a Dual Direction Trigger Strategy, the Trigger Rate is credited if the change in the Index is zero, is positive, or is negative but does not exceed the Buffer.

If we assume the Upside Participation Rate is less than 100%, here is how the performance will compare for similar Indexed Strategies with a Cap, Upside Participation Rate, and Trigger Rate and a 10% Buffer.

•	In any Term where the rise in the Index is less than the Cap, the Cap Strategy will always perform better than the corresponding Upside Participation Rate Strategy.

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In any Term where the rise in the Index is more than the Cap, but less than the Cap divided by the Upside Participation Rate, the Cap Strategy will always perform better than the corresponding Upside Participation Rate Strategy.

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In any Term where the rise in the Index is more than the Cap and equal to the Cap divided by the Upside Participation Rate, the Cap Strategy and Upside Participation rate Strategy will perform the same.

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In any Term where the rise in the Index is more than the Cap, and is more than the Cap divided by the Upside Participation Rate, the Upside Participation Rate Strategy will always perform better than the Cap Strategy.

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Any increase in the value of a Trigger Strategy will equal the Trigger Rate multiplied by the remaining Investment Base. This means that the performance of a Trigger Strategy will only perform better than other Strategies if the Trigger Rate is higher than the returns of the other Strategies after a Cap or Upside Participation Rate has been applied.

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In any Term where the Index falls by more than 10%, the Cap Strategy, Upside Participation Rate Strategy, or Trigger Strategy will produce the same results at the end of the Term because they have the same 10% Buffer. However, before the end of the Term, due to different option pricing, they may have different Daily Value Percentages and returns.

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In any Term where the Index falls by 10% or less, the Dual Performance Trigger Strategy will perform better than the Cap Strategy, Upside Participation Rate Strategy, and Trigger Strategy with a 0% trigger because the return of the Dual Performance Trigger Strategy will be positive, in an amount equal to the Trigger Rate, while the Cap Strategy, Upside Participation Rate Strategy, and Trigger Strategy with a 0% trigger will be zero at the end of the Term because they have the same 10% Buffer.

Examples. These examples are intended to help you understand the interplay between Caps, Upside Participation Rates, and Trigger Rates for Indexed Strategies with similar Terms in different market environments and how this interplay affects the comparative performance of Indexed Strategies that use the same Index. The example assumes that each strategy has downside protection in the form of a 10% Buffer.

Index rise over Term		Return at end of Term
	16% Cap	75% Upside Participation Rate	11% Trigger Rate for 0% Trigger Strategy	8% Trigger Rate for Dual Performance Trigger Strategy	Explanation
4%	4%	3%	11%	8%	The Cap Strategy has a better return than the Upside Participation Rate Strategy because the 4% rise in the Index is less than the 12% Cap.

14%	16%	10.5%	11%	8%	The Cap Strategy has a better return than the Upside Participation Rate Strategy because the 14% rise in the Index is more than the 12% Cap, but less than 16% (the 12% Cap divided by the 75% Upside Participation Rate).

16%	16%	12%	11%	8%	Both Strategies have the same positive return because the rise in the Index is equal to 16% (the 12% Cap divided by the 75% Upside Participation Rate).

20%	16%	15%	11%	8%	The Upside Participation Rate Strategy has a better return than the Cap Strategy because the 20% rise in the Index is more than 16% (the 12% Cap divided by the 75% Upside Participation Rate)

-10%	0%	0%	0%	8%	The Dual Performance Trigger Strategy provides a better return than all the other options.

-30%	-20%	-20%	-20%	-20%	All Strategies have the same negative return.

See the “Examples: Impact of Withdrawals on Contract Values and Amounts Realized” section below for more information about the interplay between Caps, Upside Participation Rates, and Trigger Rates for Indexed Strategies with different Terms in different market environments. See the “Indexed Strategy Value at End of Term” section below for more examples for each type of Indexed Strategy.

Term

Each Term of an Indexed Strategy will start and end on a Strategy Application Date. Each Term is either one year long, two years long, three years long, or six years long. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Indexed Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

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You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

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You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have a Term that starts and ends on May 6 and another Term that starts and ends on June 20.

Investment Base

The value of an Indexed Strategy is calculated using the Investment Base. The Investment Base is not your Account Value, Surrender Value, Annuity Payout value, or Death Benefit value, but it is used to calculate those values.

The Investment Base is the amount applied to the Strategy at the start of the current Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge during the current Term.

A withdrawal and the Related Early Withdrawal Charge reduce the Investment Base by an amount that is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal and the charge.

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If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the reduction in the Investment Base will be less than the withdrawal and the related Early Withdrawal Charge.

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If the Strategy value immediately before the withdrawal is less than the Investment Base, then the reduction in the Investment Base will be more than the withdrawal and the related Early Withdrawal Charge.

Here are the formulas that we use to calculate a reduction in the Investment Base for a withdrawal.

Withdrawal as a percentage of Strategy value = withdrawal and related charge / Strategy value before withdrawal

Reduction in Investment Base = Investment Base before withdrawal x withdrawal as a percentage of Strategy value

Investment Base after withdrawal = Investment Base before withdrawal—reduction in Investment Base

Indexed Strategy Value

At the end of a Term, unless you have made a Performance Lock election, the value of an Indexed Strategy is equal to:

•	the Investment Base at the end of the Term ; plus

•	any net increase for a rise in the Index for the Term (measured at the start and end of the Term); or minus

•	any net decrease for a fall in the Index for the Term (measured at the start and end of the Term).

In this formula, the Investment Base at the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge that you took during that Term. After we calculate the Investment Base at the end of the Term, we calculate any increase for a rise in the Index over that Term or any decrease for a fall in the Index over that Term. Any increase for the Term is subject to the Cap, Upside Participation Rate, or Trigger Rate for that Term. Any decrease for the Term is subject to the Downside Participation Rate, Floor, or Buffer.

Examples. At the end of a Term, the Investment Base in an Indexed Strategy is $5,000 . You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume that the Index had increased by 20% at the end of the Term, and either a Cap of 10%, an Upside Participation Rate of 50%, or a Trigger Rate of 10% was in place:

At Final Market Close of Term
Rise in Index	+20%

Increase as a Percentage	+10% (10% Cap, or 50% Par Rate x 20%, or 10% Trigger Rate)

Dollar Amount of Increase	+$500 ($5,000 x 10%)

Strategy value before Withdrawal	$5,500 ($5,000 + $500)

Withdrawal Amount	$1,000

Strategy value at Term End	$4,500 ($5,500 - $1,000)

If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000, your withdrawal amount would have been $1,053 ($1,000 / (1 – 0.05)), resulting in a Strategy Value at Term End of $4,447 ($5,500 - $1,053).

Assume that the Index had decreased by 20% at the end of the Term, and a Buffer of 10%, a Floor of -10%, or a 50% Downside Participation Rate was in place:

At Final Market Close of Term
Fall in Index	-20%

Decrease as a Percentage	-10% (20% fall minus 10% Buffer, or 50% Par Rate x -20%, or -10% Floor)

Dollar Amount of Decrease	-$500 ($5,000 x -10%)

Strategy value before Withdrawal	$4,500 ($5,000 - $500)

Withdrawal Amount	$1,000

Strategy value at Term End	$3,500 ($4,500 - $1,000)

If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000, your withdrawal amount would have been $1,053 ($1,000 / (1 – 0.05)), resulting in a Strategy value at Term End of $3,447 ($4,500 - $1,053).

On each day before the end of a Term, unless you have made a Performance Lock election, the value of an Indexed Strategy is equal to:

•	the Investment Base on that day; plus

•	any increase for a positive Daily Value Percentage; or minus

•	any decrease for a negative Daily Value Percentage.

In this formula, the Investment Base on each day before the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and related Early Withdrawal Charge that you took on or before that day. After we calculate the Investment Base on that day, we calculate any increase for a positive Daily Value Percentage or any decrease for a negative Daily Value Percentage.

A withdrawal and the related Early Withdrawal Charge reduce the value of an Indexed Strategy by an amount equal to the withdrawal and the charge.

Examples. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base at the start of the Term is $5,000. You take a $1,000 withdrawal and no Early Withdrawal Charge applies to the withdrawal.

Assume that the Daily Value Percentage is 5% on the withdrawal date.

•	The increase for the Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The Strategy value after the withdrawal is $4,250 ($5,250 - $1,000).

•	The withdrawal as a percentage of the Strategy value is 19.05% ($1,000 / $5,250).

•	The reduction in the Investment Base is $952 ($5,000 x 19.05%).

•	The Investment Base after the withdrawal is $4,048 ($5,000 - $952).

•	Because the Strategy value on the withdrawal date was more than the Investment Base, the reduction in the Investment Base is only $952, which is less than the $1000 withdrawal.

If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000:

•	The increase for the Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The total amount withdrawn is $1,053 ($1,000 / (1 – 0.05)).

•	The Strategy value after the withdrawal is $4,197 ($5,250 - $1,053).

•	The withdrawal as a percentage of the Strategy value is 20.05% ($1,053 / $5,250).

•	The reduction in the Investment Base is $1,003 ($5,000 x 20.05%).

•	The Investment Base after the withdrawal is $3,997 ($5,000 - $1,003).

•	Because the Strategy value on the withdrawal date was more than the Investment Base, the reduction in the Investment Base was $1,003, which is less than the $1,053 withdrawal.

Assume that the Daily Value Percentage is -10% on the withdrawal date.

•	The reduction for the Daily Value Percentage is equal to $500 ($5,000 x -10%).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The Strategy value after the withdrawal is $3,500 ($4,500 - $1,000).

•	The withdrawal as a percentage of the Strategy value is 22.22% ($1,000 / $4,500).

•	The reduction in the Investment Base is $1,111 ($5,000 x 22.22%).

•	The Investment Base after the withdrawal is $3,889 ($5,000 - $1,111).

•	Because the Strategy value on the withdrawal date was less than the Investment Base, the reduction in the Investment Base was $1,111, which is greater than the $1,000 withdrawal.

If in this example an Early Withdrawal Charge of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000:

•	The reduction for the Daily Value Percentage is equal to $500 ($5,000 x 10%).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The total amount withdrawn is $1,053 ($1,000 / (1 – 0.05)).

•	The Strategy value after the withdrawal is $3,447 ($4,500 - $1,053).

•	The withdrawal as a percentage of the Strategy value is 23.39% ($1,053 / $4,500).

•	The reduction in the Investment Base is $1,170 ($5,000 x 23.39%).

•	The Investment Base after the withdrawal is $3,830 ($5,000 - $1,170).

•	Because the Strategy value on the withdrawal date was less than the Investment Base, the reduction in the Investment Base was $1,170, which is greater than the $1,053 withdrawal.

Performance Lock

Performance Lock is an election to lock in the Daily Value Percentage for the remainder of a Term of an Indexed Strategy. You can make a Performance Lock election for each Term of an S&P 500 Strategy (excluding the 0% Floor with Cap Indexed Strategy and the three Trigger Strategies) and for each Term of a First Trust Barclays Edge Strategy that starts on or after the later of May 7, 2023, or the date that state approval is received. Only one performance lock election may be made for a given Term of a Strategy. Note: A Performance Lock election is not available for Contracts issued in Missouri or Nebraska.

You may make a Performance Lock election by a Request in Good Order. Once we receive your Request in Good Order, a Performance Lock election for a Term cannot be changed or revoked. You may access Daily Value Percentage information for the Indexed Strategies as of the previous day’s Market Close by calling 1-800-789-6771 or by accessing your account online at www.massmutualascend.com.

A Performance Lock election for a Term is effective on the second Market Close following our receipt of your Request in Good Order. After the second Market Close, the Strategy value before the end of the Term and the Strategy value at the end of the Term is based on the Daily Value Percentage as locked at that second Market Close. This means that the Daily Value Percentage as of that second Market Close will apply from that date on through the end of the Term.

Beginning on that second Market Close and continuing through the end of the Term, the value of an Indexed Strategy is equal to:

•	the Investment Base on that day; plus

•	any increase for a positive Daily Value Percentage, as locked on that second Market Close; or minus

•	any decrease for a negative Daily Value Percentage, as locked on that second Market Close.

After a Performance Lock election is effective, except for withdrawals and Early Withdrawal Charges, the value of a locked Strategy will not change until the start of the next Term.

A Performance Lock election does not affect the Investment Base, so the Indexed Strategy value will still change if the Investment Base is reduced by a withdrawal.

If you make a Performance Lock election for the S&P 500 6-Year 10% Buffer with Upside Participation Rate Indexed Strategy or the S&P 500 6-year 20% Buffer with Upside Participation Rate Strategy before the last year of the Term, that Term will end on the next anniversary of the Term start date. If you take no action and do not send us a reallocation request by that anniversary, then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy.

If you make a Performance Lock election for the S&P 500 3-year 10% Buffer with Upside Participation Rate Strategy or the S&P 500 3-year 20% Buffer with Upside Participation Rate Strategy before the last year of the Term, that Term will end on the next anniversary of the Term start date. If you take no action and do not send us a reallocation request by that anniversary, then we will apply the ending value of that Strategy to a new Term of that Strategy if it is available, or if it is not available, then to the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy.

If you make a Performance Lock election for the S&P 500 2-year 50% Downside Participation Rate with Cap Indexed Strategy or the S&P 500 2-year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy during the first year of the Term, that Term will end on the next anniversary of the Term start date. If you take no action and do not send us a reallocation request by that anniversary, then we will apply the ending value of that Strategy to a new 2-year Term of that Strategy.

Examples. You allocate $5,000 to an Indexed Strategy at the start of a 1-year Term. This means the Investment Base at the start of the Term is $5,000. You make a Performance Lock election, and on the second Market Close following receipt of that election the Daily Value Percentage is 5%.

Assume that you take no withdrawals.

•	The increase for the locked Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	On the second Market Close following receipt of the Performance Lock election, the Strategy value is $5,250 ($5,000 + $250).

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The Strategy value on each following day of the Term remains $5,250 because the Daily Value Percentage is locked. No further changes in the Daily Value Percentage (calculated using the Net Option Value, Amortized Option Cost, or Trading Cost) are taken into account.

•	The ending Strategy value is $5,250. The normal calculation based on the percentage change in the Index over the 1-year Term does not apply.

Assume you take a $1,000 withdrawal after the Performance Lock election is effective, and no Early Withdrawal Charge applies to the withdrawal:

•	The increase for the locked Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	On the second Market Close following receipt of the Performance Lock election, the Strategy value is $5,250 ($5,000 + $250).

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Until the withdrawal, the Strategy value on each following day of the Term remains $5,250 because the Daily Value Percentage is locked. No further changes in the net option value, amortized option cost, or trading cost are taken into account.

•	Immediately after the $1,000 withdrawal, the Strategy value is $4,250 ($5,250 - $1,000).

•	The withdrawal as a percentage of the Strategy value is 19.05% ($1,000 / $5,250)

•	The proportionate reduction in the Investment Base is $952 ($5,000 x 19.05%).

•	The Investment Base after the withdrawal is $4,048 ($5,000 - $952).

•	Because the Strategy value on the withdrawal date was more than the Investment Base, the reduction in the Investment Base was $952, which is less than the $1,000 withdrawal.

•	After the withdrawal, on each following day of the Term, the increase for the locked Daily Value Percentage is equal to $202 ($4,048 x5%).

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After the withdrawal, on each day of the Term, the Strategy value is $4,250 ($4,048 + $202). The Strategy value is the Investment Base after the withdrawal ($4,048) plus the increase for the locked Daily Value Percentage ($202).

•	The ending Strategy value is $4,250. The normal calculation based on the percentage change in the Index over the 1-year Term does not apply.

INDEXES

The returns of each Index, except the First Trust Barclays Edge Index, do not reflect the reinvestment of dividends.

S&P 500 Index

The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this index. Consequently, any positive change in the Index over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index.

The S&P 500 Index is subject to multiple principal investment risks, such as those related to its investments in large-capitalization companies. The S&P 500 Index tracks a subset of the U.S. stock market, which could cause the S&P 500 Index to perform differently from the overall stock market. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. In addition, the S&P 500 Index may, at times, become focused in stocks of a particular market sector, which would subject the S&P 500 Index to proportionately higher exposure to the risks of that sector.

SPDR Gold Shares ETF

The SPDR Gold Shares represent units of beneficial interest in, and ownership of, the SPDR Gold Trust, an exchange traded fund that holds gold bullion. The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The shares are designed to mirror as closely as possible the price of gold, and the value of the shares relates directly to the value of the gold held by the trust, less its liabilities. The value of the gold held by the trust is determined using the London Bullion Market Association (LBMA) Gold Price PM.

The Gold Shares trade on the NYSE Arca under the symbol GLD. For more information, visit www.spdrgoldshares.com.

iShares MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. It may include large- or mid-capitalization companies. The components of the underlying index, and the degree to which these components represent certain industries and/or countries, are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund’s shares trade on the NYSE Arca under the symbol EFA.

The iShares MSCI EAFE ETF is distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by MassMutual Ascend Life Insurance Company. MassMutual Ascend Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from MassMutual Ascend Life do not acquire any interest in the iShares MSCI EAFE ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any MassMutual Ascend Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares MSCI EAFE ETF or any data related thereto.

iShares U.S. Real Estate ETF

The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment results of an index composed of U.S. equities in the real estate sector (Dow Jones U.S. Real Estate Index). This underlying index may include large-, mid- or small-capitalization companies. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund’s shares trade on the NYSE Arca under the symbol IYR.

The iShares U.S. Real Estate ETF is distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by MassMutual Ascend Life Insurance Company. MassMutual Ascend Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from MassMutual Ascend Life do not acquire any interest in the iShares U.S. Real Estate ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any MassMutual Ascend Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares U.S. Real Estate ETF or any data related thereto.

First Trust Barclays Edge Index

The First Trust Barclays Edge Index is designed to combine capital strength and value equity investment methodologies with a mix of US Treasury futures indexes for the potential to provide stable returns over time. The First Trust Barclays Edge Index consists of an equity component that combines stocks from the Capital Strength Index and the Value Line® Dividend Index. The Capital Strength Index starts with the largest 500 companies in the NASDAQ US benchmark index and then reduces the selection universe by screening for companies that meet minimum criteria including cash and/or short-term investments on their balance sheets, low debt-to-market cap ratios and attractive return-on-equity. It then selects the top 50 names from this smaller universe based on low historical volatility. The Value Line Dividend Index starts with the universe of stocks published in its The Value Line Investment Survey publication and then selects those with a Value Line® Safety Rank of 1 or 2, with attractive dividends and market cap of one billion dollars or above. It then equally weights all stocks that meet those conditions (generally, around 160-200 stocks). The First Trust Barclays Edge Index then combines the stocks represented in The Capital Strength Index and the Value Line Dividend Index with an equal-weight assigned to each underlying index and rebalanced back to equal-weight on a monthly basis. Furthermore, since the index is on an excess return basis (i.e., it returns the index performance in excess of risk free rates), the risk free return is deducted from the equity underliers. The risk free rate used in this calculation is the U.S. Fed Funds Rate published by the Federal Reserve of New York (ticker: FEDL01) for each day divided by 360 as outlined in the Index Rulebook. No such adjustment is needed to the US Treasury futures indexes as these securities returns are naturally on an excess return basis.

The Index uses an optimizer to evaluate its exposure to stocks and US Treasury futures indexed on a daily basis to target a 7% volatility level. This volatility control mechanism aims to target or limit the volatility of the index return over time by adjusting the exposure of the index constituents through a rules-based process called mean-variance optimization. The optimizer defines risk using both shorter and longer term measures of historical realized volatility. It then seeks to determine the allocations between the equity and US Treasury futures index that produce the highest expected return for the target volatility level, subject to constraints. Depending on the constraints of the optimizer at the time, the Index may or may not allocate to the US Treasury futures indexes. When the volatility measures are low, the index can have exposure greater than 100%. However, the optimizer is constrained such that the exposure can never be greater than 225%. Likewise, when volatility is high, the index exposure can be less than 100%. In addition, the First Trust Barclays Edge Index generally rebalances based on end-of-day values in the event there is a deviation in the index component weights of 10% or more, on an absolute basis, from the previous index rebalance value. Note: The First Trust Barclays Edge Strategies are not available for Contracts issued in Missouri or Nebraska.

For more information visit https://www.ftindexingsolutions.com/

The performance of the First Trust Barclays Edge Index reflects the deduction of operating costs and rebalancing costs from the valuation of the underlying indexes. These costs, deducted as an annualized percentage on a daily basis, are fixed for the underlying indexes. The operating costs for the First Trust Barclays Edge Index range from 0.20% to 0.60%, and the rebalancing costs for the First Trust Barclays Edge Index range from 0.02% to 0.03%. The operating costs represent an estimate of the costs that would be incurred to buy and sell the index components. The rebalancing costs represent an estimate of the costs that would be incurred each time the Index rebalances due to changes in weightings of the Index components. The deduction of these costs occurs at the First Trust Barclays Edge Index level (i.e., the return on the First Trust Barclays Edge Index is reduced based on the applicable operating and rebalancing costs).

The First Trust Barclays Edge Index is a custom index created for use in annuities issued by MassMutual Ascend Life Insurance Company. The Index sponsor and the Company have an exclusive agreement in place for this purpose, but the Index sponsor could license the First Trust Barclays Edge Index for additional use at some point in the future once the exclusive time period is complete. The First Trust Barclays Edge Index has no performance history prior to April 14, 2023.

The First Trust Barclays Edge Index (“FTIS Index”) is a product of FT Indexing Solutions LLC (“FTIS”) and is administered and calculated by Bloomberg Index Service Limited and its affiliates (collectively, “BISL”). FIRST TRUST® is a trademark of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademark have been licensed for use for certain purposes by Barclays, Bloomberg, and MassMutual Ascend Life Insurance Company (“MassMutual Ascend”) in connection with the FTIS Index and MassMutual Ascend’s products.

The Capital Strength Index (“Nasdaq Index”) is a product of Nasdaq, Inc. (collectively, with its affiliates, “Nasdaq”). NASDAQ®, CAPITAL STRENGTH INDEXTM, and NQCAPSTTM are trademarks of Nasdaq.

The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and MassMutual Ascend in connection with the FTIS Index and MassMutual Ascend’s products.

The Value Line Dividend Index (“Value Line Index”) is a product of Value Line, Inc. (“Value Line”). VALUE LINE® and VALUE LINE DIVIDEND INDEX™ are trademarks or registered trademarks of Value Line. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and MassMutual Ascend in connection with the FTIS Index and MassMutual Ascend’s products. The FTIS Index is not sponsored, endorsed, recommended, sold or promoted by Value Line and Value Line makes no representation regarding the advisability of investing in the FTIS Index.

BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. Bloomberg Finance L.P., BISL and their affiliates (“Bloomberg”) are not affiliated with First Trust or Barclays. Bloomberg’s relationship to First Trust and Barclays is only (1) in the licensing of the FIRST TRUST®, BARCLAYS®, and FIRST TRUST BARCLAYS EDGE INDEX™ trademarks and (2) to act as the administrator and calculation agent of the FTIS Index, which is the property of FTIS.

MassMutual Ascend’s products are not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, Bloomberg, Nasdaq, Value Line, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to MassMutual Ascend’s products. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Barclays Indices, Nasdaq Index, or Value Line Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Barclays Indices , Nasdaq Indices, or Value Line Index particularly, or the ability of the FTIS Index, Barclays Indices , Nasdaq Indices, or Value Line Index to track general stock market performance. The Companies’ only relationship to MassMutual Ascend is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Barclays Indices, Nasdaq Indices, and Value Line Indices, which are determined, composed and calculated without regard to MassMutual Ascend or MassMutual Ascend’s products y. The Companies have no obligation to take the needs of MassMutual Ascend, or the owners of MassMutual Ascend’s products, or the sponsors or owners of products based on the FTIS Index, Barclays Indices, Nasdaq Index, or Value Line Index into consideration when determining, composing, or calculating the FTIS Index, Barclays Indices, Nasdaq Index, and Value Line Index. The Companies are not responsible for and have not participated in the determination or calculation of MassMutual Ascend’s products. There are no assurances from the Companies that products based on the FTIS Index, Barclays Indices, Nasdaq Index, or Value Line Index will accurately track index performance or provide positive investment returns. The Companies have no liability in connection with the administration, marketing, or trading of MassMutual Ascend’s products. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.

THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF MASSMUTUAL ASCEND’S PRODUCTS, FTIS INDEX, BARCLAYS INDICES, NASDAQ INDEX, VALUE LINE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN MASSMUTUAL ASCEND’S PRODUCTS, FTIS INDEX, BARCLAYS INDICES, NASDAQ INDEX, OR VALUE LINE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY MASSMUTUAL ASCEND OWNERS OF MASSMUTUAL ASCEND’S PRODUCTS OR OF PRODUCTS BASED ON THE FTIS INDEX, BARCLAYS INDICES, NASDAQ INDEX, OR VALUE LINE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, BARCLAYS INDICES, NASDAQ INDEX, OR VALUE LINE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO MASSMUTUAL ASCEND’S PRODUCTS, FTIS INDEX, BARCLAYS INDICES, NASDAQ INDEX, VALUE LINE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE. EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN MASSMUTUAL ASCEND AND THE COMPANIES.

Neither Barclays Bank PLC (‘BB PLC’’) nor any of its affiliates (collectively ‘Barclays’) is the issuer or producer of MassMutual Ascend’s products and Barclays has no responsibilities, obligations or duties to investors in MassMutual Ascend’s products. The Barclays US 2Y Treasury Futures Index, Barclays US 5Y Treasury Futures Index, Barclays US 10Y Treasury Futures Index, and Barclays Switch USD Signal Index (collectively, the “Indices”), together with any Barclays indices that are components of the Indices, are trademarks owned by Barclays and, together with any component indices and index data, are licensed for use by MassMutual Ascend as the issuer or producer of MassMutual Ascend’s products (the ‘Issuer’).

Barclays’ only relationship with the Issuer in respect of the Indices is the licensing of the Indices, which are administered, compiled and published by BB PLC in its role as the index sponsor (the ‘Index Sponsor’) without regard to the Issuer or MassMutual Ascend’s products or investors in MassMutual Ascend’s products. Additionally, MassMutual Ascend as issuer or producer of MassMutual Ascend’s products may for itself execute transaction(s) with Barclays in or relating to the Indices in connection with MassMutual Ascend’s products . Investors acquire MassMutual Ascend’s products from MassMutual Ascend and investors neither acquire any interest in the Indices nor enter into any relationship of any kind whatsoever with Barclays upon making an investment in MassMutual Ascend’s products. MassMutual Ascend’s products are not sponsored, endorsed, sold or promoted by Barclays and Barclays makes no representation regarding the advisability of MassMutual Ascend’s products or use of the Indices or any data included therein. Barclays shall not be liable in any way to the Issuer, investors or to other third parties in respect of the use or accuracy of the Indices or any data included therein.

Barclays Index Administration (“BINDA”), a distinct function within BB PLC, is responsible for day-to-day governance of BB PLC’s activities as Index

Sponsor.

To protect the integrity of Barclays’ indices, BB PLC has in place a control framework designed to identify and remove and/or mitigate (as appropriate) conflicts of interest. Within the control framework, BINDA has the following specific responsibilities:

•	oversight of any third party index calculation agent;

•	acting as approvals body for index lifecycle events (index launch, change and retirement); and

•	resolving unforeseen index calculation issues where discretion or interpretation may be required (for example: upon the occurrence of market disruption events).

To promote the independence of BINDA, the function is operationally separate from BB PLC’s sales, trading and structuring desks, investment managers, and other business units that have, or may be perceived to have, interests that may conflict with the independence or integrity of Barclays’ indices.

Notwithstanding the foregoing, potential conflicts of interest exist as a consequence of BB PLC providing indices alongside its other businesses. Please note the following in relation to Barclays’ indices:

•	BB PLC may act in multiple capacities with respect to a particular index including, but not limited to, functioning as index sponsor, index administrator, index owner and licensor.

•

Sales, trading or structuring desks in BB PLC may launch products linked to the performance of a index. These products are typically hedged by BB PLC’s trading desks. In hedging an index, a trading desk may purchase or sell constituents of that index. These purchases or sales may affect the prices of the index constituents which could in turn affect the level of that index.

•	BB PLC may establish investment funds that track an index or otherwise use an index for portfolio or asset allocation decisions.

The Index Sponsor is under no obligation to continue the administration, compilation and publication of the Indices or the level of the Indices. While the Index Sponsor currently employs the methodology ascribed to the Indices (and application of such methodology shall be conclusive and binding), no assurance can be given that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any constituent within the Index) will not arise that would, in the view of the Index Sponsor, necessitate an adjustment, modification or change of such methodology. In certain circumstances, the Index Sponsor may suspend or terminate the Indices. The Index Sponsor has appointed a third-party agent (the ‘Index Calculation Agent’) to calculate and maintain the Indices. While the Index Sponsor is responsible for the operation of the Indices, certain aspects have thus been outsourced to the Index Calculation Agent.

Barclays

1. makes no representation or warranty, express or implied, to the Issuer or any member of the public regarding the advisability of investing in transactions generally or the ability of the Indices to track the performance of any market or underlying assets or data; and

2. has no obligation to take the needs of the Issuer into consideration in administering, compiling or publishing the Indices.

Barclays has no obligation or liability in connection with administration, marketing or trading of MassMutual Ascend’s products.

The licensing agreement between FTIS and BB PLC is solely for the benefit of FTIS and Barclays and not for the benefit of the owners of MassMutual Ascend’s products , investors or other third parties.

BARCLAYS DOES NOT GUARANTEE, AND SHALL HAVE NO LIABILITY TO THE PURCHASERS AND TRADERS, AS THE CASE MAY BE, OF THE TRANSACTION OR TO THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE INDICES. BARCLAYS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDICES INCLUDING, WITHOUT LIMITATION, THE INDICES, OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL BARCLAYS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBLITY OF SUCH DAMAGES SAVE TO THE EXTENT THAT SUCH EXCLUSION OF LIABILITY IS PROHIBITED BY LAW.

None of the information supplied by Barclays and used in this publication may be reproduced in any manner without the prior written permission of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167. Registered office 1 Churchill Place London E14 5HP.

Russell 2000 Index. [The Russell 2000® Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small-cap opportunity set.

The Russell 2000® Index includes approximately 2,000 of the smallest companies, based on a combination of their market cap and current index membership, from the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 US companies, which represents the vast majority of the investable US equity market.

Compared to mid- and large-cap companies, small-cap companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile.]

Index Values

For Indexed Strategies that use the S&P 500 Index or the First Trust Barclays Edge Index, the Index is the level of the S&P 500 Index or the First Trust Barclays Edge Index for the applicable Market Close. For Indexed Strategies that use the SPDR Gold Shares ETF, the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF, the Index is the applicable exchange-traded fund’s share price on the NYSE Arca at the applicable Market Close.

We will use consistent sources to obtain the values of an Index. We currently obtain the values for the S&P 500 Index and the SPDR Gold Shares ETF from S&P Dow Jones Indices LLC and the values for the iShares MSCI EAFE ETF and iShares U.S. Real Estate ETF from BlackRock, Inc. and the value of the First Trust Barclays Edge Index from Bloomberg Index Services Limited. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.

Index Replacement

We may replace an Index if it is discontinued, we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

We would attempt to choose a replacement Index that is similar to the old Index. To determine if a new Index is similar, we will consider factors such as asset class, index composition, strategy or methodology inherent to the index and index liquidity.

If we replace an Index during a Term, we will calculate the rise and fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate the rise and fall in the Index using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new index will reflect the rise or fall in the Index for the old Index from the start of the Term to the replacement date.

If we replace an Index, the Caps and Upside Participation Rates for the Term and the Floor, Buffer and Downside Participation Rate will not change.

Example. These examples are intended to show how we would calculate the Strategy value on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to an Indexed Strategy with a Cap of 8%; (2) the replacement is made on day 90 of the Term; and (3) no Performance Lock election has been made. To simplify the example, we assume that you take no withdrawals during the Term.

Rise or Fall of Index on Replacement Date for Old Index
Old Index at Term start	1000

Old Index on replacement date	1050

Rise or fall of old Index on replacement date	(1050 - 1000) / 1000 = 5.00%

The 5% rise in the old Index on the replacement date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index
Rise in old Index on replacement date	5.00%

New Index on replacement date	1785

Modified start of Term value for new Index	1785 / (100% + 5.00%) = 1700

The modified start of Term value for the new Index is then used to calculate the Indexed Strategy value on any date after the replacement date, including the value at the Term end.

Indexed Strategy Value at Term End
Investment Base at Term start	$50,000

Modified start of Term value for new Index	1700

Value of new Index at Term end	1853

Rise in new Index	(1853 -1,700) / 1700) = 9.00%

Cap	8.00%

Rise in new Index limited by Cap	8.00%

Increase as a percentage	8.00% x 100% = 8.00%

Dollar amount of increase	$50,000 x 8.00% = $4,000

Strategy value at Term end	$50,000 + $4,000 = $54,000

Example 2. This example illustrates a situation where the old Index has fallen at the time of its replacement.

Change in Index on Replacement Date for Old Index
Old Index at Term start	1000

Old Index on replacement date	950

Change in old Index on replacement date	(950 - 1000) / 1000 = -5.00%

The 5% fall in the old Index on the replacement date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index
Change in old Index on replacement date	-5.00%

New Index on replacement date	1786

Modified start of Term value for new Index	1786 / (100% - 5.00%) = 1880

The modified start of Term value for the new Index is then used to calculate the Indexed Strategy value on any date after the replacement date, including the value at the Term end.

Indexed Strategy Value at Term End
Investment Base at Term start	$50,000

Modified start of Term value for new Index	1880

Value of new Index at Term end	1598

Change in new Index	(1598 -1800) / 1700) = -15.00%

Floor	-10%

Change in new Index limited by Floor	-10.00%

Change as a percentage	-10.00% x 100% = -10.00%

Dollar amount of change	$50,000 x -10.00% = -$5,000

Strategy value at Term end	$50,000 - $5,000 = $45,000

CAPS, PARTICIPATION RATES, TRIGGER RATES, DUAL PARTICIPATION RATES, FLOORS, AND BUFFERS

We set limits for the increase and reduction in the value of an Indexed Strategy over a Term. We limit increases with a Cap, an Upside Participation Rate, or a Trigger Rate. We limit reductions with a Downside Participation Rate, Floor, or a Buffer. For information about the current Caps, Participation Rates, and Trigger Rates offered for new Contracts, please contact your registered representative or refer to our website (www.massmutualascend.com/RILArates).

Cap. The Cap for an Indexed Strategy is the maximum positive net Index change for a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Cap is reflected in the formulas that we use to calculate the Net Option Price.

•	The Cap will vary among Indexed Strategies.

•	The Cap for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Cap for a Term of an Indexed Strategy will never be less than 1%.

•	For each Term, your return on a Cap Strategy may be less than any rise in the Index over that Term.

•	For each Term, your return on a Cap Strategy may be less than the Cap for that Term.

Upside Participation Rate. The Upside Participation Rate for an Indexed Strategy is your share of any positive net Index change for a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Upside Participation Rate is reflected in the formulas that we use to calculate Net Option Price.

•	The Upside Participation Rate will vary among Indexed Strategies.

•	The Upside Participation Rate for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Upside Participation Rate for a Term of an Indexed Strategy will never be less than 5%.

•	For each Term, your return on an Upside Participation Rate Strategy of less than 100% will be less than any rise in the Index over that Term.

Trigger Rate. The Trigger Rate for an Indexed Strategy is the specified rate that is credited to the Strategy value when the net Index change (measured at the start and end of the Term) is equal to or greater than the trigger. Before the end of a Term, the Trigger Rate and trigger is reflected in the formulas that we use to calculate the Net Option Price.

•	The Trigger Rate will vary among Indexed Strategies.

•	The Trigger Rate for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Trigger Rate for a Term of a Trigger Strategy we currently offer with this Contract will never be less than 1%.

•	For each Term, your return on a Trigger Strategy will be less than the Trigger Rate for that Term.

•	For each Term, the Trigger Rate on a Dual Performance Trigger Strategy will be less than the Trigger Rate for that Term on a Trigger Strategy that has a 0% trigger.

Caps, Upside Participation Rates, and Trigger Rates. We set Caps, Upside Participation Rates, and Trigger Rates based on the length of the Term, the cost of hedging, interest rates, the trigger, and other market factors. On a non-discriminatory basis, we may also take into account the amount of the Purchase Payments received for a Contract. The Caps, Upside Participation Rates, and Trigger Rates for Contracts with larger Purchase Payments may be higher than the Caps, Upside Participations Rates, and Trigger Rates for Contracts with smaller Purchase Payments. You may obtain information regarding these Caps, Upside Participation Rates, and Trigger Rates by calling 1-800-789-6771 or on our website (www.massmutualascend.com/RILArates).

Caps, Upside Participation Rates, and Trigger Rates for Initial Terms. Each Purchase Payment is applied to an initial Term of a Strategy on the first Strategy Application Date on or after the date that the payment is received. The Caps, Upside Participation Rates, and Trigger Rates for each Strategy Application Date may vary. The Caps, Upside Participation Rates, and Trigger Rates for the first Strategy Application Date will be available on our website (www.massmutualascend.com/RILArates) on the date you signed the application (as long as we receive the application for the Contract within eight days after the date you sign it) and before the date of any Purchase Payment to which the Caps, Upside Participation Rates, and Trigger Rates will apply. If we receive the application for the Contract within eight days after the date you sign it, we will guarantee the Caps, Upside Participation Rates, and Trigger Rates in effect on the date you signed the application for three Strategy Application Dates from the date of the application.

If we receive the signed application within eight days after the date you sign it, then for any 1-year, 2-year, or 3-year Indexed Strategy:

•

For an initial Term starting on the first Strategy Application Date on or after the application date, the Cap, Upside Participation Rate, or Trigger Rate will be the Cap, Upside Participation Rate, or Trigger Rate in effect on the date you signed the application.

•

For an initial Term starting on one of the next two Strategy Application Dates, the Cap, Upside Participation Rate, or Trigger Rate will be the higher of the Cap, Upside Participation Rate, or Trigger Rate in effect on the date you signed the application or the Cap, Upside Participation Rate, or Trigger Rate otherwise in effect for that Strategy Application Date.

•

For any initial Term starting on a later Strategy Application Date, the Cap, Upside Participation Rate, or Trigger Rate will be the Cap, Upside Participation Rate, or Trigger Rate in effect for that Strategy Application Date.

If we receive the signed application within eight days after the date you sign it, then for any 6-year Indexed Strategy:

•

For an initial Term starting on the first Strategy Application Date on or after the application date or one of the next two Strategy Application Dates, the Upside Participation Rate will be the Upside Participation Rate in effect on the date you signed the application.

•	For any initial Term starting on a later Strategy Application Date, the Upside Participation Rate will be the Upside Participation Rate in effect for that Strategy Application Date.

If we receive the signed application more than eight days after the date you sign it, then the guarantee does not apply and the Cap, Upside Participation Rate, or Trigger Rate for each Initial Term will be the Cap, Upside Participation Rate, or Trigger Rate in effect for that Strategy Application Date.

Example 1: You sign an application for a Contract on May 1 and allocate all of your Purchase Payments to the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Strategy. On the date of the application, the Upside Participation Rate for the first Strategy Application Date (May 6) is 80%. We receive the application and the first Purchase Payment from you on May 8 and the second Purchase Payment from you on May 23. The Upside Participation Rates for the next two Strategy Application Dates are 85% (May 20) and 75% (June 6).

In this case, the initial 1-year Term for the first Purchase Payment would begin on May 20 and would have an 85% Participation Rate (the higher of the May 6 rate or the May 20 rate). The initial 1-year Term for the second Purchase Payment would begin on June 6 and would have an 80% Participation Rate (the higher of the May 6 rate or the June 6 rate).

If we had not received your signed application until May 10 (more than eight days after the date you signed the application), then you would not qualify for the rate guarantee, and the initial 1-year Term for the first Purchase Payment received on May 8 would have an 85% Participation Rate (the May 20 rate effective for Purchase Payments received between May 7 and May 20), and the initial 1-year Term for the second Purchase Payment received on May 23 would have a 75% Participation Rate (the June 6 rate effective for Purchase Payments received between May 21 and June 6).

Example 2: You sign an application for a Contract on May 1 and allocate all of your Purchase Payments to the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy. On the date of the application, the Upside Participation Rate for the first Strategy Application Date (May 6) is 105%. We receive the application and the first Purchase Payment from you on May 8 and the second Purchase Payment from you on May 23. The Upside Participation Rates for the next two Strategy Application Dates are 110% (May 20) and 95% (June 6).

In this case, the initial 6-year Term for the first Purchase Payment would begin on May 20 and would have a 105% Participation Rate (the May 6 rate), and the initial 6-year Term for the second Purchase Payment would have a 105% Participation Rate (the May 6 rate).

If we had not received your signed application until May 10 (more than eight days after the date you signed the application), then the initial 6-year Term for the first Purchase Payment would have an 110% Participation Rate (the May 20 rate), and the initial 6-year Term for the second Purchase Payment would have a 95% Participation Rate (the June 6 rate).

Caps, Upside Participation Rates, and Trigger Rates for Subsequent Terms. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term, and will indicate the date by which the Caps, Upside Participation Rates, and Trigger Rates will be posted on our website. The Caps, Participation Rates, and Trigger Rates for the next Term will be available on our website (www.massmutualascend.com/RILArates) at least 10 days before the start of the Term. You should consider this information before finalizing your renewal or reallocation decision.

Downside Participation Rate. The Downside Participation Rate for an Indexed Strategy is your share of any net fall in the Index for the Term (measured at the start and end of the Term) that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Downside Participation Rate is reflected in the formulas that we use to calculate the Net Option Price.

For each Term of each Downside Participation Rate Strategy that we currently offer for this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate for an Indexed Strategy that is available on the Contract Effective Date will not change.

In the future, we may offer a new Strategy with a Downside Participation Rate that offers more or less protection against loss than a 50% Downside Participation Rate, but we will not offer a new Downside Participation Rate Strategy that offers less protection against loss than a 75% Downside Participation Rate.

Floor. The Floor for an Indexed Strategy is the portion of any net fall in the Index for the Term (measured at the start and end of the Term) that is taken into account to determine the Strategy value at the end of that Term. For each Term of each Floor Strategy that we currently offer for this Contract, the Floor is either -10% or 0%. Before the end of a Term, the Floor is reflected in the formulas that we use to calculate the Net Option Price.

The Floor for an Indexed Strategy that is available on the Contract Effective Date will not change.

In the future, we may offer a new Floor Strategy with a Floor that offers more or less protection against loss than a -10% Floor, but we will not offer a new Floor Strategy that offers less protection against loss than a -20% Floor.

Buffer. The Buffer for an Indexed Strategy is the portion of any net fall in the Index for the Term (measured at the start and end of the Term) that is disregarded when determining the Strategy value at the end of that Term. Before the end of a Term, the Buffer is reflected in the formulas that we use to calculate the Net Option Price.

For each Term of each 10% Buffer Strategy that we currently offer for this Contract, the Buffer is 10%%, and for each Term of each 20% Buffer Strategy that we currently offer with this Contract, the Buffer is 20%. The Buffer for an Indexed Strategy that is available on the Contract Effective Date will not change.

In the future, we may offer a new Strategy with a Buffer that offers more or less protection against loss than a 10% Buffer, but we will not offer a new Buffer Strategy that offers less protection against loss than a 5% Buffer.

INDEXED STRATEGY VALUE AT END OF TERM

On or after the final Market Day of a Term, unless you have made a Performance Lock election, the value of an Indexed Strategy is the Investment Base increased based on the performance of the applicable Index (after application of Caps, Upside Participation Rates, or Trigger Rates) or decreased for any net fall in the applicable Index (after application of Buffers, Floors, or Downside Participation Rates) over that Term. If you have made a Performance Lock election, then the normal rules set out in this section do not apply, and the value at the end of a Term is determined as described under Indexed Strategy Value After Performance Lock Election section on page [46].

Any increase or decrease is based on the rise or fall in the applicable Index since the start of that Term. This rise or fall is expressed as a percentage of the Index at the start of the Term. It is measured from the Index at the last Market Close on or before the first day of that Term to the Index at the final Market Close of the Term.

Example. The Index was 1000 at the last Market Close on or before for first day of a Term.

•	If the Index at the final Market Close of the Term is 1065, then the Index has risen by 6.5% ((1065 – 1000) / 1000).

•	If the Index at the final Market Close of the Term is 925, then the Index has fallen by 7.5% ((925 – 1000) / 1000).

Downside Participation Rate with Cap Strategy

In the absence of a Performance Lock election, here are the formulas that we use to calculate the Strategy value at the end of a Term of a Downside Participation Rate Strategy with a Cap.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any net rise in the Index for the Term, but never more than the Cap

Decrease percentage = any net fall in the Index for the Term x Downside Participation Rate

Example. At the beginning of a Term, you allocate $100,000 to a 50% Downside Participation Rate with Cap Strategy and the Cap for the Term is 14%. You do not take any withdrawals during that Term, which means your Investment Base at the end of that Term is $100,000. You have not made a Performance Lock election.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%

Increase or decrease percentage	+14% (16% > 14% Cap)	–8% (50% of –16%)

Dollar amount of increase or decrease	+14,000 ($100,000 x 14%)	–8,000 ($100,000 x –8%)

Strategy value at end of Term	$114,000 ($100,000 + $14,000)	$92,000 ($100,000 - $8,000)

Downside Participation Rate with Upside Participation Rate Strategy

In the absence of a Performance Lock election, here are the formulas that we use to calculate the Strategy value at the end of a Term of a Downside Participation Rate Strategy that has an Upside Participation Rate.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any net rise in the Index for the Term x Upside Participation Rate

Decrease percentage = any net fall in the Index for the Term x Downside Participation Rate

Example. At the beginning of a Term, you allocate $100,000 to a 50% Downside Participation Rate with Upside Participation Rate Strategy and the Upside Participation Rate for the Term is 75%. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000. You have not made a Performance Lock election.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%

Increase or decrease percentage	+12% (75% of 16%)	–8% (50% of –16%)

Dollar amount of increase or decrease	+12,000 ($100,000 x 12%)	–8,000 ($100,000 x –8%)

Strategy value at end of Term	$112,000 ($100,000 + $12,000)	$92,000 ($100,000 - $8,000)

Buffer with Upside Participation Rate Strategy

In the absence of a Performance Lock election, here are the formulas that we use to calculate the Strategy value at the end of a Term of a Buffer with Upside Participation Rate Strategy.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any net rise in the Index for the Term x Upside Participation Rate

Decrease percentage for the Buffer with Upside Participation Rate Strategy = any net fall in the Index for the Term to the extent it is greater than the Buffer

Example. At the beginning of a Term, you allocate $100,000 to 10% Buffer with Upside Participation Rate Strategy and the Upside Participation Rate for the Term is 130%. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000. You have not made a Performance Lock election.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%

Increase or decrease percentage	+20.8% (130% of 16%)	–6% (-16% —10%)

Dollar amount of increase or decrease	+20,800 ($100,000 x 20.8%)	–6,000 ($100,000 x –6%)

Strategy value at end of Term	$120,800 ($100,000 + $20,800)	$94,000 ($100,000 - $6,000)

Buffer with Cap Strategy

In the absence of a Performance Lock election, here are the formulas that we use to calculate the Strategy value at the end of a Term of 10% Buffer with Cap Strategy.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any net rise in the Index for the Term, but never more than the Cap

Decrease percentage = any net fall in the Index for the Term to the extent it is greater than the Buffer

Example. At the beginning of a Term, you allocate $100,000 to a 10% Buffer with Cap Strategy and the Cap for the Term is 13%. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000. You You have not made a Performance Lock election.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%

Increase or decrease percentage	+13% (16% > 13% Cap)	–6% (–16% —10%)

Dollar amount of increase or decrease	+13,000 ($100,000 x 13%)	–6,000 ($100,000 x –6%)

Strategy value at end of Term	$113,000 ($100,000 + $13,000)	$94,000 ($100, 000 - $6,000)

Floor with Cap Strategy

In the absence of a Performance Lock election, here are the formulas that we use to calculate the Strategy value at the end of a Term of a Floor with Cap Strategy.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any net rise in the Index for the Term, but never more than the Cap

Decrease percentage = any net fall in the Index for the Term, but never more than the Floor

Example. At the beginning of a Term, you allocate $100,000 to a -10% Floor with Cap Strategy and the Cap for the Term is 14%. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000. You have not made a Performance Lock election.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%

Increase or decrease percentage	+14% (16% > 14% Cap)	–10% (–16% < -10%)

Dollar amount of increase or decrease	+14,000 ($100,000 x 14%)	–10,000 ($100,000 x –10%)

Strategy value at end of Term	$114,000 ($100,000 + $14,000)	$90,000 ($100, 000 - $10,000)

Buffer with Performance Trigger Strategy (0% trigger)

Here are the formulas that we use to calculate the Strategy value at the end of a Term of a Buffer with Performance Trigger Strategy having a trigger of 0%.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = the Trigger Rate, applied when Index returns are positive or zero

Decrease percentage = any net fall in the Index for the Term to the extent it is greater than the Buffer

Example. At the beginning of a Term, you allocate $100,000 to a 10% Buffer with Performance Trigger Strategy and the Trigger Rate for the Term is 11%. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–6%	–16%

Increase or decrease percentage	+11% (11% Trigger Rate)	0% (–6% > -10%)	–6% (–16% < -10%)

Dollar amount of increase or decrease	+11,000 ($100,000 x 11%)	0 ($100,000 x 0%)	–6,000 ($100,000 x –6%)

Strategy value at end of Term	$111,000 ($100,000 + $11,000)	$100,000 ($100, 000 - $0)	$94,000 ($100,000 - $6,000)

Buffer with Dual Performance Trigger Strategy (-10% trigger)

Here are the formulas that we use to calculate the Strategy value at the end of a Term of a Buffer with Dual Performance Trigger Strategy.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = the Trigger Rate, applied when Index returns are zero, positive, or negative but do not exceed the Buffer

Decrease percentage = any net fall in the Index for the Term to the extent it is greater than the Buffer

Example. At the beginning of a Term, you allocate $100,000 to a 10% Buffer with Dual Performance Trigger Strategy and the Trigger Rate for the Term is 8%. You do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–6%	–16%

Increase or decrease percentage	+8% (8% Trigger Rate)	+8% (–6% > -10%)	–6% (–16% < -10%)

Dollar amount of increase or decrease	+8,000 ($100,000 x 8%)	+8,000 ($100,000 x 8%)	–6,000 ($100,000 x –6%)

Strategy value at end of Term	$108,000 ($100,000 + $8,000)	$108,000 ($100,000 + $8,000)	$94,000 ($100,000 - $6,000)

INDEXED STRATEGY VALUE BEFORE END OF TERM

Before the final Market Day of a Term, unless you have made a Performance Lock election, the value of an Indexed Strategy is the Investment Base increased or decreased by the Daily Value Percentage. If you have made a Performance Lock election, then the normal rules set out in this section do not apply, and the value after the effective date of the Performance Lock election through the end of the Term is determined as described under Indexed Strategy Value After Performance Lock Election section below.

In the absence of a Performance Lock election, here are the formulas that we use to calculate the Strategy value before the end of a Term.

Strategy value before end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x Daily Value Percentage

Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost

Net Option Price

The Net Option Price is one part of the formula used to calculate Daily Value Percentage. The Net Option Price is based on the calculated prices of hypothetical options that represent the projected changes in the Index over the full Term. The model we use to price those options is described in the Option Prices section of this prospectus.

Net Option Price for Downside Participation Rate with Cap Strategy

For a Downside Participation Rate with Cap Strategy, three option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index

•	OTM Call Option Price, which is subtracted in order to limit any rise in the Index by the Cap

•	ATM Put Option Price, which represents the possible fall in the Index and is multiplied by the Downside Participation Rate in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price for the Market Close; minus (2) the OTM Call Option Price for the Market Close; and (3) minus the ATM Put Option Price for the Market Close multiplied by the Downside Participation Rate.

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the ATM Put Option Price, and the ATM Put Option Price is always above zero because it is always possible for the value of the Index to fall before the end of the Term.

Net Option Price for Downside Participation Rate with Upside Participation Rate Strategy

For a Downside Participation Rate with Upside Participation Rate Strategy, two option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index and is multiplied by the Upside Participation Rate in order to reflect your share in any such rise

•	ATM Put Option Price, which represents the possible fall in the Index and is multiplied by the Downside Participation Rate in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price for the Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price for the Market Close multiplied by the Downside Participation Rate

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the ATM Put Option Price, and the ATM Put Option Price is always above zero because it is always possible for the value of the Index to fall before the end of the Term.

Net Option Price for Buffer with Upside Participation Rate Strategy

For a Buffer with Upside Participation Rate Strategy, two option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index and is multiplied by the Upside Participation Rate in order to reflect your share in any such rise

•	OTM Put Option Price, which is subtracted and represents the possible fall in the Index but only to the extent that such fall exceeds the Buffer.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price for the Market Close multiplied by the Upside Participation Rate; minus (2) the OTM Put Option Price for the Market Close

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the OTM Put Option Price, and the OTM Put Option Price is always above zero because it is always possible for the value of due the Index to fall before the end of the Term.

Net Option Price for a Floor with Cap Strategy

For a Floor with Cap Strategy, four option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index

•	OTM Call Option Price, which is subtracted in order to limit any rise in the Index by the Cap

•	ATM Put Option Price, which is subtracted to represent the possible fall in the Index; and

•	OTM Put Option Price, which is added to limit any fall in the Index to the Floor.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price for the Market Close; minus (2) the OTM Call Option Price for the Market Close; minus (3) the ATM Put Option Price for the Market Close; and plus (4) the OTM Put Option Price for the Market Close.

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the amount by which the ATM Put Option Price exceeds the OTM Put Option Price, and the ATM Put Option Price always exceeds the OTM Put Option Price because the ATM Put Option Price represents the constant present potential for a fall in the Index before the end of the Term, while the OTM Put Option Price represents the lesser/included potential for a change in the Index of more than the -10% Floor.

Net Option Price for Buffer with Cap Strategy

For a Buffer with Cap Strategy, three option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index

•	OTM Call Option Price, which is subtracted in order to limit any rise in the Index by the Cap

•	OTM Put Option Price, which is subtracted and represents the possible fall in the Index but only to the extent that such fall exceeds the Buffer.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price for the Market Close; minus (2) the OTM Call Option Price for the Market Close; and minus (3) the OTM Put Option Price for the Market Close

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the OTM Put Option Price, and the OTM Put Option Price is always above zero because it is always possible for the value of the Index to fall before the end of the Term.

Net Option Price for Buffer with Performance Trigger Strategy (0% trigger)

For a Buffer with Performance Trigger Strategy that has a trigger of 0%, two option prices are included in the calculation of the Net Option Price.

•	ATM Binary Call Option Price, which represents the possibility of a payment equal to the Trigger Rate if the Index rise will be zero or greater

•	OTM Put Option Price, which is subtracted and represents the possible fall in the Index but only to the extent that such fall exceeds the Buffer.

The Net Option Price as of a Market Close is a percentage equal to: (1) the value of the ATM Binary Call Option calculated for the Market Close; minus (2) the value of the OTM Put Option calculated for the Market Close.

It is important to note that the Net Option Price will almost always be less than the Trigger Rate because, when we calculate the Net Option Price, we subtract the OTM Put Option Price, and the OTM Put Option Price is always above zero because it is always possible for the value of the Index to fall before the end of the Term.

Net Option Price for Buffer with Dual Performance Trigger Strategy (-10% trigger)

For a Buffer with Dual Performance Trigger Strategy, two option prices are included in the calculation of the Net Option Price.

•

ITM Binary Call Option Price, which represents the possibility of a payment equal to the Trigger Rate if the change in the Index for the Term will be zero, positive, or negative but not exceeding the Buffer

•	OTM Put Option Price, which is subtracted and represents the possible fall in the Index but only to the extent that such fall exceeds the Buffer.

The Net Option Price as of a Market Close is a percentage equal to: (1) the value of the ITM Binary Call Option calculated for the Market Close; minus (2) the value of the OTM Put Option calculated for the Market Close.

It is important to note that the Net Option Price will almost always be less than the Trigger Rate because, when we calculate the Net Option Price, we subtract the OTM Put Option Price, and the OTM Put Option Price is always above zero because it is always possible for a fall in the value of the Index to exceed the Buffer before the end of the Term.

Amortized Option Cost

The Amortized Option Cost is one part of the formula used to calculate Daily Value Percentage. The Amortized Option Cost starts with the Net Option Price at the beginning of a Term, which is calculated using the formulas set out above. That Net Option Price is then multiplied by the time remaining in the Term as a percentage of the length of the Term.

The Amortized Option Cost as of a Market Close is a percentage equal to: (1) the Net Option Price for the Strategy at the beginning of the Term; multiplied by (2) the number of days remaining until the final Market Close of the Term divided by 365 for a one-year Term, by 730 for a two-year Term, by 1,096 days if that Term is three years long, or by 2,192 days for a six-year Term.

Trading Cost

The Trading Cost is one part of the formula used to calculate Daily Value Percentage. The Trading Cost as of a Market Close is the estimated cost of selling the hypothetical options before the end of a Term. It is a percentage that reflects the average market difference between option average bid-ask prices and option bid prices.

Daily Value Percentage Examples

Examples. Here are four examples that show how the Daily Value Percentage formula works for Indexed Strategies with a 1-year Term. In each example, we calculate the Daily Value Percentage for the Market Close on day 90 of a one-year Term. Before the end of a Term, the Strategy value determined using the Daily Value Percentage will almost always be less than the value suggested on that date by the rise or fall of the Index and the end of Term calculation method.

Assumptions

Option Price Assumptions	Price at Start of Term (as a Percentage of Index at Start of Term)	Price at Current Market Close (as a Percentage of Index at Start of Term)
ATM Call Option Price	6.00%	7.47%
OTM Call Option Price	1.15%	1.81%
ATM Put Option Price	5.40%	3.36%
OTM Put Option Price	4.50%	2.80%
Strategy Assumptions
Investment Base for each Strategy			$100,000
Cap			11%
Upside Participation Rate			75%
Days remaining to last Market Day of Term			275
Trading Cost Assumption	0.15%

Example 1: 50% Downside Participation Rate with Cap Strategy

Current ATM Call Option Price – Current OTM Call Option Price	5.66%	(7.47% – 1.81%)
Current ATM Put Option Price x Downside Participation Rate	– 1.68%	(50% of 3.36%)

Net Option Price	= 3.98%
Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00% – 1.15%)
Initial ATM Put Option Price x Downside Participation Rate	– 2.70%	(50% of 5.40%)

Net Option Cost	= 2.15%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	= 1.62%
Net Option Price	3.98%
Amortized Option Cost	– 1.62%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 2.21%
Dollar amount of increase	$2,210	($100,000 x 2.21%)
Value of 50% Downside Participation Rate with Cap Strategy	$102,210	($100,000 + $2,210)

In the above example, the Strategy value has increased by 2.21% by day 90 even though the Index value has increased by 4% (1000 to 1040) over the same period. This reflects the impact of the method we use to calculate a Strategy value before the end of a term.

By comparison, if the value of the Strategy on day 90 of the Term were to be determined based the end of Term value calculation method, the Strategy value would reflect the full 4% increase in the Index ($100,000 + ($100,000 x 4% increase percentage) = $104,000) because the increase does not exceed the 11% Cap. We will always calculate the Strategy value before the end of a Term using the Daily Value Percentage illustrated by the above example and not based on the rise or fall of the Index.

Example 2: 50% Downside Participation Rate with Upside Participation Rate Strategy

Current ATM Call Option Price x Upside Participation Rate	5.60%	(75% of 7.47%)
Current ATM Put Option Price x Downside Participation Rate	– 1.68%	(50% of 3.36%)

Net Option Price	= 3.92%
Initial ATM Call Option Price x Upside Participation Rate	4.50%	(75% of 6.00%)
Initial ATM Put Option Price x Downside Participation Rate	– 2.70%	(50% of 5.40%)
Net Option Cost	= 1.80%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	1.36%
Net Option Price	3.92%
Amortized Option Cost	–1.36%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 2.41%

Increase as a dollar amount	$2,410	($100,000 x 2.41%)
Value of 50% Downside Participation Rate with Upside Participation Rate Strategy	$102,410	($100,000 + $2,410)

In the above example, the Strategy value has increased by 2.41% by day 90 even though the Index value has increased by 4% (1000 to 1040) over the same period. This reflects the impact of the method we use to calculate a Strategy value before the end of a term.

By comparison, if the value of the Strategy on day 90 of the Term were to be determined based the end of Term value calculation method, the Strategy value would reflect 75% of the 4% increase in the Index ($100,000 + ($100,000 x 3% increase percentage) = $103,000). We will always calculate the Strategy value before the end of a Term using the Daily Value Percentage illustrated by the above example and not based on the rise or fall of the Index.

Example 3: 10% Buffer with Cap Strategy

Current ATM Call Option Price – Current OTM Call Option Price	5.66%	(7.47% -1.81%)
Current OTM Put Option Price	– 2.80%

Net Option Price	= 2.86%
Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00% -1.15%)
Initial OTM Put Option Price	– 4.50%
Net Option Cost	= 0.35%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	0.26%
Net Option Price	2.86%
Amortized Option Cost	– 0.26%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 2.45%

Increase as a dollar amount	$2,450	($100,000 x 2.45%)
Value of 10% Buffer with Cap Strategy	$102,450	($100,000 + $2,450)

In the above example, the Strategy value has increased by 2.45% by day 90 even though the Index value has increased by 4% (1000 to 1040) over the same period. This reflects the impact of the method we use to calculate a Strategy value before the end of a Term.

By comparison, if the value of the Strategy on day 90 of the Term were to be determined based the end of Term value calculation method, the Strategy value would reflect the full 4% increase in the Index ($100,000 + ($100,000 x 4% increase percentage) = $104,000) because the increase does not exceed the 11% Cap. We will always calculate the Strategy value before the end of a Term using the Daily Value Percentage illustrated by the above example and not based on the rise or fall of the Index.

Example 4: -10% Floor with Cap Strategy

Current ATM Call Option Price – Current OTM Call Option Price	5.66%	(7.47% – 1.81%)
(Current ATM Put Option Price – Current OTM Put Option Price)	-0.56%	(3.36% - 2.80%)

Net Option Price	= 5.10%

Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00% – 1.15%)
- (Initial ATM Put Option Price – Initial OTM Put Option Price)	– 0.90%	(5.40% - 4.50%)

Net Option Cost	= 3.95%
X Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	= 2.98%

Net Option Price	5.10%
Amortized Option Cost	– 2.98%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 1.97%

Dollar amount of increase	$1,970	($100,000 x 1.970%)
Value of -10% Floor with Cap Strategy	$101,970	($100,000 + $1,970)

In the above example, the Strategy value increased by 1.97% by day 90 even though the Index value has increased by 4% (1000 to 1040) over the same period. This reflects the impact of the method we use to calculate a Strategy value before the end of a Term.

By comparison, if the value of the Strategy on day 90 of the Term were to be determined based the end of Term value calculation method, the Strategy value would reflect the full 4% increase in the index ($100,000 + ($100,000 x 4% increase percentage) = $104,000) because the increase does not exceed the 11% Cap. We will always calculate the Strategy value before the end of a Term using the Daily Value Percentage illustrated by the above example and not based on the rise or fall of the Index.

Examples. Here is an example that shows how the Daily Value Percentage formula works with a six-year 10% Buffer with Upside Participation Rate Strategy. In this example, we calculate the Daily Value Percentage for the Market Close on day 2010 of a six-year Term. Before the end of a Term, the Strategy value determined using the Daily Value Percentage will almost always be less than the value suggested on that date by the rise or fall of the Index and the end of Term calculation method.

Assumptions for Example 5

Option Price Assumptions	Price at Start of Term (as a Percentage of Index at Start of Term)	Price at Current Market Close (as a Percentage of Index at Start oof Term)
ATM Call Option Price	20.59%	18.04%
OTM Put Option Price	15.47%	16.35%
Strategy Assumptions
Investment Base for each Strategy			$100,000
Upside Participation Rate for six-year Term			130%
Days remaining to last Market Day of six-year Term			182
Trading Cost Assumption	2.03%
Index at Start of Term	1000
Index at Current Market Close	1200

Example 5: 10% Buffer with Upside Participation Rate Strategy

Current ATM Call Option Price x Upside Participation Rate	23.45%	(130% of 18.04%)
Current OTM Put Option Price	– 16.35%

Net Option Price	= 7.10%
Initial ATM Call Option Price x Upside Participation Rate	26.77%	(130% of 20.59%)
Initial OTM Put Option Price	– 15.47%
Net Option Cost	= 11.30%
Amortization Factor for days remaining to final Market Day of Term	x 8.30%	(182 / 2192)

Amortized Option Cost	0.94%
Net Option Price	7.10%
Amortized Option Cost	–0.94%
Assumed Trading Cost	– 2.03%

Daily Value Percentage	= 4.13%

Increase as a dollar amount	$4,130	($100,000 x 4.13%)
Value of 10% Buffer with Upside Participation Rate Strategy	$104,130	($100,000 + $4,130)

In the above example, the Strategy value increased by 4.13% by day 2,010 even though the Index value has increased by 20% (1000 to 1200) over the same period. This reflects the impact of the method we use to calculate a Strategy value before the end of a Term.

By comparison, if the value of the Strategy on day 2,010 of the Term were to be determined based the end of Term value calculation method, the Strategy value would reflect 130% of the 20% increase in the Index ($100,000 + ($100,000 x 26% increase percentage) = $126,000). We will always calculate the Strategy value before the end of a Term using the Daily Value Percentage illustrated by the above example and not by the rise or fall of the Index.

Assumptions for Example 6

Option Price Assumptions	Price at Start of Term (as a Percentage of Index at Start of Term)	Price at Current Market Close (as a Percentage of Index at Start of Term)
ATM Binary Call Option Price	5.97%	12.05%
OTM Put Option Price	1.48%	0.03%
Strategy Assumptions
Investment Base for each Strategy			$100,000
Trigger Rate			11%
Days remaining to last Market Day of Term			219
Trading Cost Assumption	0.15%
Index at Start of Term	1000
Index at Current Market Close	1200

Example 6: 10% Buffer with Performance Trigger Strategy (0% trigger)

Current ATM Binary Call Option Price	12.05%
Current OTM Put Option Price	– 0.03%

Net Option Price	=12.02%
Initial ATM Binary Call Option Price	5.97%
Initial OTM Put Option Price	– 1.48%
Net Option Cost	=4.49%
Amortization Factor for days remaining to final Market Day of Term	X 60%

Amortized Option Cost	2.69%
Net Option Price	12.02%
Amortized Option Cost	–2.69%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 9.18%

Increase as a dollar amount	$9,180	($100,000 x 9.18%)
Value of 10% Buffer with Performance Trigger Strategy	$109,180	($100,000 + $9,180)

In the above example, the Strategy value increased by 9.18% by day 146 even though the Index value has increased by 20% (1000 to 1200) over the same period. This reflects the impact of the method we use to calculate a Strategy value before the end of a Term.

By comparison, if the value of the Strategy on day 146 of the Term were to be determined based the end of Term value calculation method, the Strategy value would reflect an increase of 11% matching the Trigger Rate ($100,000 + ($100,000 x 11% increase percentage) = $111,000). We will always calculate the Strategy value before the end of a term using the Daily Value Percentage illustrated by the above example and not by the rise or fall of the Index.

Assumptions for Example 7

Option Price Assumptions	Price at Start of Term (as a Percentage of Index at Start of Term)	Price at Current Market Close (as a Percentage of Index at Start of Term)
ITM Binary Call Option Price	6.03%	9.22%
OTM Put Option Price	1.48%	0.03%
Strategy Assumptions
Investment Base for each Strategy			$100,000
Trigger Rate			8%
Days remaining to last Market Day of Term			219
Trading Cost Assumption	0.15%
Index at Start of Term	1000
Index at Current Market Close	1200

Example 7: 10% Buffer with Dual Performance Trigger Strategy (-10% trigger)

Current ITM Binary Call Option Price	9.22%
Current OTM Put Option Price	– 0.03%

Net Option Price	= 9.19%
Initial ITM Binary Call Option Price	6.03%
Initial OTM Put Option Price	– 1.48%
Net Option Cost	=4.55%
Amortization Factor for days remaining to final Market Day of Term	x 60%

Amortized Option Cost	2.73%
Net Option Price	9.19%
Amortized Option Cost	–2.73%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 6.31%

Increase as a dollar amount	$6,310	($100,000 x 6.31%)
Value of 10% Buffer with Dual Performance Trigger Strategy	$106,310	($100,000 + $6,310)

In the above example, the Strategy value increased by 6.31% by day 146 even though the Index value has increased by 20% (1000 to 1200) over the same period. This reflects the impact of the method we use to calculate a Strategy value before the end of a Term.

By comparison, if the value of the Strategy on day 146 of the Term were to be determined based the end of Term value calculation method, the Strategy value would reflect an increase of 8% matching the Trigger Rate ($100,000 + ($100,000 x 8% increase percentage) = $108,000). We will always calculate the Strategy value before the end of a term using the Daily Value Percentage illustrated by the above example and not by the rise or fall of the Index.

Maximum Loss Before the End of a Term

If you Surrender your Contract or take a withdrawal before the end of a Term, there is no set maximum loss because the Indexed Strategy value is determined using the Daily Value Percentage. The loss on a Floor Strategy may exceed the Floor, the loss on a Downside Participation Rate Strategy may exceed the 50% Downside Participation Rate, a 10% Buffer Strategy may not receive the benefit of the 10% Buffer, a 20% Buffer Strategy may not receive the benefit of the 20% Buffer, because the use of the Daily Value Percentage means that the Amortized Option Cost and Trading Cost are subtracted from the Strategy value. The Amortized Option Cost and Trading Cost are determined each time the Daily Value Percentage is calculated. As a result, in extreme circumstances, the total loss for an Indexed Strategy could be 100%, meaning that you would suffer a complete loss of your principal and any prior earnings.

INDEXED STRATEGY VALUE AFTER PERFORMANCE LOCK ELECTION

For an S&P 500 Strategy (excluding the 0% Floor with Cap Indexed Strategy, or the three Trigger Strategies) or a First Trust Barclays Edge Strategy, you may make a Performance Lock election for a Term that starts on or after the later of May 7, 2023, or the date that state approval is received. If you do so, then the normal rules described in the Indexed Strategy Value at End of Term section and the Indexed Strategy Value Before End of Term section do not apply. Instead, beginning on the second Market Close following the receipt of the Performance Lock election, the Daily Value Percentage used to calculate the Strategy value through the end of the Term is locked in. Note: A Performance Lock election is not available for Contracts issued in Missouri or Nebraska.

Your Request in Good Order for a Performance Lock election must be received by the third-to-last Market Close of the Term.

If you make a Performance Lock election, here are the formulas that we use to calculate the Strategy value through the end of the Term.

Strategy value before or at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x locked Daily Value Percentage

Locked Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost, all as determined at the second Market Close following receipt of the Performance Lock election

Performance Lock Examples

Examples. Here are four examples that show how the Performance Lock election works for S&P 500 or First Trust Barclays Edge Strategies. In each example, we assume that Performance Lock election is effective on day 90 of the Term.

Assumptions

Option Price Assumptions	Price at Start of Term (as a Percentage of Index at Start of Term)	Price on Lock Effective Date (as a Percentage of Index at Start of Term)
ATM Call Option Price	6.00%	7.47%
OTM Call Option Price	1.15%	1.81%
ATM Put Option Price	5.40%	3.36%
OTM Put Option Price	4.50%	2.80%

Strategy Assumptions
Initial Investment Base for each Strategy	$100,000

Cap for one-year Term	11%

Upside Participation Rate for six-year Term		130%
Days remaining to last Market Day of six-year Term		182
Trading Cost Assumption	2.03%

Example 1: 50% Downside Participation Rate with Cap Strategy

Lock effective date ATM Call Option Price – OTM Call Option Price	5.66%	(7.47% – 1.81%)
(Lock effective date ATM Put Option Price x Downside Participation Rate)	– 1.68%	(50% of 3.36%)
Net Option Price on Lock effective date	= 3.98%

Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00% – 1.15%)
(Initial ATM Put Option Price x Downside Participation Rate)	– 2.70%	(50% of 5.40%)
Net Option Cost	= 2.15%
Amortization Factor for days remaining from Lock effective date to final Market Day of Term	x 75.34%	(275 / 365)
Amortized Option Cost on Lock effective date	= 1.62%

Net Option Price	3.98%
Amortized Option Cost	– 1.62%
Assumed Trading Cost	– 0.15%
Locked Daily Value Percentage	= 2.21%

Dollar amount of increase at Term end	$2,210	($100,000 x 2.21%)
Value of 50% Downside Participation Rate with Cap Strategy at Term end	$102,210	($100,000 + $2,210)

Example 2: 50% Downside Participation Rate with Upside Participation Rate Strategy

Lock effective date ATM Call Option Price x Upside Participation Rate	5.60%	(75% of 7.47%)
(Lock effective date ATM Put Option Price x Downside Participation Rate)	– 1.68%	(50% of 3.36%)
Net Option Price on Lock Effective Date	= 3.92%

Initial ATM Call Option Price x Upside Participation Rate	4.50%	(75% of 6.00%)
(Initial ATM Put Option Price x Downside Participation Rate)	– 2.70%	(50% of 5.40%)
Net Option Cost	= 1.80%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)
Amortized Option Cost on Lock effective date	1.36%

Net Option Price	3.92%
Amortized Option Cost	–1.36%
Assumed Trading Cost	– 0.15%
Locked Daily Value Percentage	= 2.41%

Increase as a dollar amount as Term end	$2,410	($100,000 x 2.41%)
Value of 50% Downside Participation Rate with Upside Participation Rate Strategy at Term end	$102,410	($100,000 + $2,410)

Example 3: 10% Buffer with Cap Strategy

Lock effective date ATM Call Option Price – OTM Call Option Price	5.66%	(7.47%-1.81%)
Lock effective date OTM Put Option Price	–2.80%
Net Option Price on Lock effective date	= 2.86%

Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00%-1.15%)
Initial OTM Put Option Price	– 4.50%
Net Option Cost	= 0.35%
Amortization Factor for days remaining from Lock effective date to final Market Day of Term	x 75.34%	(275 / 365)
Amortized Option Cost on Lock effective date	0.26%

Net Option Price	2.86%
Amortized Option Cost	–0.26%
Assumed Trading Cost	– 0.15%
Locked Daily Value Percentage	= 2.45%

Dollar amount of increase at Term end	$2,450	($100,000 x 2.45%)
Value of 10% Buffer with Cap Strategy at Term end	$102,450	($100,000 + $2,450)

Example 4: -10% Floor with Cap Strategy

Lock effective date ATM Call Option Price – OTM Call Option Price	5.66%	(7.47% – 1.81%)
(Lock effective date ATM Put Option Price – OTM Put Option Price)	– 0.56%	(3.36% – 2.80%)
Net Option Price on Lock effective date	= 5.10%

Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00% – 1.15%)
- (Initial ATM Put Option Price – Initial OTM Put Option Price)	– 0.90%	(5.40% - 4.50%)
Net Option Cost	= 3.95%
Amortization Factor for days remaining from Lock effective date to final Market Day of Term	x 75.34%	(275 / 365)
Amortized Option Cost on Lock effective date	= 2.98%

Net Option Price	5.10%
Amortized Option Cost	– 2.98%
Assumed Trading Cost	– 0.15%
Locked Daily Value Percentage	= 1.97%

Dollar amount of increase at Terme end	$1,970	($100,000 x 1.970%)
Value of -10% Floor with Cap Strategy at Term end	$101,970	($100,000 + $1,970)

Examples. Here is an example that shows how the Performance Lock election works with a six-year 10% Buffer with Upside Participation Rate Strategy. In this example, we assume that the Performance Lock election is effective on day 2010 of a six-year Term.

Assumptions for Example 5

Option Price Assumptions	Price at Start of Term (as a Percentage of Index at Start of Term)	Price on Lock Effective Date (as a Percentage of Index at Start of Term)
ATM Call Option Price	20.59%	18.04%
OTM Put Option Price	15.47%	16.35%
Strategy Assumptions
Investment Base for each Strategy		$100,000
Upside Participation Rate for six-year Term		130%
Days remaining to last Market Day of six-year Term		182
Trading Cost Assumption	2.03%

Example 5: 10% Buffer with Upside Participation Rate Indexed Strategy

Lock Effective Date ATM Call Option Price x Upside Participation Rate	23.45%	(130% of 18.04%)
Lock Effective Date OTM Put Option Price	– 16.35%

Net Option Price on Lock effective date	= 7.10%
Initial ATM Call Option Price x Upside Participation Rate	26.77%	(130% of 20.59%)
Initial OTM Put Option Price	– 15.47%
Net Option Cost	= 11.30%
Amortization Factor for days remaining from Lock effective date to final Market Day of Term	x 8.30%	(182 / 2192)

Amortized Option Cost on Lock effective date	0.94%
Net Option Price	7.10%
Amortized Option Cost	–0.94%
Assumed Trading Cost	– 2.03%

Locked Daily Value Percentage	= 4.13%

Increase as a dollar amount at Term end	$4,130	($100,000 x 4.13%)
Value of 10% Buffer with Upside Participation Rate Strategy at Term end	$104,130	($100,000 + $4,130)

DECLARED RATE STRATEGY

The Declared Rate Strategy earns interest at a fixed rate with annual compounding. Interest will be credited daily to amounts held under the Declared Rate Strategy. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri.

Declared Rates

We will set the Declared Rate for a Term before that Term starts. It will be guaranteed for the entire Term.

On the date that the application for the Contract is signed, the Declared Rate that will apply to the Declared Rate Strategy for the initial Term will be available on our website (www.massmutualascend.com/RILArates).

If you are not satisfied with the Declared Rate offered for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date you receive your Contract. The amount to be refunded upon rescission depends on the state where your Contract was issued. Please refer to the “Right to Cancel (Free Look)” section on page 60.

At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website (www.massmutualascend.com/RILArates).

We may set a different Declared Rate for each subsequent Term. For a Term, different rates may apply with respect to amounts attributable to Purchase Payments received on different dates.

In any event, the Declared Rate for a Term will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. The guaranteed minimum interest rate set out in the endorsement will be at least equal to the minimum interest rate required for fixed annuity contracts by state Standard Nonforfeiture Law that is in effect on the date that the Contract is issued. For Contracts issued before May 1, 2024, the guaranteed minimum interest set out in the endorsement will never be less than 1%.

Term

Each Term of the Declared Rate Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of the Declared Rate Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, the Declared Rate Strategy will have Terms that end on different dates in any given year.

Declared Rate Strategy Value

The value of the Declared Rate Strategy is equal to:

•	the amounts applied to the Strategy at the start of the current Term; minus

•	each withdrawal and related Early Withdrawal Charge taken from the Strategy during the current Term; plus

•	interest that we have credited on the balances in the Strategy for the current Term.

The rise or fall of an Index does not affect the value of the Declared Rate Strategy. A withdrawal from the Declared Rate Strategy and the related Early Withdrawal Charge reduce the Declared Rate Strategy value by an amount equal to the withdrawal and the charge.

PURCHASE

You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, MM Ascend Life Investor Services, LLC.

Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.

The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. In addition, Selling Broker-Dealers may not make certain indexed strategies available. If you have any questions, you should contact your Selling Agent or his or her Selling Broker Dealer. We reserve the right to reject any application at our discretion. We also reserve the right to discontinue the sale of the Contracts at any time.

Purchase Payments

The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.

We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment on or before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $1,000,000.

We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment(s) made with cash, money orders, or traveler’s checks.

Exchanges, Transfers, or Rollovers

If you own an annuity or tax-qualified account, you may be able to exchange it for an Index Summit 6 annuity, directly transfer it to an Index Summit 6 annuity, or roll it over to an Index Summit 6 annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may pay an early withdrawal charge if you later take withdrawals from your Index Summit 6 annuity. Please note that some financial professionals may have a financial incentive to offer this Contract in place of the one the investor already owns. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Summit 6 annuity.

If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your new Contract.

You should only exchange your existing contract for this Contract if you determine after comparing the features, fees, and risks of both contracts that it is preferable for you to purchase this Contract rather than continuing to own your existing contract.

Application of Purchase Payments

Each Purchase Payment will be held in the Purchase Payment Account until it is applied to a Crediting Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Crediting Strategies you selected.

We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period. For those States, if you cancel your Contract before that Strategy Application Date, we will refund your Purchase Payment(s) but you will forfeit any interest credited to the Purchase Payment Account or other increase in Account Value.

Purchase Payment Account Value

On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.

Unforeseen Processing Delays

We are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as the COVID-19 pandemic), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. While many of our employees and the employees of our service providers are able to work remotely, those remote work arrangements may result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from contract owners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate values under your Contract, or have other possible negative impacts. There can be no assurance that our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.

A processing delay will not affect the effective date as of which we process transactions, including orders from contract owners, the date that a Term begins or ends, or the values used to process the transaction.

INITIAL STRATEGY SELECTIONS

You make your initial selection of Crediting Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.

Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive a Request in Good Order that identifies the Crediting Strategies you are selecting for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.

When you select a Crediting Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Crediting Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Currently there are no limitations on the amounts that may be applied to a Crediting Strategy.

The S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, the S&P 500 6-year 20% Buffer with Upside Participation Rate Strategy, the Russell 2000 6-year 10% Buffer with Upside Participation Rate Indexed Strategy, and the Russell 2000 6-year 20% Buffer with Upside Participation Rate Indexed Strategy are only available for Terms that begin in the first Contract Year.

The S&P 500 3-year 10% Buffer with Upside Participation Rate Indexed Strategy and the S&P 500 3-year 20% Buffer with Upside Participation Rate Indexed Strategy will only be available for Terms that begin in the first four Contract Years.

We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. No minimum or maximum amounts or percentages shall apply to the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy. Selling Broker-Dealers may separately establish minimum and maximum amounts or percentages that they will allow to be allocated to a given Crediting Strategy for the initial Terms, and they may choose not to discuss or offer certain strategies for the initial Terms. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

STRATEGY SELECTIONS AT TERM END

At the end of a Term, you may choose to reallocate your money among the Indexed Strategies or you may choose to take no action. If you do not send us a reallocation request, your current allocations will automatically continue in the new Term as long as the same Index Strategies are available.

Reallocations

At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the available Strategies. You can only reallocate amounts from one Crediting Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.

We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Continuing Allocations

You do not need to take any action if you want to continue your current allocations and all of your strategies are available for the next Term. If you do not send us a reallocation request, then we will automatically apply the ending value of each Indexed Strategy to a new Term of that same Strategy.

Unavailable Strategies / Default Allocations

Other than the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy, a Crediting Strategy may be unavailable for the next Term because we are no longer offering that Strategy, or we have set a minimum or maximum for that Strategy.

The S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy and the S&P 500 6-year 20% Buffer with Upside Participation Rate Strategy are not available for Terms that begin after the first Contract Year. At the end of a Term for one of these S&P Indexed Strategies, if you do not reallocate, then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Strategy.

The Russell 2000 6-year 10% Buffer with Upside Participation Rate Indexed Strategy and the Russell 2000 6-year 20% Buffer with Upside Participation Rate Indexed Strategy are not available for Terms that begin after the first Contract Year. At the end of a Term for one of these Russell 2000 Indexed Strategies, if you do not reallocate, then we will apply the ending value of that Strategy to a new Term of a Russell 2000 1-Year Indexed Strategy, if one is then available, or if not, then to the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Strategy.

The S&P 500 3-year 10% Buffer with Upside Participation Rate Strategy and the S&P 500 3-year 20% Buffer with Upside Participation Rate Strategy are not available for Terms that begin after the fourth Contract Year. At the end of a Term for one of these S&P 500 Indexed Strategies, if you do not reallocate, then we will apply the ending value of that Strategy to a new 3-year Term of that same Strategy if it is available, or if not, then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy.

When an Indexed Strategy is unavailable for the next Term, you may choose to reallocate the funds held in that Strategy.

If you take no action and do not send us a reallocation request, then except as provided above any amount that cannot be applied to that Crediting Strategy for the next Term will be applied to the Declared Rate Strategy.

At the end of a Term of a Strategy, to the extent any amount cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, we will use the procedures listed above to apply the amount to the appropriate Strategy unless you send us a request to reallocate that amount. For example, if a given 1-year Indexed Strategy with an ending value of $73,000 is no longer available, we will apply the $73,000 to the Declared Rate Strategy for the next Term unless you send us a request to reallocate that $73,000.

If the amount to be applied exceeds the maximum, then only the excess amount will be applied to an alternative Strategy. For example, if the maximum amount for a 1-year Crediting Strategy is $50,000 and the amount to be applied is $54,000, then we will apply the excess $4,000 to the Declared Rate Strategy for the next Term unless you send us a request to reallocate that $4,000.

We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Note: For Contracts issued in Missouri where the Declared Rate Strategy is not available, the default strategy will be the S&P 500 1-Year 50% Downside Participation Rate with Cap Indexed Strategy.

Surrender or Withdrawal at Term End

At the end of a Term, you may choose to Surrender your Contract or to take a withdrawal from your Contract. You may do so for any reason, including dissatisfaction with the available Crediting Strategies. An Early Withdrawal Charge may apply. In addition, there may be tax consequences if you Surrender your Contract or take a withdrawal. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

Contract values calculated at the end of a Term will reflect the applicable Strategy values and any Early Withdrawal Charge that applies upon Surrender or to your withdrawal. The value of an Indexed Strategy at the end of the Term will not reflect any Daily Value Percentage because it is calculated based on the rise or fall of the applicable Index for the Term.

Limitations

Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Any reallocation or continuing allocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to any single Crediting Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.

The new Term of each Strategy is subject to the Declared Rate, Cap, Upside Participation Rate, or Trigger Rate in effect for that Strategy for that new Term. For example, the Upside Participation Rate for an Indexed Strategy for a new Term may be different than the Upside Participation Rate for that Indexed Strategy for the Term that is ending. The Downside Participation Rate, Floor or Buffer will not change from Term to Term.

Availability of Strategies

We will send you a written notice at least 30 days before the end of each Term with information about the Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Declared Rate, Caps, Upside Participation Rates, and Trigger Rates that will apply for the next Term on our website (www.massmutualascend.com/RILArates).

The S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy and a Declared Rate Strategy will always be available. We are not obligated to offer any one particular Declared Rate Strategy or any other particular Indexed Strategy. At the end of a Term, we can add or stop offering any other Crediting Strategy at our discretion. We reserve the right to limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Crediting Strategies may not be available in all states.

If we intend to add or stop offering a Crediting Strategy at the end of a Term, we will send you a notification at least 30 days before the end of the Term to provide you with the opportunity to make a reallocation. If funds are held in a Crediting Strategy that will no longer be available after the end of a Term, the funds will remain in that Strategy until the end of that Term.

CASH BENEFIT

Surrender

You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals

You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must be at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.

We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. You may designate the Crediting Strategy or Strategies from which a withdrawal will be taken by a Request in Good Order prior to the date of the withdrawal. If you do not make a designation, we will take the withdrawal from the Indexed Strategies in the following order:

•	first from the Purchase Payment Account;

•	then from the Declared Rate Strategy; and

•	then proportionally from Indexed Strategies having the shortest Term.

Note: For Contracts issued in Missouri, amounts taken from Indexed Strategies will be proportional without regard to Term length.

Effect of Withdrawals

A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

If an Early Withdrawal Charge applies to your withdrawal, your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Strategy value later in the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Strategy value.

Automatic Withdrawals

You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Crediting Strategies of your Contract in the same order as any other withdrawal.

Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

Before electing an automatic withdrawal, you should consult with a financial advisor.

•

Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract.

•

Automatic withdrawals during a Term of an Indexed Strategy will systematically reduce the Investment Base, which will reduce any subsequent increase in the Strategy value due to a positive Daily Value Percentage during that Term or a rise in the applicable Index at the end of that Term. Such reductions could be significant.

•	Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below.

•	Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.

•	The value of an Indexed Strategy on an automatic withdrawal date will reflect the Daily Value Percentage on that date.

Exchanges, Transfers, and Rollovers

An amount paid on a withdrawal or Surrender may be paid to or for another annuity or tax-qualified account in a tax-free exchange, transfer, or rollover to the extent allowed by federal tax law.

FEES AND CHARGES

AMORTIZED OPTION COST AND TRADING COST USED TO CALCULATE DAILY VALUE PERCENTAGE

The Daily Value Percentage is used to determine the value of an Indexed Strategy before the end of a Term, and a locked Daily Value Percentage is used to determine the value of an Indexed Strategy for the balance of a Term if you have made a Performance Lock election. The Daily Value Percentage is calculated by subtracting the Amortized Option Cost and Trading Cost from the Net Option Price. The Amortized Option Cost and Trading Cost are charges for unwinding the investment before the end of a Term. These charges reduce the Indexed Strategy value. When the Contract is Surrendered or a withdrawal is taken before the end of a Term, or when you make a Performance Lock election, the reduction in Indexed Strategy value due to the Amortized Option Cost and Trading Cost may cause a loss to exceed the -10% Floor or 50% Downside Participation Rate, and may eliminate the benefit of the 10% Buffer or 20% Buffer. The Amortized Option Cost and Trading Cost are determined each time the Daily Value Percentage is calculated or when a Performance Lock election is made. As a result, in extreme circumstances, the total loss for an Indexed Strategy could be 100%, meaning that you would suffer a complete loss of your principal and any prior earnings. For more information on the Amortized Option Cost and Trading Cost, please see the Indexed Strategy Value Before End of Term section beginning on page [41].

EARLY WITHDRAWAL CHARGE

We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to invest assets for a longer duration, which supports higher declared interest rates, Caps, Upside Participation Rates, and Trigger Rates.

The Early Withdrawal Charge applies if, during the first six Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply.

During the first six Contract Years, the Early Withdrawal Charge applies to each withdrawal, including withdrawals under an automatic withdrawal program and withdrawals taken to satisfy a required distribution. The Early Withdrawal Charge does not apply to Death Benefit payments or Annuity Payout Benefit payments.

An Early Withdrawal Charge reduces your Account Value.

The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

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If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw, which includes any amount needed to pay the Early Withdrawal Charge. This means that at your direction either we will subtract the Early Withdrawal Charge from amount paid to you or we will increase the amount withdrawn as needed to cover the charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

•	The amount subject to the charge will not include the Free Withdrawal Allowance or the amount, if any, that qualifies for a waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6	7+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	3%	0%

Example for Surrender. You Surrender your Contract in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 4%) and you receive $96,000.

Example for Withdrawal. You request a withdrawal of $12,000 from your Contract in Contract Year 5 and instruct us to pay you the entire $12,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We use the following formula to calculate the Early Withdrawal Charge.

(Requested withdrawal x EWC rate) / (1.00 - EWC rate) = Early Withdrawal Charge

($12,000 x 4%) / (1.00 - 0.04) = $480 / 0.96 = $500

We take the Early Withdrawal Charge of $500, you receive $12,000, and your Account Value is reduced by $12,500.

Note. If the amount subject to the Early Withdrawal Charge included only the amount you withdrew, the charge would have been $480. Because the amount subject to the Early Withdrawal charge also included the amount needed to pay the charge, the actual charge is $500.

Free Withdrawal Allowance

The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is non-cumulative and you may not carry over any unused portion to other Contract Years.

For qualified annuities, the Free Withdrawal Allowance will be large enough to cover your required minimum distribution to age 93. However, if you have used your Free Withdrawal Allowance to facilitate a transfer or rollover, then an Early Withdrawal Charge may apply to a required minimum distribution.

Example. Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 (10% of $200,000). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.

If you Surrender your Contract during the first six Contract Years, the amount subject to the Early Withdrawal Charge upon Surrender will not include the current or any prior Free Withdrawal Allowance.

Early Withdrawal Charge Waivers

Extended Care Waiver. (Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. (See the State Variations section on page [110] for information about availability in your state.) You do not need to take any action to add this waiver rider. Before you request a waiver, carefully review the rider to ensure that you understand how it works.

Terminal Illness Waiver. (Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.

You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. (See the State Variations section below for information about availability in your state.) You do not need to take any action to add this waiver rider. Before you request a waiver, carefully review the rider to ensure that you understand how it works.

Automatic Withdrawal Program Charges

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

State Limitations. In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions.

ANNUITY PAYOUT BENEFIT

Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer Surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, your Beneficiary designations will no longer apply, and the Crediting Strategies will no longer be available. The amount payable after death, if any, is governed by the Payout Option you select.

The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.

Annuity Payout Initiation Date

The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.

You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

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Unless we agree to a later date, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree to a later date.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.

If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.

Annuity Payout Amount

The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout value on that date, the Payout Option that applies, and the payment interval.

The Annuity Payout value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted. If the Annuity Payout value is determined on a date other than the end of the Term, the Annuity Payout value will be based on the Daily Value Percentage or the locked Daily Value Percentage if you have made a Performance Lock election. Please see the Indexed Strategy Value Before End of Term section on page [41] or the Indexed Strategy Value After Performance Lock Election on page [46] for more information.

Form of Annuity Payout Benefit

You may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section on page [59]. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

If we have selected the Annuity Payout Initiation Date and you have not elected a Payout Option, the Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.

Payee for Annuity Payout Benefit

Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.

The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.

You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.

DEATH BENEFIT

A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.

When the Owner is a non-natural person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.

Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.

Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after receipt of proof of death and a Request in Good Order for a lump sum payment.

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If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit value, increased by any additional post-death interest as required by law.

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If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value

The Death Benefit value is the greater of:

•	the Account Value determined as of the date that the Death Benefit value is determined; or

•	the Return of Premium Guarantee.

In either case, the Death Benefit value is reduced by premium tax or other taxes not previously deducted.

The Account Value will reflect the applicable Strategy values as calculated on the date the Death Benefit is determined. If the Death Benefit value is determined on a date other than the end of the Term, the Death Benefit value will be based on the Daily Value Percentage , or on the locked Daily Value Percentage if you have made a Performance Lock election. Please see the Indexed Strategy Value Before End of Term section on page [41] or the Indexed Strategy Value After Performance Lock Election on page [46] for more information.

Return of Premium Guarantee

The Return of Premium Guarantee is equal to your Purchase Payments (the “Purchase Payment base”), reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges.

The reduction in your Purchase Payment base for withdrawals will be in the same proportion that your Account Value was reduced on the date of the withdrawal. A proportional reduction in your Purchase Payment base could be larger than the dollar amount of your withdrawal.

Example. Here is an example of how we calculate a proportional reduction of your Purchase Payment base. In this example, we assume you take an $8,000 withdrawal and the Purchase Payment base is larger than the Account Value at the time of the withdrawal. To simplify the example, we also assume no Early Withdrawal Charge, no premium tax is deducted, and no additional post-death interest is added.

	Before Withdrawal	After Withdrawal	Explanation
Account Value	$100,000	$92,000	Your withdrawal reduces your Account Value by $8,000 (which is an 8% reduction in your Account Value). $8,000 / $100,000 = 8%
Purchase Payment base for Death Benefit	$120,000	$110,400	After the withdrawal, the Purchase Payment base for the Death Benefit is also reduced by 8% or $9,600. $120,000 x 8% = $9,600

Determination Date

The date that the Death Benefit value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit value is determined will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Crediting Strategies will renew into new Terms of the same Strategies if the end of a Term is reached, and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries. If all Beneficiaries have not submitted the necessary Request in Good Order by the first anniversary of death, then the Death Benefit value as determined on that first anniversary will thereafter earn interest at a fixed rate at least equal to the rate required by state law.

Proof of Death. Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.

Form of Death Benefit

You may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election. Any election is subject to the Death Benefit Distribution Rules described below.

If you do not elect a different Payout Option, the Death Benefit is paid in the form of annual payments for a fixed period of two years.

You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.

Additional Rules for Payout Options. A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated. We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year payout.

Payee of Death Benefit Payments

Death Benefit payments generally are made to the Beneficiary as the payee.

In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

•

in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.

Such payments are subject to the Death Benefit Distribution Rules described below.

You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.

Death Benefit Distribution Rules

The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

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For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

PAYOUT OPTIONS

The standard Payout Options are described below. The standard Payout Options will always be available, subject to tax law limitations. We will make payments in any other form of Payout Option requested by you that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.

Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2029 and you select annual payments, then the first payment will be paid as of October 31, 2030.

Fixed Period Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select. For a nonqualified contract, fixed periods shorter than 10 years are not available. For a tax-qualified contract, the only fixed period available is 10 years.

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If the payee dies before the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects. The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, the fixed period also cannot exceed 10 years.

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If the Beneficiary dies before the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

Life Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached.

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If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

For a tax-qualified contract, a Life Payout is not available to all Beneficiaries.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives. Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

Life Payout with Payments for at Least a Fixed Period

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. For a tax-qualified contract, fixed periods longer than 10 years are not available.

•	If the Annuitant dies after the end of the fixed period you selected, then payments will stop on the death of the Annuitant.

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If the Annuitant dies before the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives. The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, a Life Payout with Payments for at Least a Fixed Period is not available to all Beneficiaries, and the fixed period also cannot exceed 10 years.

•	If the Beneficiary dies after the end of the fixed period selected, then payments will stop on the death of the Beneficiary.

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If the Beneficiary dies before the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

Joint and One-Half Survivor Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.

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If the primary Annuitant dies and the secondary Annuitant does not survive the primary Annuitant, then payments will stop on the death of the primary Annuitant. This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.

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If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached.

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If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

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If the Beneficiary dies and the contingent payee does not survive the Beneficiary, then payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.

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If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

For a tax-qualified Contract, a Joint and One-Half Survivor Payout is only available in certain cases where the Beneficiary is the surviving spouse of the owner.

Payments under a Payout Option

Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of MassMutual Ascend Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.

We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

Considerations in Selecting a Payout Option

Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.

Non-Human Payees under a Payout Option

Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.

Exceptions. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

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Payments may be made payable to another insurance company or financial institution as a tax-free exchange, transfer, or rollover to or for another annuity or tax-qualified account as allowed by federal tax law.

PROCESSING PURCHASE PAYMENTS AND REQUESTS

Processing Purchase Payments

•	If we receive a Purchase Payment on a Market Day before the Market Close, we will apply it to your Contract on that Market Day.

•	If we receive a Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it to your Contract on the next Market Day.

An amount applied to a Contract will be held in the Purchase Payment Account until it is applied to a Crediting Strategy or Strategies on a Strategy Application Date pursuant to your instructions. We cannot apply an amount held in the Purchase Payment Account to a Crediting Strategy or Strategies if we do not have complete instructions from you.

If you have any questions, you should contact us or your registered representative before sending a Purchase Payment.

Processing Requests

•	Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423.

•	Requests by fax may be made at 800-807-9777.

•

Requests for reallocations among Crediting Strategies may be made by telephone at 1-800-789-6771 between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website (www. massmutualascend.com). Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at 1-800-789-6771 or send us a fax at 800-807-9777. You can also request forms or information by mail at MassMutual Ascend Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website (www. massmutualascend.com).

We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined for the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.

If you have any questions, you should contact us or your registered representative before submitting the request.

Exception. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday.

Market Days and Market Close

A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the NYSE Arca are closed are not Market Days.

•

The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

•	Regular trading hours on the NYSE and core trading sessions on the NYSE Arca usually end at 4:00 PM Eastern Time

•	Trading hours on the NYSE and core trading sessions on the NYSE Arca end at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving and Christmas Eve.

Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.

Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at https://www.nyse.com/markets/hours-calendars.

Receipt of Purchase Payments, Applications and Requests

For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 191 Rosa Parks Street, Cincinnati OH 45202.

Risks and Limitations Related to Requests by Telephone or Internet

We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

If you purchase your contract and subsequently move to a country for which we restrict website access due to Office of Foreign Assets Control (OFAC) sanctions, other US government regulations, or high computer hacker risk, you will only be able to submit transaction requests via telephone, U.S. postal service, or private carriers. The list of countries for which we currently block website access is as follows: Iran, Russia, North Korea, Ukraine, China, Syrian Arab Republic, Tunisia, Belarus, Turkey, South Korea, Venezuela, Palestinian Territory, and Vietnam. We will update this list from time to time, as needed.

Suspension of Payments or Transfers

We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index value because:

•	the New York Stock Exchange or NYSE Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or NYSE Arca is restricted; or

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index.

In this case, we will make payments and process withdrawals and reallocations as soon as practicable after we are able to obtain the Index value.

We may suspend or delay payments, withdrawals and reallocations when we are permitted to do so under a regulatory order. In this case, we will make payments and process withdrawals and reallocations when the order is no longer in effect.

Restrictions on Financial Transactions

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

RIGHT TO CANCEL (FREE LOOK)

If you change your mind about owning the Contract, you may cancel it within 20 days after you receive it. If you purchase this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.

To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. If sent to us by mail, it is effective on the date postmarked with proper address and postage paid. Your request to cancel must be in writing and signed by you.

If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge.

•

If you live in a state where we are required to refund your Purchase Payment(s), you will receive a refund equal to your Purchase Payment(s), but you will forfeit any interest credited to the Purchase Payment Account or other increase in the Account Value. We reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

•

If you live in a state where we are required to refund the Account Value of your Contract, you will receive the Account Value on the day that we receive your cancellation Request in Good Order. If the Account Value includes the value of an Indexed Strategy, that Strategy value will reflect the applicable Daily Value Percentage. The amount you receive may be more or less than your Purchase Payment(s) depending upon any interest earned by your Contract and the value of your Indexed Strategies. This means that you bear the risk of any decline in the Account Value of your Contract before we receive your cancellation request.

No Early Withdrawal Charges will apply to the amount refunded. Unless required by state law, we do not refund any Early Withdrawal Charges assessed during the free look period that relate to a withdrawal taken before you cancel the Contract.

The State Variations section of this prospectus contains a summary of the state law provisions related to the free look period and the required refund amount.

There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

ANNUAL STATEMENT AND CONFIRMATIONS

At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) any interest credited to your Contract and/or any other changes in Strategy value credited to your Contract.

We will also send you written confirmations of Purchase Payments, Crediting Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Statements and confirmations will be sent to your last known address on our records.

You should promptly report any inaccuracy or discrepancy in a statement or confirmation. To report an inaccuracy or discrepancy, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771. To protect your rights, you should consider reconfirming any oral communications by sending a written statement to P.O. Box 5423, Cincinnati, OH 45201-5423.

ELECTRONIC DELIVERY

You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at www. Massmutualascend.com for more information and to enroll.

ABANDONED PROPERTY REQUIREMENTS

Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit is due, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.

If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.

To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.

Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771, to make such updates.

State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

OWNER

The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Crediting Strategies, electing a Payout Option, and designating a Beneficiary.

If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.

Joint Owners

•	For a Nonqualified Contract. Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract. No joint owner is permitted.

Change of Owner

•

For a Nonqualified Contract. You may change the Owner only with our written consent. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract. You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.

A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.

Assignment

•

For a Nonqualified Contract. You may pledge, charge, encumber or assign you interest in this Contract only with our written consent. If we grant our consent, you may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract. You cannot pledge, charge, encumber or in any way assign your interest in this Contract except to the limited extent permitted by the tax qualification endorsement.

An assignment must be requested by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

If we have consented to an assignment, the rights of a person holding the assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.

Successor Owner

Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.

A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section on page [57].

Community Property

If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.

ANNUITANT

The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

•

For a Nonqualified Contract. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract. The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.

A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.

If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).

BENEFICIARY

A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate one or more Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

•

If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

•

You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required

In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.

If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.

OTHER CONTRACT PROVISIONS

Amendment of the Contract

We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

Misstatement

We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.

Involuntary Termination

If the Account Value on any anniversary of the initial Strategy Application Date is less than the minimum required value of $5,000 due to poor market performance or withdrawals from the Contract, we may terminate your Contract on that anniversary.

•

If you make only one Purchase Payment, each Term will end on an anniversary of the initial Strategy Application Date. In this case, any involuntary termination will occur on a date that is the end of a Term.

•

If you make multiple Purchase Payments, Terms may end on different dates. In this case, any involuntary termination will occur on a date that is the end of a Term, but it will occur before the end of other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Daily Value Percentages used to calculate the value of Indexed Strategies with Terms that are not ending on the termination date.

The examples below show the relationship between the date of an involuntary termination and the end of a Term.

Example A. You make one Purchase Payment that is applied to the Crediting Strategies on June 20, 2024. Terms will start and end on June 20 and the anniversary of the initial Strategy Application Date will be June 20. If your Account Value is less than $5,000 on June 20, 2026, we may terminate your Contract on that anniversary date.

Example B. You make two Purchase Payments. One Purchase Payment is applied to the Crediting Strategies on May 6, 2024 and the other Purchase Payment is applied to the Crediting Strategies on June 20, 2024. Terms will start and end on May 6 and on June 20. The anniversary of the initial Strategy Application Date will be May 6.

•	If your Account Value is less than $5,000 on June 20, 2026, we may not terminate your Contract because June 20 is not an anniversary of the initial Strategy Application Date.

•	If your Account Value is less than $5,000 on May 6, 2028, we may terminate your Contract on that anniversary date even though the other Term will not end until June 20, 2028.

If we terminate your Contract, we will pay you the Surrender Value determined as of the date that we terminate your Contract. The Surrender Value will reflect the applicable Indexed Strategy values as calculated on the day that we terminate your Contract.

Loans

Loans are not available under the Contract.

FEDERAL TAX CONSIDERATIONS

This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary, depending on the state in which you reside, and is not discussed in this prospectus.

The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor.

Tax Deferral on Annuities

Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.

Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on gains and losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.

Tax-Qualified Retirement Plans

Annuities may also qualify for tax-deferred treatment, or serve as a funding vehicle, under tax-qualified retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC Section 457(b) (governmental deferred compensation plans). Tax-deferral is generally also available under these tax-qualified retirement plans through the use of a trust or custodial account without the use of an annuity.

The tax law rules governing tax-qualified retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.

Contributions to a tax-qualified Contract are typically made with pre-tax dollars, while contributions to other Contracts are typically made from after-tax dollars, though there are exceptions in either case. Tax-qualified Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.

Following is a brief description of the types of tax-qualified retirement plans for which the Contracts are available.

Individual Retirement Annuities. IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.

Roth IRAs. IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible. Tax-free distributions of contributions may be made at any time. Distributions of earnings are tax-free following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59 1/2, become disabled, or died, or for qualified first-time homebuyer expenses.

Tax-Sheltered Annuities. IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish “tax-sheltered annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59 1/2, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.

Pension, Profit-Sharing, and 401(k) Plans. IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.

Governmental Eligible Deferred Compensation Plans. State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70 1/2, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.

Roth TSAs, Roth 401(k)s, and Roth 457(b)s. IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free. Distributions attributable to Roth account earnings are tax-free following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59 1/2, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.

Nonqualified Deferred Compensation Plans

Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental tax-exempt employers, as described in IRC Section 457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, plan benefit payments are subject to restrictions imposed by the IRC and the plan.

Summary of Income Tax Rules

The following chart summarizes the basic income tax rules governing tax-qualified retirement plans, nonqualified deferred compensation plans, and other non-tax-qualified Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Plan Types

•  IRC §408 (IRA, SEP, SIMPLE IRA)

•  IRC §408A (Roth IRA)

•  IRC §403(b) (Tax-Sheltered Annuity)

•  IRC §401 (Pension, Profit–Sharing, 401(k))

•  Governmental IRC §457(b)

•  IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b))

		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.

Contribution Limits	Contributions are limited by IRC and/or plan requirements.		None.

Distribution Restrictions	Distributions from Contract and/or plan may be restricted to meet IRC and/or plan requirements.		None.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit

Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax investment is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other plans are generally deemed to come from income and after-tax investment (if any) on a pro-rata basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

For tax purposes, all IRAs and SEP IRAs of an owner are treated as a single IRA, and all Roth IRAs of an owner are treated as a single Roth IRA.

Generally, distributions must be included in taxable income until all accumulated earnings are paid out. Thereafter, distributions are tax-free return of the original investment. However, distributions are tax-free until any investment made before August 14, 1982 is returned.

For tax purposes, all non-tax-qualified annuity contracts issued to the same owner by the same insurer in the same calendar year are treated as one contract.

Taxation of Payout Option Payments (Annuity Benefit or Death Benefit)	A percentage of each payment is tax free equal to the ratio of after-tax investment (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax investment has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

Possible Penalty Taxes for Distributions Before Age 59 1/2	Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.	None.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

Federal Income Tax Withholding	Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.	Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.

Rollovers, Transfers, and Exchanges

Amounts from a tax-qualified Contract may be rolled over, transferred, or exchanged into another tax-qualified account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified Contract from another tax-qualified account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.

Amounts from a non-tax-qualified Contract may be transferred to another non-tax-qualified annuity or to a qualified long-term care policy as a tax-free exchange as permitted by the IRC Section 1035. Amounts from another non-tax-qualified annuity or from a life insurance or endowment policy may be transferred to a Contract as a tax-free exchange under IRC Section 1035.

Required Distributions

The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued.

For a tax-qualified Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following the year the participant attains age 73 (age 75 if born after December 31, 1960, or age 72 if born after June 30, 1949, but before January 1, 1951, or age 70 1/2 if born before July 1, 1949). However, for a 403(b) Tax-Sheltered Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not tax-qualified, there are no required distributions during life.

A tax-qualified Contract must make required distributions after death. The required distributions vary depending on the type of beneficiary. Some beneficiaries may take payments over life or life expectancy, and others must receive all benefits within five or ten years after death. A non-tax-qualified Contract that has begun making payments under a payout option during the Owner’s life must make any remaining payments at least as rapidly after death. If payments from a non-tax-qualified Contract have not begun, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.

For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified, a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.

PREMIUM AND OTHER TAXES

We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).

Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout value or Death Benefit value.

We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

DISTRIBUTION OF THE CONTRACTS

MM Ascend Life Investor Services, LLC (“MMALIS”) is the principal underwriter and distributor of the securities offered through this prospectus. MMALIC and MMALIS are affiliated because MMALIS is a subsidiary of MMALIC. MMALIS also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.

MMALIS’s principal executive offices are located at 191 Rosa Parks Street, Cincinnati, Ohio 45202. MMALIS is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. MMALIS is a member of the Financial Industry Regulatory Authority (“FINRA”).

Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of MMALIC and will be registered representatives of broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and MMALIS. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.

FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org to learn more about MMALIS, your Selling Agent, and his or her Selling Broker Dealer.

MMALIS receives no compensation for acting as underwriter of the Contracts; however, MMALIC pays for some of MMALIS’s operating and other expenses, including overhead and legal and accounting fees. MMALIC may reimburse MMALIS for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.

MMALIC or MMALIS pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but it will not be more than 9.2% of each Purchase Payment. In most cases, such amounts paid to a Selling Broker-Dealer will be divided between the Selling Agent and the Selling Broker-Dealer. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. MMALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

MMALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.

In addition to the compensation described above, MMALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of MMALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of MMALIC products, assistance in training and education of the Selling Agents, and opportunities for MMALIC and MMALIS to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.

You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

There is no front-end sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.

MASSMUTUAL ASCEND LIFE’S GENERAL ACCOUNT

Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.

We place a portion of the Purchase Payments made under the Contract in a non-unitized separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to adjust the Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to adjust the Indexed Strategy values, we may move money between the Separate Account and our General Account. We are not obligated to invest the assets of the Separate Account according to any particular plan except as we may be required to by state insurance laws. Regardless of your Strategy allocations, we do not intend to invest the assets of the Separate Account in the iShares MSCI EAFE exchange traded fund the iShares U.S. Real Estate exchange traded fund, or the SPDR Gold Shares exchange traded fund. We may or may not hold the hypothetical options described in this prospectus in the Separate Account.

Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.

LEGAL MATTERS

Reliance on Rule 12h-7

MassMutual Ascend Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.

Legal Proceedings

MassMutual Ascend Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, MassMutual Ascend Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Legal Opinion on Contracts

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of MassMutual Ascend Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of MassMutual Ascend Life.

Securities and Exchange Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling MassMutual Ascend Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, MassMutual Ascend Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXPERTS

[The statutory financial statements and financial statement schedules of MassMutual Ascend Life Insurance Company (formerly known as Great American Life Insurance Company) at [                    ], and for each of the years in the three year period ended [                    ], have been included herein in reliance upon the reports of [                    ], independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The [                    ] report dated [                    ] of MassMutual Ascend Life Insurance Company includes explanatory language that states that the financial statements are prepared by MassMutual Ascend Life Insurance Company using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the [                    ] audit report states that the financial statements are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.

The [                    ] report dated [                    ] of MassMutual Ascend Life Insurance Company includes an emphasis of matter paragraph that states that MassMutual Ascend Life Insurance Company elected to apply a prescribed practice promulgated under Ohio Administrative Code Section 3901-1-67 (“OAC 3901-1-67”) to its derivative instruments hedging indexed products and indexed annuity reserve liabilities. The opinion was not modified with respect to this matter.]

THE REGISTRATION STATEMENT

We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is 333-[                    ].

Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

OPTION PRICES

In order to calculate the Daily Value Percentage of an Indexed Strategy, we determine the prices of the hypothetical options using a valuation model. The price of each option is stated as a percentage of the Index for the last Market Close on or before the first day of the Term.

•	ATM Binary Call Option Price (at-the-money binary call option)

The ATM Binary Call Option Price is the calculated price of a hypothetical at-the-money binary call option (or collection of options) that will pay the holder an amount equal to the Trigger Rate multiplied by the Investment Base if the change in the Index for the Term is zero or is positive.

•	ATM Call Option Price (at-the-money call option)

The ATM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	ATM Put Option Price (at-the-money put option)

The ATM Put Option Price is the calculated price of a hypothetical put option that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	ITM Binary Call Option Price (in-the-money binary call option)

The ITM Binary Call Option Price is the calculated price of a hypothetical in-the-money binary call option (or collection of options) that will pay the holder an amount equal to the Trigger Rate multiplied by the Investment Base if the change in the Index for the Term is zero, is positive, or is negative but does not exceed the Buffer.

•	OTM Call Option Price (out-of-the-money call option)

The OTM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent it exceeds the Cap for the Term.

•	OTM Put Option Price (out-of-the-money put option)

The OTM Put Option Price is the calculated price of a hypothetical put option that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent it exceeds the Buffer for the Term.

Valuation Model

We use a mathematical model to calculate the price of the hypothetical options in our formulas because direct prices of comparable options are generally not available. Options in the marketplace do not directly align with (1) the time remaining in a Term and (2) the strike prices for any of the hypothetical options used in the calculation of the Daily Value Percentage.

Valuation models are widely used for option pricing and the model we use is based on standard methods for valuing derivatives. The methodology used to value these options is determined solely by us and the results of our valuation model may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our valuations and other estimated or actual prices may be different from Indexed Strategy to Indexed Strategy and may also change from day to day. Our valuation model calculates the theoretical price of options using the following inputs: Index levels or prices, expected dividend yield, option strike prices, expected interest rates, time, and implied volatility of option prices. Below is a brief explanation of those model inputs, which we receive from third party vendors.

•	Index Levels or Prices

The initial Index level or price for a Term is the Index provided to us for the last Market Close on or before the first day of the Term. The current Index level or price is the Index provided to us for the most recent Market Close. We rely on third parties, such as Index providers and financial reporting vendors, to provide us with the current Index level or price for the most recent Market Close.

•	Dividend Yield (Div)

Dividend Yield is the dividend yield to the end of the Term as of a calculation date where the dividend yield is (1) interpolated from yields or (2) implied from market data as reported by Bloomberg or another market source.

For the S&P 500 Index, the dividend yield will reduce the Index level and the applicable call option prices.

•	Strike Price (K)

Strike Price is a value that varies for each type of option.

ATM binary call option strike price = Index at the start of the Term

ATM call option strike price = Index at the start of the Term

ATM put option strike price = Index at the start of the Term

ITM binary call option strike price = = Index at the start of the Term multiplied by (1 – Buffer). [For example, for a 10% Buffer Strategy, the ITM binary call option strike price is equal to the Index at the start of the Term multiplied by 1- .10, or .90]

OTM call option strike price = Index at the start of the Term multiplied by (1 + Cap). [For example, if the Cap is 8%, the OTM call option strike price is equal to the Index at the start of the Term multiplied by 1 + .08, or 1.08].

OTM put option strike price = Index at the start of the Term multiplied by (1 – Buffer) for a Buffer Strategy or (1 + Floor) for a Floor Strategy. [For example, for a 10% Buffer Strategy, the OTM put option strike price is equal to the Index at the start of the Term multiplied by 1- .10, or .90; for a -10% Floor Strategy, the OTM put option strike price is equal to the Index at the start of the Term multiplied by 1 + -.10, or 0.90]

•	Interest Rate (Rate)

Interest Rate is a rate based on key derivative interest rates obtained from information provided by Bloomberg or another market source. These interest rates are obtained for maturities adjacent to the actual time remaining in the Term on the calculation date. We use interpolation to derive the rate used as our input for the model.

•	Time (T)

Time is the portion of the Term that remains as measured by the following formula.

Time = number of calendar days from calculation date to end of Term / number of calendar days in Term

•	Implied Volatility (Vol)

Volatility is the implied volatility of option prices. It is approximated daily using observed option prices as reported by Bloomberg or another market source. For each hypothetical option included in the calculation, we approximate the volatility of option prices by interpolating between (1) implied volatilities for similar options with the closest available time remaining and (2) strike prices.

Implied volatility varies with (1) how much time remains until the end of a Term, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (2) the relationship between the strike price of that option and the value of the Index at the time of the calculation. This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to strike price.

Direct market data for these inputs is generally not available because options on an Index that actually trade in the market have (1) specific maturity dates that are unlikely to precisely match the end date of a Term and (2) moneyness values that are unlikely to precisely match the moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.

EXAMPLES: IMPACT OF WITHDRAWALS ON CONTRACT VALUES AND AMOUNTS REALIZED

These examples are intended to illustrate how a withdrawal from an Indexed Strategy before the end of the Term affect Indexed Strategy values and amounts realized at the end of the Term.

Example A: Withdrawal When Index Rising Steadily – Cap and Upside Participation Rate Strategies

This example assumes:

•

you allocate $50,000 to the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy, $50,000 to the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy, and $50,000 to the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy;

•	the Cap for the initial Term of the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy is 10%;

•	the Upside Participation Rate for the initial Term of the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy is 75%;

•	the Upside Participation Rate for the Term of the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy is 110%;

•	the S&P 500 is 1000 on the Term start date;

•

you request a $10,000 withdrawal on Day 146 when the Daily Value Percentage is 2.15% for the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy, 2.33% for the S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Strategy, and 10% for the S&P 500 6-year Term 10% Buffer with Participation Rate Strategy;

•	you do not take any other withdrawals during the initial Term;

•

the withdrawal is covered by the Free Withdrawal Allowance and therefore no Early Withdrawal Charges apply (If Early Withdrawal Charges did apply, the amounts realized at the end of the Term would be reduced by both the withdrawal and the amount of the Early Withdrawal Charge);

•	the S&P 500 is 1130 on the 1-year Term end date and the 6-Year Term end date; and

•	you have not made a Performance Lock election.

Please note that even with a rising Index, the Daily Value Percentage may be negative or lower than the Index rise because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy	S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy	S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy
Investment Base at Term Start	$50,000	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	2.15%	2.33%	10.00%
Dollar Amount of Increase on Withdrawal Date	$50,000 x .0215 = $1,075	$50,000 x .0233 = $1,165	$50.000 x .10 = $5,000
Strategy Value before Withdrawal	$50,000 + $1,075 = $51,075	$50,000 + $1,165 = $51,165	$50,000 + $5,000 = $55,000
Amount Withdrawn*	$4,996	$5,004	$0
Withdrawal as Percentage of Strategy Value	$4,996 / $51,075 = 9.78%	$5,004 / $51,165 = 9.78%	$0 / $55,000 = 0%
Proportional Reduction in Investment Base	$50,000 x .0978 = $4,890	$50,000 x .0978 = $4,890	$50,000 x 0 = $0
Investment Base after Withdrawal	$50,000 - $4,890 = $45,110	$50,000 - $4,890 = $45,110	$50,000 - $0 = $50,000
Value at End of Term
Investment Base after Withdrawal	$45,110	$45,110	$50,000
Index at Term Start	1000	1000	1000
Index at Term End	1130	1130	1130
Rise in Index	13%	13%	13%
Cap	10.00%	n/a	n/a
Upside Participation Rate	n/a	75%	110%
Increase as a Percentage	10%	13% x 75% = 9.75%	13% x 110% = 14.30%
Dollar Amount of Increase	$45,110 x .1000 = $4,511	$45,110 x .0975 = $4,398	$50,000 x .1430 = $7,150
Strategy Value at Term End	$45,110 + $4,511 = $49,621	$45,110 + $4,398 = $49,508	$50,000 + $7,150 = $57,150

*

Note: The withdrawal is taken proportionally from Indexed Strategies having the shortest Term, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies having the shortest Term immediately before the withdrawal. In this example, the total value of all Indexed Strategies with 1-year Terms immediately before the withdrawal was $102,240 ($51,075 + $51,165). The S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy value was 49.96% of that total value ($51,075 / $102,240 = 49.96%), so 49.96% of the $10,000 withdrawal ($4,996) was taken from it. The S&P 500 with 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy value was 50.04% of that total value ($51,165 / $102,240 = 50.04%), so 50.04% of the $10,000 withdrawal ($5,004) was taken from it. A withdrawal would only be taken from the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy when no amounts remain in Indexed Strategies with a 1-year Term or a 2-year Term. For Contracts issued in Missouri, amounts taken from Indexed Strategies will be proportional without regard to Term length.

In this example, you invested $50,000 in the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy, $50,000 in the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy, and $50,000 in the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy. At the end of the 1-year Term you realized $109,129 from the 1-year Strategies ($10,000 withdrawal plus the Strategy values of $49,621 and $49,508 at the end of the 1-year Term). Had no withdrawal occurred, your 1-year Strategy values at the end of the Term would have totaled $109,875 ($50,000 plus a 10% increase for the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy, and $50,000 plus a 9.75% increase for the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy.)

The hypothetical Strategy value for the 1-year Strategies ($109,875) exceeds the amount realized ($109,128) because the portion of the Investment Base withdrawn from each Strategy did not earn the index increase (10% and (.75% respectively) it would have earned if it had been left in the respective Strategy for the entire Term.

At the end of the 6-year Term you realized $57,150 from the 6-year Strategy, which is the same amount you would have realized had no withdrawal occurred, because no amounts were withdrawn from the 6-year Strategy.

In this example, the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy performed better than the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy because the Upside Participation Rate limited the increase more than the Cap did. The higher Upside Participation Rate for the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, along with the fact that none of the withdrawal was taken from the 6-year Strategy, led to it having a higher Strategy value at the end of a 6-year Term than the other Strategies had at the end of a 1-year Term.

Example B: Withdrawal When Index Rising Steadily – Trigger Strategies

This example assumes:

•	you allocate $50,000 to the S&P 500 1-Year 10% Buffer with Performance Trigger Strategy, and $50,000 to the S&P 500 1-Year 10% Buffer with Dual Performance Trigger Strategy;

•	the Trigger Rate for the initial Term of the S&P 500 1-Year 10% Buffer with Performance Trigger Strategy is 11%;

•	the Trigger Rate for the initial Term of the S&P 500 1-Year 10% Buffer with Dual Performance Trigger Strategy is 8%;

•

you request a $10,000 withdrawal on Day 146 when the Daily Value Percentage is 4.57% for the S&P 500 1-Year 10% Buffer with Performance Trigger Strategy and 4.12% for the S&P 500 1-Year 10% Buffer with Dual Performance Trigger Strategy;

•	you do not take any other withdrawals during the initial Term;

•

the withdrawal is covered by the Free Withdrawal Allowance and therefore no Early Withdrawal Charges apply (If Early Withdrawal Charges did apply, the amounts realized at the end of the Term would be reduced by both the withdrawal and the amount of the Early Withdrawal Charge);

•	the S&P 500 is 1130 on the 1-year Term end date; and

•	you have not made a Performance Lock election.

Please note that even with a rising Index, the Daily Value Percentage may be negative or lower than the Index rise because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 1-Year 10% Buffer with Performance Trigger Strategy	S&P 500 1-Year 10% Buffer with Dual Performance Trigger Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	4.57%	4.12%
Dollar Amount of Increase on Withdrawal Date	$50,000 x .0457 = $2,285	$50,000 x .0412 = $2,060
Strategy Value before Withdrawal	$50,000 + $2,285 = $52,285	$50,000 + $2,060 = $52,060
Amount Withdrawn*	$5,011	$4,989
Withdrawal as Percentage of Strategy Value	$5,011 / $52,285 = 9.58%	$4,989 / $52,060 = 9.58%
Proportional Reduction in Investment Base	$50,00 x .0958 = $4,790	$50,000 x .0958 = $4,790
Investment Base after Withdrawal	$50,000 - $4,790 = $45,210	$50,000 - $4,790 = $45,210
Value at End of Term
Investment Base after Withdrawal	$45,210	$45,210
Index at Term Start	1000	1000
Index at Term End	1130	1130
Rise in Index	13%	13%
Trigger Rate Activated?	Yes	Yes
Trigger Rate	11%	8%
Increase as a Percentage	11.00%	8.00%
Dollar Amount of Increase	$45,210 x .1100 = $4,973	$45,210 x .0800 = $3,617
Strategy Value at Term End	$45,210 + $4,973 = $50,183	$45,210 + $3,617 = $48,827

*

Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $104,345 ($52,285 + $52,060). The S&P 500 1-Year 10% Buffer with Performance Trigger Strategy value was 50.11% of that total value ($52,285 / $104,345 = 50.11%), so 50.11% of the $10,000 withdrawal ($5,011) was taken from it. The S&P 500 1-Year 10% Buffer with Dual Performance Trigger Strategy value was 49.89% of that total value ($52,060 / $104,345 = 49.89%), so 49.89% of the $10,000 withdrawal ($4,989) was taken from it.

In this example, you invested $50,000 in the S&P 500 1-Year 10% Buffer with Performance Trigger Strategy and $50,000 in the S&P 500 1-Year 10% Buffer with Dual Performance Trigger Strategy. At the end of the 1-year Term you realized $109,010 from the Strategies ($10,000 withdrawal plus the Strategy values of $50,183 and $48,827 at the end of the 1-year Term). Had no withdrawal occurred, your 1-year Strategy values at the end of the Term would have totaled $109,500 ($50,000 plus an 11.00% increase for the S&P 500 S&P 500 1-Year 10% Buffer with Performance Trigger Strategy, and $50,000 plus an 8.00% increase for the S&P 500 1-Year 10% Buffer with Dual Performance Trigger Strategy.)

The hypothetical Strategy value for the combined Strategies ($109,500) exceeds the amount realized ($109,010) because the portion of the Investment Base withdrawn from each Strategy did not earn the index increase (11.00% and 8.00% respectively) it would have earned if it had been left in the respective Strategy for the entire Term.

In this example, the S&P 500 1-Year 10% Buffer with Performance Trigger Strategy performed better than the S&P 500 1-Year 10% Buffer with Dual Performance Trigger Strategy because the Trigger Rate for the S&P 500 1-Year 10% Buffer with Performance Trigger Strategy was higher than the Trigger Rate for the S&P 500 1-Year 10% Buffer with Dual Performance Trigger Strategy.

Example C: Withdrawal When Index Falling Steadily

This example assumes:

•

you allocate $50,000 to an S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy (or $50,000 to an S&P 500 1-year 50% Downside Participation Rate with Upside Participation Rate Strategy, either of which has a 50% Downside Participation Rate) and $50,000 to the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy;

•	the S&P 500 is 1000 on the Term start date;

•

you request a $10,000 withdrawal on Day 146 when the Daily Value Percentage is -2.00% for the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy and -12.00% for the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy;

•	you do not take any other withdrawals during the initial Term;

•

the withdrawal is covered by the Free Withdrawal Allowance and therefore no Early Withdrawal Charges apply (If Early Withdrawal Charges did apply, the amounts realized at the end of the Term would be reduced by both the withdrawal and the amount of the Early Withdrawal Charge);

•	the S&P 500 is 800 on the 1-year Term end date and the 6-year Term end date; and

•	you have not made a Performance Lock election.

Please note that the Daily Value Percentage may be more negative than the fall in the Index because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy	S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	-2%	-12%
Dollar Amount of Decrease on Withdrawal Date	$50,000 x -.02 = $1,000	$50,000 x -.12 = $6,000
Strategy Value before Withdrawal	$50,000 - $1,000 = $49,000	$50,000 - $6,000 = $44,000
Amount Withdrawn*	$10,000	$0
Withdrawal as Percentage of Strategy Value	$10,000 / $49,000 = 20.41%	$0 / $44,000 = 0%
Proportional Reduction in Investment Base	$50,000 x .2041 = $10,204	$50,000 x .0 = $0
Investment Base after Withdrawal	$50,000 - $10,204 = $39,796	$50,000 - $0 = $50,000
Value at End of Term
Investment Base after Withdrawal	$39,796	$50,000
Index at Term Start	1000	1000
Index at Term End	800	800
Fall in Index	20%	20%
Downside Participation Rate	50%	n/a
Buffer	n/a	10%
Decrease as a Percentage	20% x 50% = 10.00%	20% - 10% = 10.00%
Dollar Amount of Decrease	$39,796 x .1000 = $3,980	$50,000 x .1000 = $5,000
Strategy Value at Term End	$39,796 - $3,980 = $35,816	$50,000 - $5,000 = $45,000

*

Note: The withdrawal is taken proportionally from Indexed Strategies having the shortest Term, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies having the shortest Term immediately before the withdrawal. In this example, only one Indexed Strategy had a 1-year Term, so 100% of the $10,000 withdrawal was taken from it. A withdrawal would only be taken from the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy value when no amounts remain in Indexed Strategies with a 1-year Term, 2-year Term, or 3-year Term. For Contracts issued in Missouri, amounts taken from Indexed Strategies will be proportional without regard to Term length.

In this example, you invested $50,000 in the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy and $50,000 in the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy. At the end of the 1-year Term you realized $45,816 ($10,000 withdrawal plus the S&P 500 1-year 50% Downside Participation Rate with Cap Strategy value of $35,816 at the end of the 1-year Term). Had no withdrawal occurred, your Strategy value at the end of the 1-year Term would have totaled $45,000 ($50,000 minus 10% decrease for the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy).

At the end of the 6-year Term you realized $45,000, which is the same amount you would have realized had no withdrawal occurred, because no amounts were withdrawn from the 6-year Strategy.

The amount realized at the end of the 1-year Term for the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy ($45,816) exceeds the hypothetical Strategy value at the end of the 1-year Term ($45,000) because the entire $10,000 withdrawal was taken from the 1-year Strategy, and that portion was not subject to the 10% decrease it would have suffered if it had been left in the Strategy for the entire 1-year Term.

The Strategy value for the S&P 500 1-Year 50% Downside participation Rate with Cap Strategy at the end of a 1-year term ($35,816) is lower than the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy at the end of a 6-year Term ($45,000), because the entire $10,000 withdrawal was taken from the 1-year Strategy.

Example D: Withdrawal When Index Rises

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 1-year 50% Downside Participation Rate with Cap Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term start date are both April 6, 2025;

•	an Early Withdrawal Charge of 8% applies in the initial Term;

•	the Cap for the initial Term of that Strategy is 12%;

•	you request a $10,000 withdrawal on August 1, 2025 when the Daily Value Percentage is 1%;

•	you instruct us to pay the entire $10,000 to you, which results in an additional withdrawal for the Early Withdrawal Charge;

•	you do not take any other withdrawals during the initial Term;

•	the S&P 500 is 2033 on the Term end date of April 6, 2026; and

•	you have not made a Performance Lock election.

Term Start Date	April 6, 2025
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Cap for Term	12%	See Footnote 2 below.
Index	1900

Withdrawal Date	August 1, 2025
Daily Value Percentage on Withdrawal Date	1%
Dollar Amount of Increase on Withdrawal Date	$500	See Footnote 3 below.
Strategy Value before Withdrawal	$50,500	See Footnote 4 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 5 below.
Early Withdrawal Charge	$435	See Footnote 6 below.
Total Amount Withdrawn	$10,435	See Footnote 7 below.
Withdrawal as Percentage of Strategy Value	20.66%	See Footnote 8 below.
Proportional Reduction in Investment Base	$10,330	See Footnote 8 below.
Investment Base after Withdrawal	$39,670	See Footnote 9 below.
Strategy Value after Withdrawal	$40,065	See Footnote 10 below.

Term End Date	April 6, 2026
Index	2033
Rise in Index	7%	See Footnote 11 below.
Increase as a Percentage	7%	See Footnote 12 below.
Investment Base after Withdrawal	$39,670	See Footnote 9 below.
Dollar Amount of Increase	$2,777	See Footnote 12 below.
Strategy Value at Term End	$42,447	See Footnote 13 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Cap is the maximum positive net Index change for the Term taken into account to determine any increase at the end of a Term. In this example, the Cap is 12%, which means it will not affect the calculation of any increase unless the Index rises by more than 12%.

Footnote 3. When the Daily Value Percentage is positive, we use the following formula in calculating the Strategy value before the end of the Term.

Formula	Investment Base x Daily Value Percentage = dollar amount of increase
Calculation	$50,000 x 1% = $500

Footnote 4. In this example, the Daily Value Percentage is positive on the withdrawal date, and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base plus the increase for the Daily Value Percentage on that date.

Formula	Investment Base + dollar amount of increase = Strategy value
Calculation	$50,000 + $500 = $50,500

Footnote 5. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000

Footnote 6. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first six Contract Years. There is no Early Withdrawal Charge after Contract Year 6.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 8%] / (1.00 - 0.08) = $5,000 x 8% / 0.92 = $400 / 0.92 = $435

Footnote 7. When you request a withdrawal, you can instruct us to pay you the amount you requested. If an Early Withdrawal Charge applies in that situation, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your Contract is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

Footnote 8. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is higher than the Investment Base, the proportional reduction in the Investment Base will be less than the total amount withdrawn.

Formula	Total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value
Calculation	$10,435 / $50,500 = 20.66%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 20.66% = $10,330

Footnote 9. On the withdrawal date after the withdrawal, the Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $10,330 = $39,670

Footnote 10. On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$50,500 - $10,435 = $40,065

Footnote 11. The rise in the Index on the Term end date is equal to the percentage change in the Index measured from the Term start date to the Term end date.

Formula	(Index on Term end date - Index on Term start date) / Index on Term start date = rise in Index
Calculation	(2033 - 1900) / 1900 = 7%

Footnote 12. When the Index has risen for the Term, we use the following formulas to calculate the increase for a 50% Downside Participation Rate with Cap Strategy.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index
Calculation	7% rise in Index < 12% cap, so increase percentage = 7%

Formula	Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index
Calculation	$39,670 x 7% = $2,777

Footnote 13. In this example, there has been a rise in the Index for the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value at the end of the Term is the Investment Base on the Term end date plus the increase for the rise in the Index for the Term.

Formula	Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date
Calculation	$39,670 + $2,777 = $42,447

Example E: Withdrawal When Index Falls

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term Start Date are both April 6, 2025;

•	an Early Withdrawal Charge of 8% applies in the initial Term;

•	you request a $10,000 withdrawal on August 30, 2025 when the Daily Value Percentage is -6%;

•	you instruct us to pay the entire $10,000 to you, which results in an additional withdrawal for the Early Withdrawal Charge;

•	you do not take any other withdrawals during the initial Term;

•	the S&P 500 is 1748 on the Term end date of April 6, 2026; and

•	you have not made a Performance Lock election

Term Start Date	April 6, 2025
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Downside Participation Rate	50%	See Footnote 2 below.
Index	1900

Withdrawal Date	August 1, 2025
Daily Value Percentage on Withdrawal Date	-6%
Dollar Amount of Decrease on Withdrawal Date	$3,000	See Footnote 3 below.
Strategy Value before Withdrawal	$47,000	See Footnote 4 below.
Amount of Withdrawal Requested	$10,000
Free Withdrawal Allowance	$5,000	See Footnote 5 below.
Early Withdrawal Charge	$435	See Footnote 6 below.
Total Amount Withdrawn	$10,435	See Footnote 7 below.
Withdrawal as Percentage of Strategy Value	22.2%	See Footnote 8 below.
Proportional Reduction in Investment Base	$11,100	See Footnote 8 below.
Investment Base after Withdrawal	$38,900	See Footnote 9 below.
Strategy Value after Withdrawal	$36,565	See Footnote 10 below.

Term End Date	April 6, 2026
Index	1748
Fall in Index	8%	See Footnote 11 below.

Decrease as a Percentage	4%	See Footnote 12 below.
Investment Base after Withdrawal	$38,900	See Footnote 9 below.
Dollar Amount of Decrease	$1,556	See Footnote 12 below.
Strategy Value at Term End	$37,344	See Footnote 13 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Downside Participation Rate is your share of any net fall in the Index for the Term taken into account to determine any decrease at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate will not change from Term to Term.

Footnote 3. When the Daily Value Percentage is negative, we use the following formula in calculating the Strategy value before the end of the Term.

Formula	-(Investment Base x Daily Value Percentage) = dollar amount of decrease
Calculation	-($50,000 x -6%) = $3,000

Footnote 4. In this example, the Daily Value Percentage is negative on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the decrease for the Daily Value Percentage on that date.

Formula	Investment Base – dollar amount of decrease = Strategy value
Calculation	$50,000 - $3,000 = $47,000

Footnote 5. The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000

Footnote 6. The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first six Contract Years. There is no Early Withdrawal Charge after Contract Year 6.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 8%] / (1.00 - 0.08) = $5,000 x 8% / 0.92 = $400 / 0.92 = $435

Footnote 7. When you request a withdrawal, you can instruct us to pay you the amount you requested. If an Early Withdrawal Charge applies in that situation, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your Contract is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435

Footnote 8. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is less than the Investment Base, the proportional reduction in the Investment Base will be more than the total amount withdrawn.

Formula	total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value
Calculation	$10,435 / $47,000 = 22.2%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 22.2% = $11,100

Footnote 9. On the withdrawal date, the Investment Based after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $11,100 = $38,900

Footnote 10. On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$47,000 - $10,435 = $36,565

Footnote 11. The fall in the Index on the Term end date is equal to the negative of the percentage change in the Index measured from the Term start date to the Term end date.

Formula	-(Index on Term end date - Index on Term start date) / Index on Term start date
Calculation	-(1748 - 1900) / 1900 = 8%

Footnote 12. When the Index has fallen for the Term, we use the following formula to calculate the decrease.

Formula	Fall in Index x Downside Participation Rate = decrease as a percentage based on fall in Index
Calculation	-8% x 50% = -4%

Formula	Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index
Calculation	$38,900 x 4% = $1,556

Footnote 13. In this example, there has been a fall in the Index for the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value at the end of the Term is the Investment Base on the Term end date minus the decrease for the fall in the Index for the Term.

Formula	Investment Base on Term end date – dollar amount of decrease based on fall in Index = Strategy value on Term end date
Calculation	$38,900 - $1,556 = $37,344

Example F: Amount Available for a Withdrawal After 6 Years When Index Rises Steadily

The following example is intended to help you understand the amount that may be available for withdrawal for Indexed Strategies that have different Term lengths after a six-year period when the Index rises at a steady rate. In many market conditions, at the end of six years an Indexed Strategy with a six-year Term will outperform Indexed Strategies with shorter Terms that use the same Index.

This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy when the S&P 500 is 1000.00, and the Cap is 10%;

•

you allocate a $50,000 Purchase Payment to the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy when the S&P 500 is 1000, and the Upside Participation Rate is 75%;

•	you allocate a $50,000 Purchase Payment to the S&P 500 6-Year Term 10% Buffer with Upside Participation Rate when the S&P 500 is 1000.00, and the Upside Participation Rate is 130%;

•	the Contract Effective Date and the Term start date are both April 6, 2025, so that the Contract Years and Term Years align;

•	you do not take any withdrawals during the first six Contract Years;

•	amounts allocated to the 1-year strategies are rolled over into the same Indexed Strategy at the end of each 1-year Term, and the Caps and Upside Participation Rates do not change; and

•

on April 6, 2026, the S&P 500 is at 1040.00 and the 6-year Strategy Daily Value Percentage is -2.30%; on April 6, 2027, the S&P 500 is at 1081.60 and the 6-year Strategy Daily Value Percentage is 4.60%; on April 6, 2028, the S&P 500 is at 1124.86 and the 6-year Strategy Daily Value Percentage is 11.70%; on April 6, 2029, the S&P 500 is at 1169.86 and the 6-year Strategy Daily Value Percentage is 19.10%; on April 6, 2030, the S&P 500 is at 1216.65 and the 6-year Strategy Daily Value Percentage is 26.70%; and on April 6, 2031, the S&P 500 is at 1265.32; and

•	you have not made a Performance Lock election

	S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy	S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy	S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy
Year 1
Strategy Value - April 6, 2025	$50,000	$50,000		$50,000	See Footnote 1 below.
Investment Base - April 6, 2025	$50,000	$50,000		$50,000	See Footnote 1 below.
Remaining Investment Base - April 6, 2026	$50,000	$50,000		$50,000	See Footnote 2 below.
Rise in Index for Period	4.00%	4.00%		n/a	See Footnote 3 below.
Cap for Period	10%	n/a		n/a	See Footnote 4 below.
Participation Rate for Period	n/a	75%		n/a	See Footnote 5 below.
Increase as a Percentage	4.00%	3.00%		-2.30%	See Footnote 6 below.
Dollar Amount of Increase	$2,000	$1,500	-$	1,150	See Footnote 7 below.
Strategy Value – April 6, 2026	$52,000	$51,500		$48,850	See Footnote 8 below.
Year 2
Investment Base – April 6, 2026	$52,000	$51,500		$50,000	See Footnote 8 below.
Remaining Investment Base – April 6, 2027	$52,000	$51,500		$50,000	See Footnote 9 below.
Rise in Index for Period	4.00%	4.00%		n/a	See Footnote 10 below.
Cap for Period	10%	n/a		n/a	See Footnote 11 below.
Participation Rate for Period	n/a	75%		n/a	See Footnote 12 below.
Increase as a Percentage	4.00%	3.00%		4.60%	See Footnote 13 below.
Dollar Amount of Increase	$2,080	$1,545		$2,300	See Footnote 14 below.
Strategy Value - April 6, 2027	$54,080	$53,045		$52,300	See Footnote 15 below.
Year 3
Investment Base - April 6, 2027	$54,080	$53,045		$50,000	See Footnote 15 below.
Remaining Investment Base - April 6, 2028	$54,080	$53,045		$50,000	See Footnote 16 below.
Rise in Index for Period	4.00%	4.00%		n/a	See Footnote 17 below.
Cap for Period	10%	n/a		n/a	See Footnote 18 below.
Participation Rate for Period	n/a	75%		n/a	See Footnote 19 below.
Increase as a Percentage	4.00%	3.00%		11.70%	See Footnote 20 below.
Dollar Amount of Increase	$2,163	$1,591		$5,850	See Footnote 21 below.
Strategy Value – April 6, 2028	$56,243	$54,636		$55,850	See Footnote 22 below.
Year 4
Investment Base – April 6, 2028	$56,243	$54,636		$50,000	See Footnote 22 below.
Remaining Investment Base – April 6, 2029	$56,243	$54,636		$50,000	See Footnote 23 below.
Rise in Index for Period	4.00%	4.00%		n/a	See Footnote 24 below.
Cap for Period	10%	n/a		n/a	See Footnote 25 below.
Participation Rate for Period	n/a	75%		n/a	See Footnote 26 below.
Increase as a Percentage	4.00%	3.00%		19.10%	See Footnote 27 below.
Dollar Amount of Increase	$2,250	$1,639		$9,550	See Footnote 28 below.
Strategy Value – April 6, 2029	$58,493	$56,275		$59,550	See Footnote 29 below.
Year 5
Investment Base – April 6, 2029	$58,493	$56,275		$50,000	See Footnote 29 below.
Remaining Investment Base – April 6, 2030	$58,493	$56,275		$50,000	See Footnote 30 below.
Rise in Index for Period	4.00%	4.00%		n/a	See Footnote 31 below.
Cap for Period	10%	n/a		n/a	See Footnote 32 below.
Participation Rate for Period	n/a	75%		n/a	See Footnote 33 below.
Increase as a Percentage	4.00%	3.00%		26.70%	See Footnote 34 below.
Dollar Amount of Increase	$2,340	$1,688		$13,350	See Footnote 35 below.
Strategy Value – April 6, 2030	$60,833	$57,963		$63,350	See Footnote 36 below.
Year 6
Investment Base – April 6, 2030	$60,833	$57,963		$50,000	See Footnote 36 below.
Remaining Investment Base – April 6, 2031	$60,833	$57,963		$50,000	See Footnote 37 below.
Rise in Index for Period	4.00%	4.00%		26.53%	See Footnote 38 below.
Cap for Period	10%	n/a		n/a	See Footnote 39 below.
Participation Rate for Period	n/a	75%		130%	See Footnote 40 below.
Increase as a Percentage	4.00%	3.00%		34.49%	See Footnote 41 below.
Dollar Amount of Increase	$2,433	$1,739		$17,245	See Footnote 42 below.
Strategy Value – April 6, 2031	$63,266	$59,702		$67,245	See Footnote 43 below.

Footnote 1. At the beginning of the first Term, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation	$50,000 - $0 = $50,000 for all Indexed Strategies

Footnote 3. For the 1-year Strategies, the value at the first Term is based on the rise or fall of the Index over the Term. The rise or fall in the Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(1040.00 – 1000.00) / 1000.00 = 4.00%

For the S&P 500 6-year 10% Buffer with Cap Strategy, the value at the end of Year 1 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 4. The Cap is maximum positive net Index change for a Term taken into account to determine any increase at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy has a Cap of 10% for the first Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the 6-Year 10% Buffer with Upside Participation Rate Strategy have a Cap.

Footnote 5. The Upside Participation Rate is your share of any rise in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the first Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy did not complete a Term in Year 1, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 1. The S&P 500 1-year 50% Downside Participation Rate with Cap Strategy does not have an Upside Participation Rate.

Footnote 6.

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.00% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen for a Term, we use the following formula to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.00% x 75% = 3.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 1, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. In our example, the Daily Value Percentage at the end of Year 1 is -2.30%.

Footnote 7.

For the 1-year Strategies, when the Index has risen for the Term, we use the following formula to calculate the increase:

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$50,000 x 4.00% = $2,000
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$50,000 x 3.00% = $1,500

For the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease:

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of change based on Daily Value Percentage

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 x -2.30% = -$1,150

Footnote 8. In this example, for the 1-year Strategies, there has been a rise in the Index for the first Term. We use the following formula to calculate the Strategy value at the end of Year 1:

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$50,000 + $2,000 = $52,000
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$50,000 + $1,500 = $51,500

Year 1 does not mark the end of a Term for the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, so the value for that Strategy at the end of Year 1 is calculated using the same formula used on any other day before the end of a Term:

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $1,150 = $48,850

For the 1-year Strategies, the Strategy value at the end of the first Term is also the Investment Base at the beginning of the second Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 9. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$52,000 - $0 = $52,000
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$51,500 - $0 = $51,500
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $0 = $50,000

Footnote 10. For the 1-year Strategies, the value at the end of the second Term is based on the rise or fall in the index for the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(1081.60 – 1040.00) / 1040.00 = 4.00%

For the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, the value at the end of Year 2 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 11. The Cap is the maximum positive net Index change for a Term taken into account to determine any increase at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy has a Cap of 10% for the second Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy have a Cap.

Footnote 12. The Upside Participation Rate is your share of any rise in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the second Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy did not complete a Term in Year 2, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 2. The S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy does not have an Upside Participation Rate.

Footnote 13.

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.00% rise in Index < 10% cap, so increase percentage = 4.00%

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.00% x 75% = 3.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 2, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. In our example, the Daily Value Percentage at the end of Year 2 is 4.60%.

Footnote 14.

For the 1-year Strategies, when the Index has risen for the Term, we use the following formula to calculate the increase:

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$52,000 x 4.00% = $2,080
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$51,500 x 3.00% = $1,545

For the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase:

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 x 4.60% = $2,300

Footnote 15. In this example, for the 1-year Strategies, there has been a rise in the Index for the second Term. We use the following formula to calculate the Strategy value at the end of Year 2:

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$52,000 + $2,080 = $54,080
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$51,500 + $1,545 = $53,045

Year 2 does not mark the end of a Term for the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, so the value for that Strategy at the end of Year 2 is calculated using the same formula used on any other day before the end of a Term:

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 + $2,300 = $52,300

For the 1-year Strategies, the Strategy value at the end of the second Term is also the Investment Base at the beginning of the third Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 16. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$54,080 - $0 = $54,080
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$53,045 - $0 = $53,045
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $0 = $50,000

Footnote 17. For the 1-year Strategies, the value at the end of the third Term is based on the rise or fall in the index for the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(1124.86- 1081.60) / 1081.60 = 4.00%

For the 6-year Strategy, the value at the end of Year 3 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 18. The Cap is the maximum positive net Index for a Term taken into account to determine any increase at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy has a Cap of 10% for the third Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy have a Cap.

Footnote 19. The Upside Participation Rate is your share of any rise in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the third Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The S&P

500 6-Year 10% Buffer with Upside Participation Rate Strategy did not complete a Term in Year 3, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 3. The S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy does not have an Upside Participation Rate.

Footnote 20.

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.00% rise in Index < 10% cap, so increase percentage = 4.00%

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.00% x 75% = 3.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 3, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. In our example, the Daily Value Percentage at the end of Year 3 is 11.70%.

Footnote 21.

For the 1-year Strategies, when the Index has risen for the Term, we use the following formula to calculate the increase:

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$54,080 x 4.00% = $2,163
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$53,045 x 3.00% = $1,591

For the 6-year Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase:

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 x 11.70% = $5,850

Footnote 22. In this example, for the 1-year Strategies, there has been a rise in the Index for the third Term. We use the following formula to calculate the Strategy value at the end of Year 3:

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$54,080 + $2,163 = $56,243
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$53,045 + $1,591 = $54,636

Year 3 does not mark the end of a Term for the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, so the value for that Strategy at the end of Year 3 is calculated using the same formula used on any other day before the end of a Term:

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 + $5,850 = $55,850

For the 1-year Strategies, the Strategy value at the end of the third Term is also the Investment Base at the beginning of the fourth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 23. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$56,243 - $0 = $56,243
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$54,636 - $0 = $54,636
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $0 = $50,000

Footnote 24. For the 1-year Strategies, the value at the end of the fourth Term is based on the rise or fall in the index for the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(1169.86 – 1124.85) / 1124.85 = 4.00%

For the S&P 500 6-year Buffer with Upside Participation Rate Strategy, the value at the end of Year 4 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 25. The Cap is the maximum positive net Index change for a Term taken into account to determine any increase at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy has a Cap of 10% for the fourth Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy have a Cap.

Footnote 26. The Upside Participation Rate is your share of any rise in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the fourth Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy did not complete a Term in Year 4, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 4. The S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy does not have an Upside Participation Rate.

Footnote 27.

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.00% rise in Index < 10% cap, so increase percentage = 4.00%

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.00% x 75% = 3.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 4, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. In our example, the Daily Value Percentage at the end of Year 4 is 19.10%.

Footnote 28.

For the 1-year Strategies, when the Index has risen for the Term, we use the following formula to calculate the increase:

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$56,243 x 4.00% = $2,250
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$54,636 x 3.00% = $1,639

For the 6-year Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase:

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 x 19.10% = $9,550

Footnote 29. In this example, for the 1-year Strategies, there has been a rise in the Index for the fourth Term. We use the following formula to calculate the Strategy value at the end of Year 4:

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$56,243 + $2,250 = $58,493
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$54,636 + $1,639 = $56,275

Year 4 does not mark the end of a Term for the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, so the value for that Strategy at the end of Year 4 is calculated using the same formula used on any other day before the end of a Term:

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 + $9,550 = $59,550

For the 1-year Strategies, the Strategy value at the end of the fourth Term is also the Investment Base at the beginning of the fifth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 30. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$58,493 - $0 = $58,493
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$56,275 - $0 = $56,275
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $0 = $50,000

Footnote 31. For the 1-year Strategies, the value at the end of the fifth Term is based on the rise or fall in the index for the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date – Index Value on Term start date) / Index Value on Term start date

Calculation	(1216.65 – 1169.86) / 1169.86 = 4.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Strategy, the value at the end of Year 5 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 32. The Cap is the maximum positive net Index change for a Term taken into account to determine any increase at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy has a Cap of 10% for the fifth Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy have a Cap.

Footnote 33. The Upside Participation Rate is your share of any rise in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the fifth Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy did not complete a Term in Year 5, so no Upside Participation Rate will be applied when determining the Strategy value at the end of Year 5. The S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy does not have an Upside Participation Rate.

Footnote 34.

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.00% rise in Index < 10% cap, so increase percentage = 4.00%

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.00% x 75% = 3.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the Upside Participation Rate only applies at the end of the 6-year Term. At the end of Year 5, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. In our example, the Daily Value Percentage at the end of Year 5 is 26.70%.

Footnote 35.

For the 1-year Strategies, when the Index has risen for the Term, we use the following formula to calculate the increase:

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$58,493 x 4.00% = $2,340
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$56,275 x 3.00% = $1,688

For the 6-year Strategy, when the Daily Value Percentage is positive, we use the following formula to calculate the amount of the increase:

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of increase based on Daily Value Percentage

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 x 26.70% = $13,350

Footnote 36. In this example, for the 1-year Strategies, there has been a rise in the Index over the fifth Term. We use the following formula to calculate the Strategy value at the end of Year 5:

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$58,493 + $2,340 = $60,833
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$56,275 + $1,688 = $57,963

Year 5 does not mark the end of a Term for the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, so the value for that Strategy at the end of Year 5 is calculated using the same formula used on any other day before the end of a Term:

Formula	Remaining Investment Base on valuation date + dollar amount of increase based on Daily Value Percentage = current Strategy value

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 + $13,350 = $63,350

For the 1-year Strategies, the Strategy value at the end of the fifth Term is also the Investment Base at the beginning of the sixth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 37. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$60,833 - $0 = $60,833
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$57,963 - $0 = $57,963
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $0 = $50,000

Footnote 38. For the 1-year Strategies, the value at the end of the sixth Term is based on the rise or fall in the index for the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(1265.32 – 1216.65) / 1216.65 = 4.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the value at the end of the Term is based on the rise or fall in the index for the entire 6-year Term. The rise or fall in the Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(1265.32 – 1000.00) / 1000.00 = 26.53%

Footnote 39. The Cap is the maximum positive net Index change for a Term taken into account to determine any increase at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy has a Cap of 10% for the sixth Term, which means it will not affect the calculation of any increase unless the Index rises by more than 10% for the Term. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy have a Cap.

Footnote 40. The Upside Participation Rate is your share of any rise in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy has an Upside Participation Rate of 75% for the sixth Term, which means the calculation of any increase will include 75% of any Index rise for the Term. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy has an Upside Participation Rate of 130% for the 6-year Term, which means the calculation of any increase will include 130% of any Index rise for the term. The S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy does not have an Upside Participation Rate.

Footnote 41.

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.00% rise in Index < 10% cap, so increase percentage = 4.00%

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.00% x 75% = 3.00%

When the Index has risen for a Term, we use the following formulas to calculate the increase for the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	26.53% x 130% = 34.49%

Footnote 42.

When the Index has risen for the Term, we use the following formula to calculate the increase:

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$60,833 x 4.0% = $2,433
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$57,964 x 3.0% = $1,739
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 x 34.49% = $17,245

Footnote 43. In this example, for the 1-year Strategies, there has been a rise in the Index for the sixth Term. For the 6-year Strategy, there has also been a rise in the index for its 6-year Term. This means that both for a 1-year Strategy and the 6-year Strategy, we use the following formula to calculate the Strategy value at the end of Year 6:

Formula	Remaining Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$60,833 + $2,433 = $63,266
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$57,9632 + $1,739 = $59,702
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 + $17,245 = $67,245

Example G: Amount Available for a Withdrawal After 6 Years When Index Falls Steadily

The following example is intended to help you understand the amount that may be available for withdrawal for Indexed Strategies that have different Term lengths after a six-year period when the Index falls at a steady rate.

This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy when the S&P 500 is 1000.00;

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy when the S&P 500 is 1000.00;

•	you allocate a $50,000 Purchase Payment to the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy when the S&P 500 is 1000.00;

•	the Contract Effective Date and the Term start date are both April 6, 2025, so that the Contract Years and Term Years align;

•	you do not take any withdrawals during the first six Contract Years;

•	amounts allocated to the 1-year strategies are rolled over into the same Indexed Strategy at the end of each 1-year Term; and

•

on April 6, 2026, the S&P 500 is at 960.00 and the 6-year Strategy Daily Value Percentage is -4.50%; on April 6, 2027, the S&P 500 is at 921.60 and the 6-year Strategy Daily Value Percentage is -4.90%; on April 6, 2028, the S&P 500 is at 884.74 and the 6-year Strategy Daily Value Percentage is -6.00%; on April 6, 2029, the S&P 500 is at 849.35 and the 6-year Strategy Daily Value Percentage is -8.10%; on April 6, 2030, the S&P 500 is at 815.37 and the 6-year Strategy Daily Value Percentage is -10.00%; and on April 6, 2031, the S&P 500 is at 782.76; and

•	you have not made a Performance Lock election.

	S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy	S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy	S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy
Year 1
Strategy Value - April 6, 2025	$50,000	$50,000	$50,000	See Footnote 1 below.
Investment Base - April 6, 2025	$50,000	$50,000	$50,000	See Footnote 1 below.
Remaining Investment Base - April 6, 2026	$50,000	$50,000	$50,000	See Footnote 2 below.
Fall in Index for Period	4.00%	4.00%	n/a	See Footnote 3 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 4 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 5 below.
Decrease as a Percentage	2.00%	2.00%	4.50%	See Footnote 6 below.
Dollar Amount of Decrease	$1,000	$1,000	$2,250	See Footnote 7 below.
Strategy Value - April 6, 2026	$49,000	$49,000	$47,750	See Footnote 8 below.

Year 2
Investment Base - April 6, 2026	$49,000	$49,000	$50,000	See Footnote 8 below.
Remaining Investment Base - April 6, 2027	$49,000	$49,000	$50,000	See Footnote 9 below.
Fall in Index for Period	4.00%	4.00%	n/a	See Footnote 10 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 11 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 12 below.
Decrease as a Percentage	2.00%	2.00%	4.90%	See Footnote 13 below.
Dollar Amount of Decrease	$980	$980	$2,450	See Footnote 14 below.
Strategy Value – April 6, 2027	$48,020	$48,020	$47,550	See Footnote 15 below.

Year 3
Investment Base – April 6, 2027	$48,020	$48,020	$50,000	See Footnote 15 below.
Remaining Investment Base – April 6, 2028	$48,020	$48,020	$50,000	See Footnote 16 below.
Fall in Index for Period	4.00%	4.00%	n/a	See Footnote 17 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 18 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 19 below.
Decrease as a Percentage	2.00%	2.00%	6.00%	See Footnote 20 below.
Dollar Amount of Decrease	$960	$960	$3,000	See Footnote 21 below.
Strategy Value - April 6, 2028	$47,060	$47,060	$47,000	See Footnote 22 below.

	S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy	S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy	S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy
Year 4
Investment Base - April 6, 2028	$47,060	$47,060	$50,000	See Footnote 22 below.
Remaining Investment Base - April 6, 2029	$47,060	$47,060	$50,000	See Footnote 23 below.
Fall in Index for Period	4.00%	4.00%	n/a	See Footnote 24 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 25 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 26 below.
Decrease as a Percentage	2.00%	2.00%	8.10%	See Footnote 27 below.
Dollar Amount of Decrease	$941	$941	$4,050	See Footnote 28 below.
Strategy Value - April 6, 2029	$46,119	$46,119	$45,950	See Footnote 29 below.

Year 5
Investment Base - April 6, 2029	$46,119	$46,119	$50,000	See Footnote 29 below.
Remaining Investment Base - April 6, 2030	$46,119	$46,119	$50,000	See Footnote 30 below.
Fall in Index for Period	4.00%	4.00%	n/a	See Footnote 31 below.
Buffer for Period	n/a	n/a	n/a	See Footnote 32 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 33 below.
Decrease as a Percentage	2.00%	2.00%	10.00%	See Footnote 34 below.
Dollar Amount of Decrease	$922	$922	$5,000	See Footnote 35 below.
Strategy Value - April 6, 2030	$45,197	$45,197	$45,000	See Footnote 36 below.

Year 6
Investment Base - April 6, 2030	$45,197	$45,197	$50,000	See Footnote 36 below.
Remaining Investment Base - April 6, 2031	$45,197	$45,197	$50,000	See Footnote 37 below.
Fall in Index for Period	4.00%	4.00%	21.72%	See Footnote 38 below.
Buffer for Period	n/a	n/a	-10%	See Footnote 39 below.
Downside Participation Rate For Period	50%	50%	n/a	See Footnote 40 below.
Decrease as a Percentage	2.00%	2.00%	11.72%	See Footnote 41 below.
Dollar Amount of Decrease	$904	$904	$5,860	See Footnote 42 below.
Strategy Value - April 6, 2031	$44,292	$44,292	$44,140	See Footnote 43 below.

Footnote 1. At the beginning of the first Term, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation	$50,000 - $0 = $50,000 for all Indexed Strategies

Footnote 3. For the 1-year Strategies, the value at the end of the first Term is based on the rise or fall in the index for the Term. The change in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(960 - 1000) / 1000 = -4.00%

Thus, the Index has fallen 4.00%.

For the 6-year Strategy, the value at the end of Year 1 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 4. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy did not complete a Term in Year 1, so no Buffer will be applied when determining the Strategy value at the end of Year 1. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy have a Buffer.

Footnote 5. The Downside Participation Rate is your share of any fall in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, both the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy does not have a Downside Participation Rate.

Footnote 6

The Index has fallen 4% in Year 1.

For a 1-year Strategy, when the Index has fallen for a Term, we use the following formula to calculate the decrease for both the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	4.00% x 50% = 2.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the Buffer only applies at the end of the 6-year Term. At the end of Year 1, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer. In our example, the Daily Value Percentage at the end of Year 1 is -4.50%, so there is a decrease of 4.50%.

Footnote 7.

The Index has fallen 4% in Year 1

For the 1-year Strategies, when the Index has fallen for the Term, we use the following formula to calculate the amount of the decrease:

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$50,000 x 2.00% = $1,000
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$50,000 x 2.00% = $1,000

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease:

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of change based on Daily Value Percentage

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 x -4.50% = -$2,250

Thus, the dollar amount of decrease is $2,250.

Footnote 8. In this example, for the 1-year Strategies, there has been a fall in the Index for the first Term. We use the following formula to calculate the Strategy value at the end of Year 1:

Formula	Remaining Investment Base on Term end date - dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$50,000 - $1,000 = $49,000
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$50,000 - $1,000 = $49,000

Year 1 does not mark the end of a Term for the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, so the value for that Strategy at the end of Year 1 is calculated using the same formula used on any other day before the end of a Term:

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $2,250 = $47,750

For the 1-year Strategies, the Strategy value at the end of the first Term is also the Investment Base at the beginning of the second Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 9. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base year – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$49,000 - $0 = $49,000
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$49,000 - $0 = $49,000
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $0 = $50,000

Footnote 10. For the 1-year Strategies, the value at the end of the second Term is based on the rise or fall in the index for the Term. The change in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(921.60 – 960.00) / 960.00 = -4.00%

Thus, the Index has fallen 4.00%.

For the 6-year Strategy, the value at the end of Year 2 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 11. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy did not complete a Term in Year 2, so no Buffer will be applied to that Strategy in Year 2. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy have a Buffer.

Footnote 12. The Downside Participation Rate is your share of any fall in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy does not have a Downside Participation Rate.

Footnote 13.

The Index has fallen 4,00% in Year 2.

When the Index has fallen for a Term, we use the following formula to calculate the decrease for both the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy.

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	4.00% x 50% = 2.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the Buffer only applies at the end of the 6-year Term. At the end of Year 2, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer. In our example, the Daily Value Percentage at the end of Year 2 is -4.90%, so there is a decrease of 4.90%.

Footnote 14.

The Index has fallen 4% in Year 2.

For the 1-year Strategies, when the Index has fallen for the Term, we use the following formula to calculate the amount of the decrease:

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$49,000 x 2.00% = $980

S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$49,000 x 2.00% = $980

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease:

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of change based on Daily Value Percentage

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy: Thus, the dollar amount of decrease is $2,450	$50,000 x -4.90% = -$2,450

Footnote 15. In this example, for the 1-year Strategies, there has been a fall in the Index for the second Term. We use the following formula to calculate the Strategy value at the end of Year 2:

Formula	Remaining Investment Base on Term end date - dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$49,000- $980 = $48,020
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$49,000- $980 = $48,020

Year 2 does not mark the end of a Term for the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, so the value for that Strategy at the end of Year 2 is calculated using the same formula used on any other day before the end of a Term:

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $2,450 = $47,550

For the 1-year Strategies, the Strategy value at the end of the second Term is also the Investment Base at the beginning of the third Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 16. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$48,020 - $0 = $48,020
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$48,020 - $0 = $48,020
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $0 = $50,000

Footnote 17. For the 1-year Strategies, the value at the end of the third Term is based on the change in the index for the Term. The change in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(884.74- 921.60) / 921.60 = -4.00%

Thus, the Index has fallen 4.00%.

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the value at the end of Year 3 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 18. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy did not complete a Term in Year 3, so no Buffer will be applied to that Strategy in Year 3. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy have a Buffer.

Footnote 19. The Downside Participation Rate is your share of any fall in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy does not have a Downside Participation Rate.

Footnote 20.

The Index has fallen 4% in Year 3.

For a 1-year Strategy, when the Index has fallen for a Term, we use the following formula to calculate the decrease for both the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	4.00% x 50% = 2.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the Buffer only applies at the end of the 6-year Term. At the end of Year 3, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer. In our example, the Daily Value Percentage at the end of Year 3 is -6.00%, so there is a decrease of 6.00%.

Footnote 21.

The Index has fallen 4% in Year 3.

For the 1-year Strategies, when the Index has fallen for the Term, we use the following formula to calculate the amount of the decrease:

Formula	Remaining Investment Base x decrease percentage based on rise in Index = dollar amount of decrease based on fall in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$48,020 x 2.00% = $960
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$48,020 x 2.00% = $960

For the 6-year Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease:

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of change based on Daily Value Percentage

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 x -6.0% = -$3,000
Thus, the dollar amount of decrease is $3,000.

Footnote 22. In this example, for the 1-year Strategies, there has been a fall in the Index for the third Term. We use the following formula to calculate the Strategy value at the end of Year 3:

Formula	Remaining Investment Base on Term end date - dollar amount of decrease based on rise in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$48,020 - $960 = $47,060
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$48,020 - $960 = $47,060

Year 3 does not mark the end of a Term for the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, so the value for that Strategy at the end of Year 3 is calculated using the same formula used on any other day before the end of a Term:

Formula	Remaining Investment Base on valuation date - dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $3,000 = $47,000

For the 1-year Strategies, the Strategy value at the end of the third Term is also the Investment Base at the beginning of the fourth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 23. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$47,060- $0 = $47,060
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$47,060- $0 = $47,060
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $0 = $50,000

Footnote 24. For the 1-year Strategies, the value at the end of the fourth Term is based on the rise or fall in the index for the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date- Index Value on Term start date) / Index Value on Term start date

Calculation	(849.35 – 884.74) / 884.74 = -4.00%

Thus, the Index has fallen 4.00%.

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the value at the end of Year 4 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 25. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy did not complete a Term in Year 4, so no Buffer will be applied to that Strategy in Year 4. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy have a Buffer.

Footnote 26. The Downside Participation Rate is your share of any fall in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy does not have a Downside Participation Rate.

Footnote 27.

The Index has fallen 4% in Year 4.

For a 1-year Strategy, when the Index has fallen for a Term, we use the following formula to calculate the decrease for both the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	4.00% x 50% = 2.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the Buffer only applies at the end of the 6-year Term. At the end of Year 4, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer. In our example, the Daily Value Percentage at the end of Year 4 is -8.10%, so there is a decrease of 8.10%.

Footnote 28.

The Index has fallen 4% in Year 4.

For the 1-year Strategies, when the Index has fallen for the Term, we use the following formula to calculate the amount of the decrease:

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$47,060 x 2.00% = $941
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$47,060 x 2.00% = $941

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, when the Daily Value Percentage is negative, we use the following formula to calculate the amount of the decrease:

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of change based on Daily Value Percentage

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 x -8.10% = -$4,050

Thus, the dollar amount of decrease is $4,050.

Footnote 29. In this example, for the 1-year Strategies, there has been a fall in the Index for the fourth Term. We use the following formula to calculate the Strategy value at the end of Year 4:

Formula	Remaining Investment Base on Term end date – dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$47,060 - $941 = $46,119
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$47,060 - $941 = $46,119

Year 4 does not mark the end of a Term for the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, so the value for that Strategy at the end of Year 4 is calculated using the same formula used on any other day before the end of a Term:

Formula	Remaining Investment Base on valuation date – dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $4,050 = $45,950

For the 1-year Strategies, the Strategy value at the end of the fourth Term is also the Investment Base at the beginning of the fifth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 30. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$46,119 - $0 = $46,119
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$46,119 - $0 = $46,119
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $0 = $50,000

Footnote 31. For the 1-year Strategies, the value at the end of the fifth Term is based on the rise or fall in the index for the Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date – Index Value on Term start date) / Index Value on Term start date

Calculation	(815.37 – 849.35) / 849.35 = -4.00%

Thus, the Index has fallen 4.00%.

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the value at the end of Year 5 is based on the Daily Value Percentage, and not the rise or fall in the Index.

Footnote 32. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. In this example, the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy did not complete a Term in Year 5, so no Buffer will be applied to that Strategy in Year 5. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy have a Buffer.

Footnote 33. The Downside Participation Rate is your share of any fall in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy does not have a Downside Participation Rate.

Footnote 34.

The Index has fallen 4% in Year 5.

For a 1-year Strategy, when the Index has fallen for a Term, we use the following formula to calculate the decrease for both the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	4.00% x 50% = 2.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the Buffer only applies at the end of the 6-year Term. At the end of Year 5, the Strategy value is determined based on the Daily Value Percentage. The Daily Value Percentage may be more or less than the cumulative rise or fall of the Index since the Term start date, and it may be negative even when the Index has risen. The Strategy value may decline even when the fall in the Index has not exceeded the Buffer. In our example, the Daily Value Percentage at the end of Year 5 is -10.00%, so there is a decrease of 10.00%.

Footnote 35.

The Index has fallen 4% in Year 5.

For the 1-year Strategies, when the Index has fallen for the Term, we use the following formula to calculate the amount of the decrease:

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on rise in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$46,119 x 2.00% = $922
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$46,119 x 2.00% = $922

Year 5 does not mark the end of a Term for the S&P 500 6-year 10% Buffer with Upside Participation Rate Strategy, so the value for that Strategy at the end of Year 5 is calculated using the same formula used on any other day before the end of a Term:

Formula	Remaining Investment Base x Daily Value Percentage = dollar amount of change based on Daily Value Percentage

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 x -10.00% = -$5,000

Thus, the dollar amount of decrease is $5,000.

Footnote 36. In this example, for the 1-year Strategies, there has been a fall in the Index for the fifth Term. We use the following formula to calculate the Strategy value at the end of Year 5:

Formula	Remaining Investment Base on Term end date + dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$46,119 - $922 = $45,197
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$46,119 - $922 = $45,197

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the Daily Value Percentage is negative at the end of Year 5. We use the following formula to calculate the Strategy value.

Formula	Remaining Investment Base on valuation date – dollar amount of decrease based on Daily Value Percentage = current Strategy value

Calculation

S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $5,000 = $45,000

For the 1-year Strategies, the Strategy value at the end of the fifth Term is also the Investment Base at the beginning of the sixth Term. For the 6-year Strategy, the existing Investment Base is carried forward because it is not the end of a Term.

Footnote 37. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$45,197 - $0 = $45,197
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$45,197 - $0 = $45,197
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $0 = $50,000

Footnote 38. For the 1-year Strategies, the value at the end of the sixth Term is based on the change in the index for the Term. The change in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date – Index Value on Term start date) / Index Value on Term start date

Calculation	(782.76 – 815.37) / 815.37 = -4.00%

Thus, the Index has fallen 4.00%.

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, the value at the end of the Term is based on the rise or fall in the index for the entire 6-year Term. The rise or fall in Index for the Term is equal to the percentage change in the Index Value measured from the Term start date to the Term end date.

Formula	(Index Value on Term end date - Index Value on Term start date) / Index Value on Term start date

Calculation	(782.76 - 1000) / 1000 = -21.72%

Thus, the Index has fallen 21.72%.

Footnote 39. The Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy has a Buffer of 10% that is applied to calculate the Strategy value at the end of the 6-year Term. Neither the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy nor the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy have a Buffer.

Footnote 40. The Downside Participation Rate is your share of any fall in the Index for a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy each have a Downside Participation Rate of 50%, which means the calculation of any decrease will include 50% of any Index fall. The S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy does not have a Downside Participation Rate.

Footnote 41.

The Index has fallen 4% in Year 6 and has fallen 21.72% from the start of Year 1 to the end of Year 6.

For a 1-year Strategy, when the Index has fallen for a Term, we use the following formula to calculate the decrease for both the S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy and the S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:

Formula	Fall in Index for Term x Downside Participation Rate for Term = Decrease as a Percentage

Calculation	4.00% x 50% = 2.00%

For the S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy, when the Index has fallen for a Term, we use the following formulas to calculate the decrease.

Formula	If the fall in Index is greater than Buffer, then Fall in Index – Buffer = Decrease as a Percentage
If the fall in Index is not greater than Buffer, then Decrease as a Percentage = 0

Calculation	21.72% fall in Index is greater than the 10% Buffer, so Decrease as a Percentage = 21.72% - 10% = 11.72%

Footnote 42.

The Index has fallen 4% in Year 6. The end of Year 6 marks the end of a Term for the 6-Year Strategy and has fallen 21.72% from the start of Year 1 to the end of Year 6.

For both the 1-year Strategies and the 6-year Strategy, when the Index has fallen for the Term, we use the following formula to calculate the decrease:

Formula	Remaining Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$45,197 x 2.00% = $904
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$45,197 x 2.00% = $904
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 x 11.72% = $5,860

Footnote 43. In this example, for the 1-year Strategies, there has been a fall in the Index for the sixth Term. For the 6-year Strategy, there has also been a fall in the Index for its 6-year Term. This means that for both a 1-year Strategy and the 6-year Strategy, we use the following formula to calculate the Strategy value at the end of Year 6:

Formula	Remaining Investment Base on Term end date - dollar amount of decrease based on fall in Index = Strategy value on Term end date

Calculation

S&P 500 1-Year 50% Downside Participation Rate with Cap Strategy:	$45,197 - $904 = $44,293
S&P 500 1-Year 50% Downside Participation Rate with Upside Participation Rate Strategy:	$45,197 - $904 = $44,293
S&P 500 6-Year 10% Buffer with Upside Participation Rate Strategy:	$50,000 - $5,860 = $44,140

STATE VARIATIONS

This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at www.mmascend.com or call us at 1-800-789-6771.

The following information is a summary of material state variations as of the date of this prospectus.

General

For Contracts Issued in Illinois

References to “spouse” have been changed to “spouse or civil union partner.”

For Contracts Issued in Missouri

No Performance Lock election is permitted.

When taken from Indexed Strategies, withdrawals are taken proportionately without regard to Term length.

The Declared Rate Strategy is not available.

Certain Indexed Strategies are not available.

For Contracts Issued in Nebraska

No performance Lock election is currently permitted.

Certain Indexed Strategies are not available.

For Contracts Issued in New Jersey

References to “spouse” have been changed to “spouse or civil union partner.”

Extended Care Waiver Rider

For Contracts Issued in California

The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such 90-day period was at least one year after the Contract Effective Date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions, and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

For Contracts Issued in Connecticut

The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

For Contracts Issued in Kansas

The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Missouri

This waiver rider is not available in Missouri.

For Contracts Issued In Montana

The definition of medically necessary has been modified and refers to the Insured’s physician.

For Contracts Issued in Nebraska

The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

For Contracts Issued in New Hampshire

The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”

For Contracts Issued in Pennsylvania

The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause.

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.

The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

For Contracts Issued in Vermont

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill. In addition, the definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

For Contracts Issued in Washington

The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.

Terminal Illness Waiver Rider

For Contracts Issued in Illinois

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

For Contracts Issued in Kansas

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months. The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in New Jersey

The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Pennsylvania

The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date. In addition, the waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

For Contracts Issued in Texas

The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Washington

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

Form of Annuity Payout Benefit

For Contracts Issued in Texas:

Payments under a Payout Option are subject to a $50 minimum.

Right to Cancel (Free Look)

State law governs the length of the free look period and the amount of the refund that you will receive. The period and amount may differ if you are replacing a life insurance policy or annuity contract. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Alabama	20 days	Account Value	30 days	Account Value + Fees/Charges
Alaska	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Arizona	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Arkansas	20 days	Account Value	30 days	Account Value
California	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.
Colorado	20 days	Account Value	30 days	Account Value + Fees/Charges
Connecticut	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Delaware	20 days	Account Value	30 days	Purchase Payments
District of Columbia	20 days	Account Value	30 days	Account Value
Florida	21 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Georgia	20 days	Purchase Payments	30 days	Purchase Payments
Hawaii	20 days	Account Value	30 days	Account Value + Fees/Charges
Idaho	20 days	Purchase Payments	30 days	Purchase Payments
Illinois	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Indiana	20 days	Account Value	30 days	Purchase Payments
Iowa	20 days	Account Value	30 days	Account Value + Fees/Charges
Kansas	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Kentucky	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Louisiana	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Maine	20 days	Account Value	30 days	Account Value + Fees/Charges
Maryland	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Massachusetts	20 days	Account Value	30 days	Purchase Payments
Michigan	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Minnesota	20 days	Account Value + Fees/Charges	30 days	Purchase Payments
Mississippi	20 days	Account Value	30 days	Account Value + Fees/Charges
Missouri	20 days	Purchase Payments	30 days	Purchase Payments
Montana	20 days	Account Value	30 days	Account Value + Fees/Charges
Nebraska	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Nevada	20 days	Purchase Payments	30 days	Purchase Payments
New Hampshire	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
New Jersey	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
New Mexico	20 days	Account Value	30 days	Account Value + Fees/Charges
North Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
North Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Ohio	20 days	Account Value	30 days	Account Value + Fees/Charges
Oklahoma	20 days	Purchase Payments	30 days	Purchase Payments
Oregon	20 days	Account Value	30 days	Account Value + Fees/Charges
Pennsylvania	20 days	Account Value	30 days	Account Value
Rhode Island	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
South Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
South Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Tennessee	20 days	Account Value	30 days	Purchase Payments
Texas	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Utah	20 days	Purchase Payments	30 days	Purchase Payments
Vermont	20 days	Account Value	30 days	Account Value + Fees/Charges
Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges
Washington	20 days	Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days	Purchase Payments
West Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges
Wisconsin	30 days	Account Value	30 days	Account Value + Fees/Charges
Wyoming	20 days	Account Value	30 days	Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges

Assignment

For Contracts Issued in Ohio:

Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good Order.

Amendment of the Contract

For Contracts Issued in Florida:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

For Contracts Issued in Texas:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

Involuntary Termination

For Contracts Issued in Texas:

Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.

Our form number for the Contract is P1825218NW. Our form numbers for the Crediting Strategy endorsements to the Contract are E1825318NW, E1825418NW, E1825518NW, E1825618NW, E1825718NW, E1825818, E1825918NW, E1826018NW and E1826118NW. Our form number for the Death Benefit endorsement to this Contract is E1826318NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is 333-[            ].

SECTION II

MASSMUTUAL ASCEND LIFE INFORMATION

[to be added by amendment]

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Estimated Accounting Fees	$1,784,320
Estimated Filing Fees	$0
Estimated Legal Fees	$200,000
Registration Fees	$0

Item 14. Indemnification of Directors and Officers

Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court.

Article VII of the Registrant’s Amended and Restated Code of Regulations includes the following provisions related to indemnification of its directors, officers, employees and agents.

ARTICLE VII INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, claim, suit investigation or proceeding, of any nature whatsoever (hereinafter “proceeding”), by reason of the fact that he or she is or was a director, board member, committee member, partner, trustee, officer or employee of any foreign or domestic organization or any separate investment account, or any individual who serves in any capacity with respect to any employee benefit plan, or that, being or having been such a director, board member, committee member, partner, trustee, officer or employee of any foreign or domestic organization or any separate investment account or any individual who serves in any capacity with respect to any employee benefit plan, he or she is or was serving at the request of an executive officer of the Corporation as a director, board member, committee member, partner, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such shall be indemnified and held harmless by the Corporation to the fullest extent permitted by law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all costs and reasonable counsel fees, fines, penalties, judgments or awards of any kind, and the amount of reasonable settlements, whether or not payable to the Corporation or to any of the other entities described above actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, board member, committee member, partner, trustee, officer or employee of any foreign or domestic organization or any separate investment account or any individual who serves in any capacity with respect to any employee benefit plan and shall inure to the benefit of the indemnitee’s heirs, executors, legal representatives and administrators. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.

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Notwithstanding the foregoing, no indemnification shall be provided with respect to:

1. any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan;

2. any liability to any entity which is registered as an investment company under the Federal Investment Company Act of 1940 or to the security holders thereof, where the basis for such liability is willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office; and

3. any action, claim or proceeding voluntarily initiated by any person seeking indemnification, unless such action, claim or proceeding had been authorized by the Board or unless such person’s indemnification is awarded by vote of the Board.

In any matter disposed of by settlement or in the event of an adjudication which in the opinion of the General Counsel or his or her delegate does not make a sufficient determination of conduct which could preclude or permit indemnification in accordance with the preceding paragraphs, the person shall be entitled to indemnification unless, as determined by the majority of the disinterested directors or in the opinion of counsel (who may be an officer of the Corporation or outside counsel employed by the Corporation), such person’s conduct was such as precludes indemnification under any such paragraph. The termination of any action, claim, suit, investigation or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the Corporation.

1.1 Advancements. The Corporation may at its option indemnify for expenses incurred in connection with any action or proceeding in advance of its final disposition, upon receipt of a satisfactory undertaking for repayment if it be subsequently determined that the person thus indemnified is not entitled to indemnification under this Article VII.

Section 2. Procedures for the Submission of Claims. The Board may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE VII, determination of the entitlement of any person thereto, and review of any such determination.

Massachusetts Mutual Life Insurance Company (“MassMutual”), the Registrant’s parent company, maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of MassMutual and of the companies which are, directly or indirectly, more than 50% owned by MassMutual, which includes the Registrant. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals, and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims

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arising out of acts alleged to have been committed prior to December 31,1996, or in the case of companies directly or indirectly 50% owned by MassMutual, which includes the Registrant, such later date as MassMutual or its predecessors may be deemed to control the company. The prior acts effective date for the Registrant is May 28, 2021. The policy contains various exclusions and reporting requirements.

Item 15. Recent Sales of Unregistered Securities

Not applicable

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

(1)

Principal Underwriting Agreement between Great American Life Insurance Company and Great American Advisors, Inc. effective as of February 2, 2018 is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession—Not applicable.

(3)	Governing Documents

(a)	Amended and Restated Articles of Incorporation are incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

(b)	Amended and Restated Code of Regulations are incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

(4)(a)	Contracts

(1)

Index Summit 6 Individual Deferred Annuity Contract (Form No. P1825218NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(4)(b)	Tax Endorsements

(1)

Inherited Contract Endorsement (Form No. E1091612NW) (Non-Qualified Plans) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

(2)

Individual Retirement Annuity Endorsement (Form No. E6004010NW) (IRA/SEP IRA) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

(3)

Roth Individual Retirement Annuity Endorsement (Form No. E6004108NW) (Roth IRA) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

(4)

Savings Incentive Match Plan for Employees Individual Retirement Annuity Endorsement (Form No. E6004202NW) (SIMPLE IRA) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

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(5)

Individual Retirement Annuity Endorsement for Inherited IRA (Form No. E6014420NW) (Inherited IRA) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

(6)

Governmental Section 457 Plan Endorsement (Form No. E6004505NW) (Section 457 (Traditional & Roth) Governmental Plan) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

(7)

Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (Employer Plan TSA/TSA 403(B)/Roth 403(B)) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

(8)

Qualified Pension, Profit Sharing and Annuity Plan Endorsement (Form No. E6004405NW) (401(A), Pension or Profit Sharing) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

(10)

Employer Plan Endorsement (EPLAN Rev. 2/98)-1 (For use with E6004308NW Employer Plan TSA/Roth 403(B), E6004405NW 401(A), Pension or Profit Sharing and E6004505NW Section 457 (Traditional & Roth) Governmental Plan) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

(4)(c)	Strategy Endorsements

(1)

1-Year Declared Rate Strategy—Crediting Strategy Endorsement—Interest Subject to a Guaranteed Minimum Interest Rate (Form No. E1825318NW) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on February 13, 2023. 1933 Act File No. 333-269719.

(2)

S&P 500 1-Year  Growth with Cap Indexed Strategy—Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a Participation Rate for Each Term (Form No. E1825418NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(3)

S&P 500 2-Year  Growth with Cap Indexed Strategy—Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a Participation Rate for Each Term (Form No. E1825518NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(4)

S&P 500 1-Year  Growth with Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825618NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(5)

S&P 500 2-Year  Growth with Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825718NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

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(6)

S&P 500 1-Year 10% Buffer Indexed Strategy - Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a 10% Buffer for Each Term (Form No. E1842022NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(7)

S&P 500 1-year -10% Floor Indexed Strategy—Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a -10% Floor for Each Term (Form No. E1850022NW) is incorporated by reference to Pre-Effective Amendment No.  2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(8)

S&P 500 1-year 0% Floor Indexed Strategy—Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a 0% Floor for Each Term (Form No. E1850122NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(9)

iShares MSCI EAFE ETF 1-Year  50% Downside Participation Rate with Upside Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825822NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(10)

iShares MSCI EAFE ETF 2-Year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1825922NW) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(11)

iShares MSCI EAFE ETF 1-Year -10% Floor with Cap Indexed Strategy—Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a -10% Floor for Each Term (Form No. E1850622NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(12)

iShares U.S. Real Estate ETF 1-Year 50% Downside Participation Rate with Upside Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1842723NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(13)

iShares U.S. Real Estate ETF 2-Year Growth with Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1826118NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(14)

iShares U.S. Real Estate ETF 1-Year -10% Floor with Cap Indexed Strategy—Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a -10% Floor for Each Term (Form No. E1850622NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(15)

SPDR Gold Shares ETF 1-Year -10% Floor with Cap Indexed Strategy—Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a -10% Floor for Each Term (Form No. 1850522NW) is incorporated by reference to Pre-Effective Amendment No.  2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(16)

Guaranteed Death Benefit Endorsement (Form No. E1826318NW) is incorporated by reference to the S-1 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

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(17)

S&P 500 6-Year  Growth with Participation Rate Indexed Strategy—Crediting Strategy Endorsement—Index Gain and Loss Subject to a Participation Rate for Each Term (Form No. E1843222NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(18)

First Trust Barclays Edge 1-Year 10% Buffer with Participation Rate Indexed Strategy – Index Gain Subject to a Participation Rate for Each Term – Index Loss Subject to a 10% Buffer for Each Term (Form No. E1849122) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(19)

First Trust Barclays Edge 1-Year Participation Rate Indexed Strategy – Index Gain Subject to a Participation Rate for Each Term – Index Loss Subject to a 50% Downside Participation Rate for Each Term (Form No. E1849222) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(20)

S&P 500 1-Year 10% Buffer with Performance Trigger Indexed Strategy – Index Loss Subject to a 10% Buffer for Each Term – Trigger Rate Credited for Each Term with No Index Loss (Form No. E1856423NW) is filed herewith.

(21)

S&P 500 1-Year 20% Buffer with Trigger Indexed Strategy – Index Loss Subject to a 20% Buffer for Each Term – Trigger Rate Credited for Each Term with No Index Loss (Form No. E1856523NW) is filed herewith.

(22)

S&P 500 1-Year 10% Buffer with Dual Direction Trigger Indexed Strategy – Index Loss Subject to a 10% Buffer for Each Term – Trigger Rate Credited for Each Term if Index Gain or Index Loss within 10% Buffer (Form No. E1856623NW) is filed herewith.

(23)	S&P 500 1-Year 20% Buffer with Cap Indexed Strategy – Index Loss Subject to a 20% Buffer for Each Term – Index Gain Subject to a Cap for Each Term (Form No. E1856723) is filed herewith.

(24)

S&P 500 3-Year 10% Buffer with Upside Participation Rate Indexed Strategy – Index Loss Subject to a 10% Buffer for Each Term – Index Gain Subject to an Upside Participation Rate for Each Term (Form No. E1856823NW) is filed herewith.

(25)

S&P 500 3-Year 20% Buffer with Upside Participation Rate Indexed Strategy – Index Loss Subject to a 20% Buffer for Each Term – Index Gain Subject to an Upside Participation Rate for Each Term (Form No. E1856923NW) is filed herewith.

(26)

S&P 500 6-Year 20% Buffer with Upside Participation Rate Indexed Strategy – Index Loss Subject to a 20% Buffer for Each Term – Index Gain Subject to an Upside Participation Rate for Each Term (Form No. E1857223NW) is filed herewith.

(27)

Russell 2000 6-Year 20% Buffer with Upside Participation Rate Indexed Strategy – Index Loss Subject to a 20% Buffer for Each Term – Index Gain Subject to an Upside Participation Rate for Each Term (Form No. [ ]) will be filed by subsequent amendment.

(28)

Russell 2000 6-Year 10% Buffer with Upside Participation Rate Indexed Strategy – Index Loss Subject to a 10% Buffer for Each Term – Index Gain Subject to an Upside Participation Rate for Each Term (Form No. [ ]) will be filed by subsequent amendment.

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(4)(d)	Waiver Riders

(1)

Terminal Illness Waiver Rider (Form No. R1462416NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(2)

Extended Care Waiver Rider (Form No. R1462316NW) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(3)

California Terminal Illness Waiver Rider (Form No. R1462416CA) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(4)

California Waiver of Early Withdrawal Charges for Facility Care Rider (Form No. R1462316CA) is incorporated by reference to Pre-Effective Amendment No. 2 filed on behalf of MassMutual Ascend Life Insurance Company on April 27, 2023. 1933 Act File No. 333-269719.

(5)	Opinion re Legality will be filed by subsequent amendment.

(8)	Opinion re Tax Matters—Not applicable.

(9)	Voting Trust Agreement—Not applicable.

(10)	Material Contracts

(a)

Administrative Services Agreement between MassMutual Life Insurance Company, Great American Life Insurance Company, Annuity Investors Life Insurance Company, and Manhattan National Life Insurance Company effective May 28, 2021 is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(b)

Amendment No.  1 to Administrative Services Agreement between MassMutual Life Insurance Company, Great American Life Insurance Company, Annuity Investors Life Insurance Company, and Manhattan National Life Insurance Company effective August  5, 2021 is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January  6, 2022. 1933 Act File No. 333-262034.

(c)

Leased Employee Agreement among Glidepath Holdings Inc., Great American Life Insurance Company, Annuity Investors Life Insurance Company, and Manhattan National Life Insurance Company effective May 28, 2021 is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(11)	Statement re Computation of Per Share Earnings—Not applicable.

(12)	Statements re Computation of Ratios—Not applicable.

(15)	Letter re Unaudited Interim Financial Information—Not applicable.

(16)	Letter re Change in Certifying Accountant—Not applicable.

(21)	Subsidiaries of the Registrant— Information about the subsidiaries of MassMutual Ascend Life Insurance Company will be filed by subsequent amendment.

(23)	Consents

(a)	Consent of legal counsel will be filed by subsequent amendment.

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(b)	Consent of independent registered public accounting firm will be filed by subsequent amendment.

(24)	Powers of Attorney

(a)	Power of Attorney – Dominic L. Blue is filed herewith.
(b)	Power of Attorney – Susan M. Cicco is filed herewith.
(c)	Power of Attorney – Geoffrey J. Craddock is filed herewith.
(d)	Power of Attorney – Roger W. Crandall is filed herewith.
(e)	Power of Attorney – Paul A. LaPiana is filed herewith.
(f)	Power of Attorney – Sears Merritt is filed herewith.
(g)	Power of Attorney – Mark F. Muething is filed herewith.
(h)	Power of Attorney – Michael J. O’Connor is filed herewith.
(i)	Power of Attorney – Eric W. Partlan is filed herewith.
(j)	Power of Attorney – Arthur W. Wallace is filed herewith.
(k)	Power of Attorney – Elizabeth A. Ward is filed herewith.

(25)	Statement of Eligibility of Trustee—Not applicable.

(26)	Invitation for Competitive Bids—Not applicable.

(99)	Additional Exhibits – None.

(101)	Interactive Data File – Not applicable.

(b)	Financial Statements will be filed by subsequent amendment

(c)	Calculation of Filing Fee Tables is filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Part II – Page 8

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Part II – Page 9

INDEX TO EXHIBITS

MASSMUTUAL ASCEND LIFE INSURANCE COMPANY

Number	Exhibit Description

4(c)(20)	S&P 500 1-Year 10% Buffer with Trigger Indexed Strategy

4(c)(21)	S&P 500 1-Year 20% Buffer with Trigger Indexed Strategy

4(c)(22)	S&P 500 1-Year 10% Buffer with Dual Direction Trigger Indexed Strategy

4(c)(23)	S&P 500 1-Year 20% Buffer with Cap Indexed Strategy

4(c)(24)	S&P 500 3-year 10% Buffer with Upside Participation Rate Indexed Strategy

4(c)(25)	S&P 500 3-Year 20% Buffer with Upside Participation Rate Indexed Strategy

4(c)(26)	S&P 500 6-Year 20% Buffer with Upside Participation Rate Indexed Strategy

24(a)	Power of Attorney – Dominic L. Blue

24(b)	Power of Attorney – Susan M. Cicco

24(c)	Power of Attorney – Geoffrey J. Craddock

24(d)	Power of Attorney – Roger W. Crandall

24(e)	Power of Attorney – Paul A. LaPiana

24(f)	Power of Attorney – Sears Merritt

24(g)	Power of Attorney – Mark F. Muething

24(h)	Power of Attorney – Michael J. O’Connor

24(i)	Power of Attorney – Eric W. Partlan

24(j)	Power of Attorney – Arthur W. Wallace

24(k)	Power of Attorney – Elizabeth A. Ward

107	Calculation of Filing Fee Tables

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 for the Individual Index-linked Modified Single Premium Deferred Annuity Contracts to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on January 19, 2024.

MassMutual Ascend Life Insurance Company

January 19, 2024	By:	/s/ Brian P. Sponaugle
Brian P. Sponaugle
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 for the Individual Index-linked Modified Single Premium Deferred Annuity Contracts has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Dominic L. Blue*	Director Chief Executive Officer (principal executive officer)	January 19, 2024
Dominic L. Blue*

/s/ Susan M. Cicco*	Director	January 19, 2024
Susan M. Cicco*

/s/ Geoffrey J. Craddock*	Director	January 19, 2024
Geoffrey J. Craddock*

/s/ Roger W. Crandall*	Director	January 19, 2024
Roger W. Crandall*

/s/ Paul A. LaPiana*	Director	January 19, 2024
Paul A. LaPiana*

/s/ Sears Merritt*	Director	January 19, 2024
Sears Merritt*

/s/ Mark F. Muething*	President Director	January 19, 2024
Mark F. Muething*

/s/ Michael J. O’Connor*	Director	January 19, 2024
Michael J. O’Connor*

/s/ Eric W. Partlan*	Director	January 19, 2024
Eric W. Partlan*

/s/ Brian P. Sponaugle	Principal Accounting Officer	January 19, 2024
Brian P. Sponaugle

/s/ Arthur W. Wallace*	Director	January 19, 2024
Arthur W. Wallace*

/s/ Elizabeth A. Ward*	Chief Financial Officer (principal financial officer) Director	January 19, 2024
Elizabeth A. Ward*

*By: /s/ John P. Gruber	As Attorney-in-Fact pursuant to powers of attorney filed herewith
John P. Gruber

Date: January 19, 2024